DATA PROCESSING AGREEMENT

by and between

FIDELITY INFORMATION SERVICES

and

WESTAMERICA BANCORPORATION

Effective as of

January 1, 2017

TABLE OF CONTENTS

EXHIBITS

DATA PROCESSING AGREEMENT

This Data Processing Agreement ("**Agreement**") is made effective as of the 1st day of January, 2017 (hereinafter the "**Effective Date**"), by and between FIDELITY INFORMATION SERVICES, LLC, an Arkansas limited liability company having one or more of its principal places of business at 601 Riverside Avenue, Jacksonville, FL 32204, for and on behalf of itself and its affiliates (hereinafter "**FIS**") and

WESTAMERICA BANCORPORATION
4560 Mangels Blvd., P.O. Box 1200
Fairfield, CA 94585-1150

(hereinafter "**Client**").

WHEREAS, FIS is currently providing data processing services to Client pursuant to a Data Processing Agreement dated as of January 1, 2011 (the "**Prior Agreement**"), as amended, and this Agreement is intended to supersede the Prior Agreement and amendments as of the Effective Date of this Agreement.

In consideration of the payments to be made and services to be performed hereunder, the parties agree as follows:

1. Services Focus.

1.1. **Scope of Service.**
FIS will provide to Client the data processing services and products described in this Agreement and its Exhibits. Such services and products consist of installation, support and enhancement of client-server software and hardware systems, remote mainframe processing, disaster recovery and migration services for mainframe applications, computer operations, data communications management, providing information and reports (both printed and on-line), and a license to use FIS Software all to the extent specifically described herein. The Exhibits attached hereto are a part of this Agreement.

1.2. **Focus.**
FIS and Client agree that this Agreement represents a continuation of a relationship that has developed over the last twenty-five (25) years. This relationship is based, among other things, upon FIS' focus on and responsiveness to the business and technical needs of the Client. FIS agrees to continue such focus and responsiveness throughout the Term of this Agreement.

2. Term

The term of this Agreement is five (5) years, beginning on the Effective Date ("**Initial Term**"). The end of such Initial Term shall be December 31, 2021, subject to any Renewal Term as provided below, and shall be referred to herein as the "**Expiration Date**". As of the Effective Date, the parties agree that the Prior Agreement (including the License Agreement

attached thereto as **Exhibit G (Software License Agreement)**) shall be terminated, without penalty or liability on the part of either party except for Client's obligation to pay for services rendered under the Prior Agreement through the termination date of the Prior Agreement. Client shall have the option, with prior written notice given at least six months prior to the end of the Initial Term, to renew the Agreement for a period of thirty (30) months ("**Renewal Term**"). The terms and conditions of the Agreement shall apply during the Renewal Term including any pricing as adjusted pursuant to **Section 7 (Price Adjustment) of Exhibit C (Charges)** hereto. Together the Initial Term and the Renewal Term shall be referred to as the "**Term**". If Client exercises its right to the Renewal Term, the last day of the Renewal Term shall become the Expiration Date.

3. Responsibilities of the Parties

FIS and Client agree to be responsible for the following matters:

3.1. Client Data Center Equipment and Software.

Except as otherwise provided in this Agreement, Client will supply all equipment, software, and other resources required for FIS to provide the Services for the Client Data Center, as well as the maintenance thereon, which may be required for FIS' operation of the Client Data Center (see **Section 4.1 (Data Processing Premises)** and **Exhibit F (Client-Furnished Equipment and Software)**). The equipment and software needed to perform mainframe operations and connectivity to Client Data Center is defined in **Exhibit F (Client-Furnished Equipment and Software)** and may be changed from time to time upon mutual agreement of the Parties.

3.2. Client Provision of FIS Laptops.

In addition to laptops and/or other computing equipment and associated software that Client provides for use by FIS's Resident Staff related to the provision of Services, Client shall pay for, or reimburse FIS for, FIS's purchase of laptops, personal computers, and/or other computing equipment and associated software which FIS shall provide to the Resident Staff for their use related to Resident Staff's provision of Services.

3.3. Processing Schedule.

FIS will process and update Client's data in accordance with **Exhibit D (Mainframe Input / Output Schedule)**.

3.4. Audit.

(a) **Client Data Center Audit.** FIS does not assume any responsibility for providing audit services or auditing Client's records or data; however, FIS agrees to cooperate with Client or its external auditors in connection with the performance of its audit functions or with regard to examinations by regulatory authorities. FIS agrees that Client's internal audit function will

have the right to inspect the Client Data Center for the purposes of auditing FIS' adherence to Client's controls, policies and procedures.

(b) **Client Data Center Audit Process.** In addition, FIS agrees to cooperate with Client's internal or external auditor in conducting audits of the Client Data Center operations. This process will be the following steps:

(i) Client providing notification of the audit to FIS 60 days in advance of the audit.

(ii) Client and FIS reviewing and agreeing to the scope 30 days in advance of the audit.

(iii) To the extent possible the Client will consider utilizing external audits conducted by FIS within their scoping process.

(iv) Promptly following any audit or examination or audit review or analysis, Client agrees that it will conduct (in the case of an internal audit or examination or review or analysis), or instruct its external auditors or examiners to conduct, an exit conference with FIS.

(v) Client and FIS will agree, which agreement will not be unreasonably withheld, to all findings and remediation for issues identified (if any) as part of the audit.

(vi) As soon as available thereafter, to provide FIS with a copy of each report (whether draft or final) prepared as a result of such audit or examination or audit review or analysis (to the extent legally permissible).

(vii) In addition, Client agrees to provide and to instruct its external auditors to provide FIS with a copy of so much of each written report which contains comments concerning FIS, the services performed by FIS pursuant to this Agreement, or the use of FIS' systems or services by Client.

(c) **FIS Facility and TSP Diligence.** With respect to all Services performed in the FIS Facilities, FIS will cooperate with Client to meet its responsibilities to diligence and audit FIS as its third party technology service provider ("**TSP**"), as contemplated by the FFIEC IT Examination Handbook and related guidelines ("**TSP Guidelines**"). FIS will regularly make available audit reports and materials that address Client's vendor management and diligence requirements under the TSP Guidelines. Specific information regarding the available materials meeting the TSP Guidelines is available under the "Vendor Diligence and Audit Materials" on the FIS Client Portal. Through the FIS Client Portal, Client will have electronic access to audit reports, attestations, and other detailed information regarding FIS' internal systems testing and procedures, and FIS' information security and data privacy controls. These audit materials and attestation evidence FIS' compliance with all industry and regulatory standards and include recent independent audits (such as SSAE 16's), third party attestations and certifications (such as AT101's and PCI AOC's), and detailed information and testing results regarding physical,

technical and administrative controls utilized by the Service business lines within FIS and the security of Client's Proprietary Information. In addition, FIS shall permit governmental agencies that regulate Client in connection with a Remote Processing Service performed by FIS to examine FIS' books and records to the same extent as if that Remote Processing Service was being performed by Client on its own premises, subject to FIS' confidentiality and security policies and procedures.

(d) **Information Security and Risk Management In-Depth Conferences.** Client may attend any or all of the FIS conferences which provide detailed audit information and in-depth in-person discussions with FIS' senior executive team regarding FIS' information security and risk management processes and system testing results ("**FIS In-Depth Conferences**"). The In-Depth Conferences provide Client with comprehensive vendor diligence information, including (i) a thorough, interactive review of FIS enterprise-wide security and system controls, and (ii) specific assessments of industry standards and best practices for financial technology information security and risk management. Currently, FIS offers three (3) In-Depth Conferences each year, with clients attending a two-day event onsite at different FIS facilities.

3.5. **Client Approval of Software Changes**.

FIS agrees that any changes to Remote Processing Software and Client Software used to process Client's data affecting input, output, control, audit, or accounting procedures of Client shall be made only with the approval of Client.

3.6. **Regulatory Reporting Requirements.**

(a) **Regulatory Compliance.**

(i) During the Term of this Agreement, FIS shall provide releases, corrections, and regulatory enhancements to FIS Software, when applicable under the associated license and maintenance agreement, and subject to the provisions of this **Section 3.6 (Regulatory Reporting Requirements)**.

(ii) The standard version of the FIS Software shall provide a means, when applicable under the associated license and maintenance agreement, and subject to the provisions of this **Section 3.6 (Regulatory Reporting Requirements),** to comply with the mandatory data processing output requirements specified by the federal regulatory authorities applicable to processors of data for financial institutions.

(iii) When FIS provides a notice of regulatory change to the client, Client is responsible for reviewing such regulatory notice, making a decision on whether or not to implement the regulatory change(s), providing written sign-off to FIS on such decisions, prioritizing regulatory changes to be implemented and authorizing FIS to install such regulatory change(s).

(iv) Client agrees to provide FIS with the Client's requirements associated with any local or state regulations not included in the requirements established by federal regulatory authorities that Client desires to be implemented. FIS agrees to modify those Client installed version of the FIS Software using the Resident Staff described in **Section 7.1 (Resident Technical Staff)** in order to provide Client with a means to comply with such local or state regulatory requirements.

(v) If the effort required to meet federal, state, or local regulatory requirements exceeds the capacity of the Resident Staff, then Client may reorder priorities such that Resident Staff is sufficient or Client shall contract with FIS to bring in additional resources at the hourly rate set forth in **Section 5 (Hourly Fees for Additional Services) of Exhibit C (Charges).**

3.7. **Confidentiality**

(a) **Confidentiality Obligation**. The parties acknowledges that (i) the disclosing party regards as a proprietary asset and confidential any information or material which comes to the attention of the receiving party as a consequence of the presence of the receiving party's agents, employees or representatives at any disclosing party site or as a consequence of furnishing services in connection with this Agreement or which are copyrighted materials and/or trade secrets, and (ii) each party has a responsibility to its customers to keep their records strictly confidential. All information of a non-public nature disclosed by Client or FIS to the other during the term of this Agreement ("**Proprietary Information**") (1) shall be deemed the property of the disclosing party, (2) shall be used solely for the purposes of administering and otherwise implementing the terms of this Agreement, and (3) shall be protected by the receiving party in accordance with the terms of this **Section 3.7 (Confidentiality)**. **"Proprietary Information"** shall also include all "non-public personal information" as defined in Title V of the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.) and the implementing regulations thereunder (collectively, the "GLB Act"), as the same may be amended from time to time, that FIS receives from or at the direction of Client and that concerns any of Client's "customers" and/or "consumers" (as defined in the GLB Act).

(b) **Non-Disclosure Covenant**. Except as set forth in this **Section 3.7 (Confidentiality)**, the parties agree that they shall not disclose any Proprietary Information of the other party in whole or in part, including derivations, to any third party, without the prior written consent of the other party, except that FIS may disclose Client's Proprietary Information to FIS' subcontractors and agents in order to carry out its responsibilities under the Agreement, provided that FIS first executes a confidentiality agreement with each such subcontractor and/or agent. Proprietary Information shall be held in confidence by the receiving party and its employees, contractors, subcontractors, and agents and shall be disclosed to only those of the receiving party's employees, contractors, subcontractors or agents who have a need for it in connection with the administration and implementation of this Agreement. The receiving party shall cause such contractors and agents to execute confidentiality agreements that contain terms which are consistent with this **Section 3.7 (Confidentiality)**. FIS shall be responsible for the enforcement of such confidentiality agreements with FIS' contractors and agents, if any, and for the performance of all such contractors and agents. FIS will provide Client with an opportunity to review any subcontractor's or agent's provisions for safeguarding customer information prior to FIS' use of the subcontractor for carrying out its responsibilities under the Agreement but only to the extent such subcontractor agreement allows a review. Client shall be responsible for the performance of all subcontractors selected by Client and for the enforcement of confidentiality agreements with such subcontractors.

(c) **Exceptions**. Proprietary Information shall not be deemed proprietary and the receiving party shall have no obligation with respect to any such information which:

(i) is or becomes publicly known through no wrongful act, fault or negligence of the receiving party;

(ii) was known by the receiving party prior to disclosure and the receiving party was not under a duty of non-disclosure;

(iii) was disclosed to the receiving party by a third party who was free of obligations of confidentiality to the party providing the information;

(iv) is approved for release by written authorization of the disclosing party;

(v) is publicly disclosed pursuant to a requirement or request of a governmental agency or disclosure is required by operation of law; or

(vi) is furnished to a third party by the disclosing party owning the Proprietary Information without a similar restriction on the third party's rights.

Notwithstanding anything to the contrary contained herein, either party may disclose Proprietary Information of the other pursuant to (a) a requirement or official request of a governmental agency, a court or administrative subpoena or order, or any applicable legislative or regulatory requirement; (b) in defense of any claim or cause of action asserted against such party or any of its affiliates, officers, directors, employees or agents; (c) as otherwise permitted by the GLB Act; (d) as required by law or national stock exchange rule; or (e) as otherwise permitted under the Agreement.

(d) **Confidentiality of this Agreement; Protective Arrangements.**

(i) The parties acknowledge that this Agreement contains confidential information that may be considered proprietary by one or both of the parties, and agree to limit distribution of this Agreement to those individuals with a need to know the contents of this Agreement. In no event may this Agreement be reproduced or copies shown to any third parties (exclusive of contractors, subcontractors and agents who have a need for it) without the prior written consent of the other party, except as may be necessary by reason of legal, accounting, tax or regulatory requirements, in which event Client and FIS agree to exercise reasonable diligence in limiting such disclosure to the minimum necessary under the particular circumstances. The parties further agree to seek commercial confidential status for this Agreement with any regulatory commission

with which this Agreement must be filed, to the extent such a designation can be secured.

(ii) In addition, each party agrees to give notice to the other parties of any demands to disclose or provide Proprietary Information received from the other or any third party under lawful process prior to disclosing or furnishing Proprietary Information, and agrees to cooperate in seeking reasonable protective arrangements requested by the other party.

The provisions of this **Section 3.7 (Confidentiality)** will survive the termination or expiration of this Agreement.

3.8. **Data.**

(a) Client is responsible for delivery of all input and output data to and from the Client Data Center and FIS Facility as described in **Section 3.11 (Client's Input Data).** FIS acknowledges its responsibility for safekeeping Client documents while in FIS' possession in the Client Data Center and FIS Facility.

(b) For all Services under this Agreement, except when FIS has exclusive control of data transmission, Client shall be responsible for the transmission of any information, data, records or documents (collectively, "**Data**" or "**Client Data**") necessary for FIS to perform the Service at Client's expense, and shall bear any risk of loss resulting from that transmission until FIS confirms receipt. FIS shall bear the risk of loss resulting from Data transmitted by FIS to Client until Client confirms receipt. If Client directs FIS to disclose Data to a third party, Client shall provide FIS with written authorization to do so and bear any risk of loss or liability associated with that disclosure. In addition, FIS shall be held harmless from any claim resulting from the third party's use of that Data, and may, in its discretion, require the third party to enter into a written agreement with FIS governing disclosure of that Data.

(c) FIS shall not be responsible for the accuracy, completeness or authenticity of any Data furnished by Client or a third party, and shall have no obligation to audit, check or verify that Data. If any Data submitted by Client or a third party to FIS is incorrect, incomplete or not in the required format, FIS may require Client to resubmit the Data or FIS may correct the Data and bill Client its then current rates for performing those corrections. FIS shall attempt to notify Client prior to Client incurring such expense.

3.9. **Personal Equipment and Software.**
Client agrees to provide or reimburse FIS for the personal computers, other equipment, and software used by (i) Resident Staff and (ii) administrative personnel and management associated with Resident Staff.

3.10. **Client Data Center Supplies and Forms.**

Client agrees to provide all magnetic tapes or other media, computer room supplies and office supplies and forms and PC software required to perform FIS' processing responsibilities at the Client Data Center during the Term. Client agrees to provide all input and output forms, balance control forms, stock paper, and any forms necessary for FIS to meet the requirements of Client set out herein, as well as adequate storage therefore. FIS will provide the media necessary for backing up and restoring the mainframe applications that are being processed remotely.

3.11. **Client's Input Data.**

All media and data input furnished by Client shall be in good condition and machine readable and shall be accompanied by control totals. Client assumes all risk of loss and expenses of reconstruction of input data, except for loss caused by FIS' negligence.

3.12. **System Software Licenses.**

FIS and Client will be responsible for certain third party systems software as described in **Exhibit F (Client-Furnished Equipment and Software)**.

3.13. **Software Status.**

It is the responsibility of the Client to prioritize and authorize the projects, including FIS Software upgrades, which involve both parties, to keep the FIS Software in a Current Status. The FIS Software will be deemed in a "**Current Status**" if each major release is installed into production within eighteen (18) months of being released. Such installation into production shall be done with technical and analyst resources from the Resident Staff described in **Section 7.1 (Resident Technical Staff)**. If the effort required to keep the FIS Software in a Current Status exceeds the capacity of the Resident Staff, then Client may reorder priorities such that Resident Staff is sufficient or contract with FIS to bring in additional resources at the hourly rate set forth in **Section 5 (Hourly Fees for Additional Services) of Exhibit C (Charges)**. It is the intention of both parties to limit software modifications and customizations for the FIS Software to minimize future efforts to maintain a Current Status of the FIS Software.

Client agrees that it will supply reasonably necessary User Department personnel to support the process of keeping the FIS Software in a Current Status. This support by User Department personnel includes, but is not limited to, becoming familiar with FIS Software features and functions, making set-up decisions, creating and updating user test scripts, reviewing test results, personalizing and maintaining user manuals provided by FIS, and providing necessary Client training.

3.14. **Education.**

FIS will make available to Client and its personnel, its standard application software training courses, which are generally held in Little Rock, Arkansas, in accordance with FIS' Education and Training Department schedule, a current copy of which will be provided to Client upon request. Client personnel may attend such courses, and

any other standard courses generally offered by FIS to its other customers. FIS will pay the course fee for up to ten (10) seats in such classes per calendar year. Client acknowledges that enrollment of Client personnel in any courses offered by FIS shall be subject to normal space availability requirements and compliance with FIS' standard registration and enrollment deadlines and procedures.

3.15. **Transfers Out.**
Excluding staff reductions, FIS agrees that in any calendar year it will not transfer out from Client's site more than 16% of its employees located at Client's site. FIS agrees to review with Client any change of staff prior to making such change.

4. Facilities and Security.

4.1. **Data Processing Premises.**
Client agrees to provide FIS with adequate premises owned or controlled by the Client in the United States, in good repair, to perform its responsibilities under this Agreement (hereinafter the "**Client Data Center**"). Without limiting the generality of the foregoing, Client agrees to supply water, sewer, heat, lights, telephone lines and equipment, air conditioning, electricity (including, if desired by Client, an uninterruptible power system, battery backup and backup generator capacity), including adequate storage facilities for the storage of test and production listings, daily janitorial services, office equipment and furniture, and parking spaces for FIS employees under the same conditions provided to employees of Client. Client agrees that FIS is not responsible for any injury or damage to non-FIS property or persons who are not FIS employees or representatives which occurs in or around the Client Data Center unless it is caused by the negligent or willful misconduct of FIS.

4.2. **Client Data Center Security Standards.**
FIS administers certain security measures in accordance with Client security polices with respect to the Client Data Center, as provided to FIS, that are designed to (i) protect the security and confidentiality of Client's Proprietary Information while in FIS' possession; (ii) protect against any anticipated threats or hazards to the security or integrity of such Proprietary Information during processing in the Client Data Center; and (iii) protect against unauthorized access to or unauthorized use of such Proprietary Information during processing in the Client Data Center. FIS agrees to promptly notify Client of: (i) any material unauthorized possession or use, or attempt thereof, of the data-processing files or other Proprietary Information; (ii) the effect of such; and (iii) the corrective action taken in response thereto. Client agrees to pay the costs for any modifications or additions to the Client Data Center which are required by Client security standards. Client agrees to reimburse FIS for actual costs incurred (suitably documented) if adherence to security standards requested or required by Client increases FIS' costs of operation. If additional personnel are required, the method outlined in **Section 4.2 (b) (Reduction or Increase in Project and Systems Support Staff or Section 4.2 (c) (Reduction or Increase in Operations Staff) of Exhibit C (Charges), as applicable,** will be used to determine the fee schedule adjustment.

4.3. **Inspection of Records.**

FIS agrees that no person or entity shall be permitted to have access to or to use or disclose in any manner Client's Proprietary Information without the written authorization of Client. FIS agrees that all of Client's Proprietary Information shall be available for examination by Client, at any time during regular business hours, without notice. If FIS receives any legal process requiring it to produce Client's Proprietary Information or that of any of its customers, FIS shall notify Client promptly, and deliver copies of such orders to Client, immediately and prior to compliance with such process.

5. FIS Software.

FIS hereby grants and conveys to Client and Client accepts a perpetual license for the FIS Software under the terms and conditions set forth in **Exhibit G (Software License Agreement)**. However, such software license shall be effective for only that FIS Software previously installed or installed for Client's benefit prior to the Expiration Date. Client shall receive for installation all updates and new releases of the FIS Software listed in **Attachment 1 (FIS Software) to Exhibit G (Software License Agreement)** released during the term of this Agreement, where applicable.

Client shall have the option to purchase, at FIS' then current rates, maintenance for the FIS Software at the Expiration Date of this Agreement.

If Client is acquired, the software license in **Exhibit G (Software License Agreement)** shall not be conveyed to acquirer. Client shall be deemed to have been acquired if substantially all of the assets or shares of Client shall have been sold to another corporation, partnership, joint venture, trust, government or governmental agency or other entity, individual person or persons substantially unrelated and not controlled by Client or one of its subsidiaries or affiliates.

5.1. **Additional Licensed Software.**

The license contemplated by this **Section 5 (FIS Software)** shall also apply to all FIS-developed software modifications, enhancements, new systems or major subsystems installed for Client's benefit prior to the Expiration Date pursuant to this Agreement. The installation of new systems may require the payment of additional mutually agreeable fees.

5.1.1 **Server Software.** From time to time Client may purchase license rights to software in object code only to be installed and used on a production server ("**Server Software**") in connection with Client's use of a Service, under an amendment to this Agreement mutually agreed and signed by the parties. The license for the Server Software shall be under the license contemplated by this **Section 5 (FIS Software)** and **Exhibit G (Software License Agreement)**, and subject to the following additional terms and conditions. The license grant may be effective upon the effective date of

the applicable amendment and shall be subject to Client's payment of the applicable license fee(s) stated in such amendment. Maintenance fees due annually in advance shall apply as stated in the applicable amendment, and in accordance with subsection 5.1.3 below.

5.1.2 Unless the applicable amendment states otherwise, each license for new or additional software under the Agreement shall be a ninety-nine (99) year right and license for Client's internal purposes only, for one production copy of the software, two copies of the software for test environments, one copy for disaster recovery purposes, and one copy for backup/archival purposes. Client may make an unlimited number of copies of the software documentation for Client's internal use only. Promptly after the effective date of the applicable amendment, FIS will deliver and implement software on the system(s) utilized by FIS in connection with provision of the Remote Processing Services to Client during the remaining term of such Services under this Agreement.

5.1.3 Unless an amendment for new or additional software states otherwise, Client shall purchase and FIS shall provide maintenance for such software during the then-remaining term of the Agreement. For any termination of software maintenance prior to expiration of the Agreement, unless due to material breach by FIS, Client shall pay to FIS fifty percent (50%) of the maintenance fees for the remaining time period(s) of the Agreement as liquidated damages in addition to any other unpaid amounts then due and owing to FIS under the Agreement or applicable law.

5.2. **Software Warranty.**
FIS agrees that each of the warranties set forth in **Exhibit G (Software License Agreement)**, as well as the patent and trademark indemnity provisions of **Exhibit G (Software License Agreement)**, shall apply to the FIS Software, and all updates, enhancements, modifications, replacement systems or changes thereto.

5.3. **User Manuals.**
Prior to the installation of each FIS Software, FIS will make available to Client electronic versions of the applicable user manuals.

6. Other Software.

FIS agrees that all non-FIS software acquired by Client shall be used by FIS exclusively to process Client's Data. Additional use of such software by FIS shall require the written approval of Client. FIS reserves the right to review and/or test such software, in advance of processing, to assure compatibility with existing equipment and consistency with FIS' processing techniques. FIS agrees to operate, support, and/or administer such software, as applicable, in its daily production operation. Client will pay FIS' reasonable expenses for attending appropriate training courses in respect of third party software. FIS agrees, if

requested, to execute appropriate non-disclosure agreements required by the licensors of such third party software. The Resident Staff will provide support, maintenance, and/or administration services with respect to such software, as applicable, provided Client has procured the necessary consents for FIS to do so. Client shall purchase maintenance contracts for such software for so long as such software is utilized under this Agreement. Client will indemnify FIS and hold FIS harmless from any loss, claim, damage or expense, including reasonable attorneys' fees, resulting from any action brought or claim made by any third party claiming superior title or right to protection of proprietary information in respect of any such software to the extent such action or claim is based on FIS' use of such software for and at the discretion of Client. The indemnity provisions of this **Section 6 (Other Software)** shall survive the expiration or termination of this Agreement for actions which accrue during the term hereof.

7. Staffing.

7.1. Resident Technical Staff.

FIS will provide, included in the fees specified, the staffing level of personnel, who may be local or remote, set forth in **Section 4 (Resident Staff) of Exhibit C (Charges)** (the "**Resident Staff**"). FIS and Client will work in good faith to maintain the ratio of local and remote staff with staff additions or replacements. FIS will notify Client in the event that a staff addition will be remote or a staff replacement changes from local to remote and Client consent will not be unreasonably withheld. In the event that Client requires the staff addition or replacement to be local, **Section 4.2 (e) of Exhibit C (Charges)** shall apply. Subject to a reasonable time for replacements in the event of resignations or terminations, FIS will maintain such staffing levels throughout the term of this Agreement. FIS and Client agree that the exact responsibilities and numbers of the Resident Staff who must be devoted to a particular area of responsibility may vary; however, a continuation of the staffing level set forth in **Exhibit C (Charges)** is essential to the timely performance and completion of this Agreement. Duties of the Resident Staff shall include, but are not limited to, installing software updates, installing new systems and subsystems, programming resulting from regulatory changes, Windows systems administration, network administration and management, communication and customer service, attending education classes, Client meetings and research meetings, as well as Client-requested software modifications and general programming duties. Client understands that some of FIS' responsibilities may be performed by FIS personnel that are not part of the Resident Staff and that the Resident Staff may from time to time perform similar functions for other s FIS clients.

(a) **Project Control** - FIS will provide Client with statistics on how the Resident Staff spent their time, including how much time was spent on each project and DPR.

(b) **Priorities** - Client shall have the right to establish all project priorities. Changes in priorities, however, which require reassignment of personnel to other responsibilities, may result in an enlargement of FIS' time to complete certain tasks hereunder. Client agrees that the first general priority for Resident Staff allocation will be to keep the FIS Software listed in **Attachment 1 (Licensed Software Systems) to Exhibit G (Software License Agreement)** in a Current Status.

(c) **Resource Change Procedure** - At Client's written request, FIS agrees to increase or decrease the Resident Staff, as long as the staffing level is not less than the minimum number set forth in **Section 4.2 (b) (Reduction or Increase in Project and Systems Support Staff) of Exhibit C (Charges), Section 2 (Remote Processing Fee) of Exhibit C (Charges)**. FIS will have up to one hundred eighty (180) days to implement such change, but will use reasonable efforts to implement such changes earlier. The recruiting, relocation and severance costs, according to FIS policies for such actions, created by such changed staffing levels will be allocated as shown in the following table:

	CLIENT	FIS
Resident Staff Reduction - Relocation out or outplacement and severance costs	50%	50%
Resident Staff Increase - Recruiting, employment expenses, and relocation cost	100%	0%

(d) In the event that during the Term, FIS elects to discontinue ongoing maintenance on one or more of the items of FIS Software described in **Attachment 1 (FIS Software) of Exhibit G (Licensed Software Systems)**, FIS will so inform Client as soon as possible and provide Client with a proposal by which the Resident Staff would continue to perform ongoing maintenance on such discontinued software or refer Client to possible third party alternative software products, along with such product's associated license, installation, and maintenance costs, which shall be the responsibility of Client to pay.

(e) **Increase in Resident Staff for Increased Scope of Services.** If the scope of Services expands such that performance of the Services exceeds the capacity of the Resident Staff, then Client may contract with FIS to bring in additional Resident Staff as set forth in **Section 4.2 (b) (Reduction or Increase in Project and Systems Support Staff) or Section 4.2 (c) (Reduction or Increase in Operations Staff) of Exhibit C (Charges)** implement and support such increased scope. Until the parties mutually agree, FIS and Client shall work together in good faith, but FIS shall have no obligation to perform the services for such increased scope.

7.2. **Additional Staffing Support.**

Client may authorize FIS to perform certain services not included in this Agreement. If Client does not wish to re-order priorities to permit the Resident Staff to perform such services, or where a project is short term and a change in the Resident Staff is not appropriate, Client may request FIS to provide additional non-resident data processing staff on a peak load or temporary basis and FIS will provide such non-resident staff on an as-available basis. Client agrees to pay for this additional staff by multiplying the actual hours used, including travel time to and from Client locations, by the appropriate FIS Hourly Rate plus applicable travel expenses. FIS will attempt to minimize such travel time by traveling on weekends, but in no event will travel time be more than eight (8) hours per visit to Client's site. FIS' current standard published Hourly Rates are reflected in **Exhibit C (Charges)**. Such standard published rates may be changed by FIS upon written notice to Client not more often than once for each twelve month period following the Effective Date. For avoidance of doubt, if Client does not re-order priorities or does not authorize additional staff as set forth above, FIS and Client shall work together in good faith, but FIS Resident Staff has no obligation to perform such services.

8. Time of Performance.

The parties agree that timely and accurate submission of input and output is essential to satisfactory performance under this Agreement.

8.1. **Submission of Input.**

Client agrees that if it fails to submit input data in the prescribed form or in accordance with the schedules set forth in **Exhibit D (Mainframe Input / Output Schedule)**, FIS' time of performance shall be enlarged, if and to the extent reasonably necessary.

8.2. **Acts of God and Equipment Malfunction.**

In the event an act of God, malfunction of any equipment or other cause beyond the control of FIS prevents timely data processing hereunder, Client agrees that FIS' time of performance shall be enlarged, if and to the extent reasonably necessary.

8.3. **Special Requests.**

Special requests by Client or any governmental agency authorized to regulate or supervise Client which impact FIS' normal processing schedule; shall result in the enlargement of FIS' time and performance hereunder if and to the extent reasonably necessary. FIS will notify Client of the estimated impact on its processing schedule, if any.

8.4. **Equipment, Software and Premises.**

If Client fails to provide any equipment, software, associated maintenance, or premises called for by this Agreement, and the same is necessary for FIS' performance hereunder, Client agrees that FIS' time of performance shall be enlarged, if and to the extent reasonably necessary.

8.5. **Client Review.**

Client agrees to use its best efforts to carefully review and inspect all reports prepared by FIS, to balance promptly to the appropriate control totals and to notify FIS of any error or out of balance control totals which it should have detected. If Client fails to notify FIS within five (5) business days after it should have detected such error, it shall be deemed to have waived its rights in respect of such error and to have assumed all risks in respect thereof.

8.6. **Correction of Processing Errors.**

In the event of an error in processing Client's data, FIS agrees to promptly correct such error. Such correction of error shall be without charge to Client unless caused by the nature of the data submitted by Client, caused by inappropriate use of the software or procedures by Client, or caused by software provided to FIS by Client.

9. Termination.

This Agreement may be terminated prior to the Expiration Date, as follows:

9.1. **Termination for Default.**

(a) **Right to Terminate for Default.** In addition to any other rights which either party may have in law or equity, either FIS or Client may terminate this Agreement if the defaulting party fails to cure any material default hereunder within thirty (30) days of written notice from the other party, specifying the nature and extent of any such default. The termination of this Agreement shall not terminate the License Agreement attached as **Exhibit G (Software License Agreement)** unless the basis for termination of this Agreement is also basis for termination of the License Agreement pursuant to **Section 6.4 (Material Breach) of Exhibit G (Software License Agreement).**

9.2. **Method of Termination.**

Exercise of the right to terminate under this **Section 9 (Termination)** must be accomplished by written notice to the defaulting party, if terminated under **Section 9.1 (Termination for Default)** or by Client if terminated under **Section 9.4 (Termination for Acquisition)** or **Section 9.5 (Termination for Convenience)**, specifying the basis for such termination and fixing the Termination Date ("**Termination Notice**"). The "**Termination Date**" shall be a date, on the last day of a month, not less than 180 days following the date of receipt of such Termination Notice, for cessation of services hereunder.

9.3. **Termination by Non-Renewal.**

The Agreement shall automatically renew for the Renewal Term, unless Client provides notice under this **Section 9.3 (Termination for Non-Renewal)**. During the period January 1, 2020 through July 1, 2020 Client may elect to terminate this Agreement on December 31, 2021 according to the provisions of **Section 9.6 (Transition)** by notifying FIS in writing of its intention to do so.

9.4. **Early Termination for Acquisition.**

Client shall have the right to terminate the Agreement for acquisition only under the provisions of **Section 9.7 (Transition)** and upon satisfaction of each of the following conditions.

(a) Client shall have been acquired and the data processing services provided by FIS shall, immediately following such termination, be entirely consolidated with and into the data processing operations of the acquiring institution. Client shall be deemed to have been acquired if substantially all of the assets or shares of Client shall have been sold to another corporation, partnership, joint venture, trust, government or governmental agency or other entity, individual person or persons substantially unrelated to and not previously controlled by Client or one of its subsidiaries or affiliates;

(b) Client shall have provided a Termination Notice to FIS containing Client's intention to terminate under this **Section 9.4** not less than six months prior to the proposed Termination Date.

(c) Client shall pay to FIS, in addition to any other amounts owed, liquidated damages equal to: (i) the greater of (a), (b), or (c) as follows, but not to exceed two million dollars ($2,000,000): (a) twenty-five percent (25%) of the average monthly fees incurred for each such Service being terminated ("**Service Being Terminated Due to Acquisition**") during the preceding six (6) months (or, during such shorter period if such Service Being Terminated Due to Acquisition has been in production for less than six (6) months), (b) any minimum fees due for each such Service Being Terminated Due to Acquisition, or (c) the estimated monthly charge for such Service Being Terminated Due to Acquisition (as set forth in the applicable Exhibit or pricing attachment), in each case multiplied by the number of months remaining in the then current period applicable to the Service Being Terminated Due to Acquisition; (ii) any out of pocket expenses directly incurred by FIS as a consequence of the termination; (iii) any credits or incentives given to Client by FIS on or before the Termination Date of Service Being Terminated Due to Acquisition; plus (iv) any unpaid one-time fees relating to each Service Being Terminated Due to Acquisition. Client shall not be entitled to a refund of any pre-paid amounts. If termination of the obligation to provide Service Being Terminated Due to Acquisition occurs prior to the Termination Date of any such Services Being Terminated Due to Acquisition, then the amount due under subsection (i) above will be calculated using the minimum monthly amount due for each such Service Being Terminated Due to Acquisition, if any, or the estimated monthly charge (as set forth in an Exhibit or pricing attachment). Such fee shall accompany the Termination Notice.

9.5. **Early Termination for Convenience.**
Client shall have the right to terminate the Agreement for convenience only under the provisions of **Section 9.7 (Transition) and** upon satisfaction of each of the following conditions.

(a) Client shall have provided a Termination Notice to FIS containing Client's intention to terminate under this Section 9.5 not less than six months prior to the proposed Termination Date.

(b) Client shall pay to FIS, in addition to any other amounts owed, liquidated damages equal to: (i) the greater of (a) fifty percent (50%) of the average monthly fees incurred for each such Service being terminated ("**Service Being Terminated**") during the preceding six (6) months (or, during such shorter period if such Service Being Terminated has been in production for less than six (6) months), (b) any minimum fees due for each such Service Being Terminated, or (c) the estimated monthly charge for such Service Being Terminated (as set forth in the applicable Exhibit or pricing attachment), in each case multiplied by the number of months remaining in the then current period applicable to the Service Being Terminated; (ii) any out of pocket expenses directly incurred by FIS as a consequence of the termination; (iii) any credits or incentives given to Client by FIS on or before the Termination Date of a Service Being Terminated; plus (iv) any unpaid one-time fees relating to each Service Being Terminated. Client shall not be entitled to a refund of any pre-paid amounts. If termination of the obligation to provide such Service Being Terminated occurs prior to the Termination Date of any such Services Being Terminated, then the amount due under subsection (i) above will be calculated using the minimum monthly amount due for each such Service Being Terminated, if any, or the estimated monthly charge (as set forth in an Exhibit or pricing attachment). Such fee shall accompany the Termination Notice.

9.6. **Data, Systems and Software.**
If this Agreement expires or terminates, all licensed FIS Software shall remain subject to **Exhibit G (Software License Agreement)** unless **Exhibit G (Software License Agreement)** is also terminated as set out in **Section 6.4 (Material Breach) of Exhibit G (Software License Agreement)**. At Client's request, FIS agrees to provide to Client all copies of Client's data files, data records and Proprietary Information which are then in FIS' possession and also provide copies of Client's third party software documentation and work in process in a mutually agreed upon media. Such data files and data records will be made available in the then present format without charge and, subject to the availability of staff, such data files and data records may be reformatted as requested by Client. Computer time in respect of any such request shall be governed by **Section 8.3 (Special Requests)**. The material provided Client hereunder

shall include one (1) complete set of FIS' standard operational instructions and documentation for installed FIS Software. Such operational instructions and documentation shall consist of one (1) copy of the source code or object code, as provided under the applicable license, for that item of FIS Software in machine readable form; a copy of FIS' standard associated control statements used for operation, development, maintenance and use of that source code or object code, as provided under the applicable license; a Manual for that item of FIS Software consisting of two (2) copies of the Operations and User's Sections and one (1) copy of the Systems and Programming Sections, work in process, and any other documentation which is provided by FIS to its facilities management clients in connection with that item of FIS Software. Provided, however, that if this Agreement and the License Agreement (**Exhibit G (Software License Agreement)**) are terminated pursuant to **Section 6.4 (Material Breach) of Exhibit G (Software License Agreement)**, the obligation to provide licensed FIS Software and documentation hereunder shall not be applicable.

9.7. **Transition.**

In the event of a termination as set forth in this **Section 9 (Termination)**, the parties agree to the following:

(a) **Transition Plan.** Within thirty (30) Business Days of receipt of notice of termination, Client and FIS shall mutually agree on a documented transition plan that shall, in sufficient detail, describe the actions to be taken by Client, FIS, and other third parties ("**Transition Plan**").

(b) **Offer of Employment.** After notice of termination and prior to the Termination Date, or for twelve (12) months prior to the Expiration Date, FIS agrees that Client may offer employment to FIS' Resident Staff employees with the exception of the account manager, programming manager, customer service systems manager, and network / operations manager.

(c) **Additional Support.** Client shall have the option, exercisable within ninety (90) days of delivery of a termination notice by either party, to request up to ninety (90) days of additional technical support from FIS subsequent to the Termination Date. Client agrees to pay for such services at FIS' then current standard hourly rates, plus any travel or temporary living expenses related thereto.

(d) **Cooperation.** FIS will cooperate and provide support to Client in an orderly and efficient manner to transition to whatever method of computer processing Client may select.

(e) **Fees and Expenses.** In addition to fees and charges due and payable under the Agreement, Client and FIS shall be responsible for payment of fees and expenses associated with the transition as mutually agreed in the Transition Plan.

10. Backup Files, Storage, and Software.

10.1. Files and Software.

(a) **Client Data Center.** FIS agrees to provide and maintain adequate backup files on media of Client Data and software utilized to process Client's Data. This will be done at the Client Data Center for the non-mainframe data and software using media and hardware equipment supplied by Client and managed to the Client's backup, retention, and other applicable Client policies.

(b) **FIS Facility.** FIS agrees to provide and maintain adequate backup files on media of Client Data and software utilized to process Client's Data at the FIS Facility used for remote processing for the Remote Processing Software using media and hardware supplied by FIS and managed to FIS' backup, retention, and other applicable FIS policies.

10.2. Storage of Non-Mainframe Data and Software.

Client agrees to provide off-site storage for backup of non-mainframe data files and software. Client agrees to pick up the backup such data files and software from the Client Data Center, deliver them to its off-site storage location, store them, and return them to the Client Data Center pursuant to mutually agreed upon procedures and schedules. If requested by Client, FIS shall provide Client with a quarterly listing of the names of data files and software for verification of the items in storage, to the extent available from Client's backup software. Client is solely responsible for the physical security of such files and software while not in FIS' possession.

10.3. Storage of Mainframe Data and Software.

FIS will have sole responsibility for storing backup mainframe data and software under **Exhibit E (Remote Processing Services)** for the Remote Processing Software.

10.4. Back-Up and Disaster Recovery.

(a) **Client Data Center.** Client is responsible for back-up and disaster recovery plan and arrangements for non-mainframe systems and for any printing that is normally performed at the Client Data Center. FIS will cooperate with Client in the testing and implementation of back-up and disaster recovery plans and the operation of such plans at the Client Data Center.

(b) **FIS Facility.** FIS is responsible for back-up and disaster recovery of the mainframe processing as set forth in **Exhibit H (Business Continuity Services (Disaster Recovery))**.

11. Service Bureau Customers.

FIS may not process data for any third parties (such third parties not being service bureau customers of Client) at the Client Data Center without written permission from Client. Such

permission, if granted, will be on an individual customer basis and will be valid for the remainder of the contract term, for that customer.

12. Steering Committee.
FIS and Client agree that effective planning and communication are necessary to provide direction to data processing, and will work to promote a free and open exchange of information between FIS personnel, Client senior management and Client user departments. A joint data processing steering committee will be used to facilitate such planning and to encourage a periodic review of priorities and long-term objectives. FIS' attendees shall be non-voting members of such committee. Client personnel who shall be members of such committee shall include such senior management personnel as Client deems appropriate from time to time. The steering committee shall meet regularly.

13. Injury, Death or Property Damage.
Notwithstanding any other provision of this Agreement or the Exhibits attached hereto to the contrary, each party agrees to indemnify and hold the other party harmless from any claim, expense (inclusive of reasonable attorneys' fees), loss, or damage resulting from bodily injury, death, or real or tangible property damage caused by the indemnifying party's gross negligence, except for loss or damage occasioned by the negligence of the party seeking the indemnification hereunder or its agents. This section shall survive termination and expiration of the Agreement for actions for accident or injury which accrue during the Term of the Agreement.

14. Payment and Billing.

14.1. Client agrees to pay FIS for the services performed hereunder in accordance with the fees set forth in this Agreement, pursuant to invoices prepared and delivered to Client.

14.2. All processing fees outlined in **Exhibit C (Charges)** shall be invoiced on the first day of each month, for services to be rendered during that month. Processing fees for **Exhibits K (Payment Solutions Group Services)** and **L (Automated Clearing House (ACH) Services)** will be invoiced and payable in the month following the month the services were performed.

14.3. Invoices submitted to Client shall be due and payable by Client thirty (30) days after the invoice date. In the event Client fails to pay any invoice within thirty (30) days after the invoice date, Client shall pay interest on the amounts not paid when due at a rate equal to the lesser of one and one half percent (1.5 %) per month or the highest rate allowed by law.

15. No Waiver of Default.
The failure of either party to exercise any right of termination hereunder shall not constitute a waiver of the rights granted herein with respect to any subsequent default.

16. Entire Agreement.
THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS.

The parties agree that the EndPoint Exchange Participant Agreement between Endpoint Exchange, LLC and WestAmerica Bank dated December 30, 2010 is replaced and superseded by this Agreement, and that all services under the EndPoint Exchange Participant Agreement are merged into this Agreement (in accordance with applicable provisions hereof pertaining to the EndPoint Exchange ("EEX") services). Subject to the foregoing, the parties further agree that this Agreement and the Exhibits hereto constitutes the entire agreement between the parties pertaining to the subject matter contained in it, and supersedes all prior or contemporaneous agreements (except for the Prior Agreement), whether written or oral, conditions, representations, warranties, proposals, and understandings of the parties pertaining to such subject matter. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties hereto. Expiration or termination of any part of this Agreement shall terminate the entire Agreement except for any portion hereof which expressly remains in force and in effect notwithstanding such termination or expiration.

17. Assignment.

Neither party hereto shall assign, or otherwise convey or delegate its rights or duties hereunder to any other party without the prior written consent of the other party to this Agreement, which consent shall provide that it is subject to all the terms and conditions of this Agreement. No such consent shall be required in the event of a merger, consolidation, sale of substantially all of the assets or the capital stock of either party hereto, in which event, this Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest.

18. Increase for Taxes.

Client will pay directly or reimburse FIS for all federal, state and local taxes, however designated, levied or based, on the charges hereunder or on this Agreement, including state and local privilege or excise taxes based on gross revenues under this Agreement or taxes on services rendered or personal property taxes on the systems licensed hereunder. Client shall not be responsible for any taxes levied on the personal property or net income of FIS.

19. Independent Contractor.

It is agreed that FIS is an independent contractor and that:

19.1. **Client Supervisory Powers.**

Client has no power to supervise, give directions or otherwise regulate FIS' operations or its employees, except as herein provided for security of Client's data and detection of errors in processing.

19.2. **FIS' Employees.**

FIS shall be solely responsible for payment of compensation to its employees and for any injury to them in the course of their employment. FIS shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

19.3. **FIS not an Agent.**
FIS is not an agent of Client and has no authority to represent Client as to any matters, except as authorized herein.

20. Client and FIS Employees.
If either party hires employees of the other, the hiring party (either FIS or Client) will use the employee's benefit start date as determined by the employee's current employer as its own benefit start date as much as legally possible within its own benefit plan. In order not to disrupt each other's execution of its business functions and responsibilities, both Client and FIS agree not to offer employment to any employee of the other without the prior written consent of the other, and such consent will not be unreasonably withheld.

21. Notices.
All notices, requests and demands, other than routine operational communications under this Agreement, shall be in writing and shall be deemed to have been duly given when received if sent by courier service or United States mail, certified and postage prepaid, and addressed to the other party as shown below. Notice of changes of address, if any, shall be given in like manner.

21.1. In the case of Client:

WESTAMERICA BANCORPORATION
4560 Mangels Blvd., P.O. Box 1200
Fairfield, CA 94585-1150
Attention: Dennis Hansen, SVP Systems and Operations

21.2. In the case of FIS:

FIS
4001 N Rodney Parham
Little Rock, AR 72212
Attention: Joel Wheelis, SVP, Group Executive Global Products and Services

With a required copy to:

FIS
601 Riverside Avenue
Jacksonville, FL 32204
Attention: General Counsel

22. Covenant of Good Faith.
FIS and Client agree that, in their respective dealings arising out of or related to this Agreement, they shall act fairly and in good faith.

23. Limitation of Liability.

23.1 Except for breach of **Section 3.7** (**Confidentiality**) and except for the indemnity provisions of **Sections 6 (Other Software) and 13 (Injury, Death or Property Damage)**, if either party shall breach any covenant, agreement or undertaking required of it by this Agreement, the liability of such party shall be limited to direct damages, actually incurred. Neither party shall be liable for any special or consequential damage or for any claim or demand made by any third party against the other party hereto arising out of this Agreement.

23.2 Except for breach of **Section 3.7** (**Confidentiality**) and except for the indemnity provisions of **Sections 6 (Other Software) and 13 (Injury, Death or Property Damage)**, as to which FIS' total liability shall be limited in all cases and in the aggregate to an amount equal to fees paid by Client during the eighteen (18) months preceding the date of the event that is the basis for of the first claim, FIS' total liability under this Agreement is limited in all cases and in the aggregate to an amount equal to fees paid by Client for the corresponding Service category during the eighteen (18) months preceding the date of the event that is the basis for the first claim, not to exceed five million dollars ($5,000,000); and for purposes of such determination the following shall be the applicable Service categories: (a) "**ACH Processing Services**" set forth in **Exhibit L (Automated Clearing House "ACH" Services)**, (b) "**Item Processing Services**" and "**FOS Services**" set forth in **Exhibit K (Payment Solutions Group Services)**, (c) Resident Staff Services, (d) **Remote Processing Services** set forth in **Exhibit E (Remote Processing Services)** and (e) **Network Services** set forth in **Exhibit J (Network Services)** and "**FedLine Services**" set forth in **Section 2 (FIS Network) of Exhibit M (FedLine Services)**. Notwithstanding the foregoing or anything to the contrary, FIS shall not be liable for any indirect, incidental, consequential, special, delay or punitive damages whatsoever (including but not limited to, damages for loss of business profits or revenue, business interruption, loss of information, or other pecuniary loss), even if FIS was advised of the possibility of such damage.

23.3 Notwithstanding anything to the contrary, under no circumstances shall FIS be liable for any losses, claims, demands, penalties, actions, causes of action, suits, obligations, liabilities, damages, delays, costs or expenses, including reasonable attorney's fees caused, directly or indirectly, in whole or in part, by: (i) Client; (ii) a third party, other than FIS' authorized agents; (iii) use of attachments, features, or devices not authorized by the Documentation; (iv) improper or inadequate conditions at a non-FIS site; (v) improper or incomplete installation not caused by FIS or its authorized agents; (vi) equipment changes, reconfigurations, upgrades or relocations performed by someone other than FIS or its authorized agents; (vii) abuse, misuse, alteration or use that is inconsistent with the terms of the Agreement or Documentation; (viii) incorrect or incomplete data or information supplied by Client or its agents; (ix) software, products, services, hardware, or systems not supplied by FIS; (x) force majeure; or

(xi) a failure that is not directly attributable to FIS or under FIS' direct control. In the event of any error by FIS in processing any data or preparing any report or file hereunder, FIS' sole obligation shall be to correct the error by reprocessing the affected data or preparing and issuing a new file or report at no additional cost to Client; provided, however, FIS' obligation herein is contingent upon Client notifying FIS of the error within two (2) business days or two (2) processing cycles after Client receives the improperly processed data, report or file.

24. Headings.
The headings in this Agreement are for purposes of reference only and shall not in any way limit or affect the meaning or interpretation of any of the terms hereof.

25. Counterparts; Electronic Signatures.
This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. A facsimile or other reproduction of this Agreement may be executed by one or both parties, and an executed copy of this Agreement may be delivered by one or both parties by facsimile or similar electronic transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding, and effective for all purposes. At the request of either party, both parties agree to execute an original of this Agreement as well as any facsimile or other reproduction.

26. Insurance.
A schedule of FIS' current insurance coverage is available to Client as of the Effective Date of this Agreement via the FIS Client Portal. FIS agrees to maintain comparable insurance with comparable companies during the term of this Agreement.

27. Annual Report.
Annually, FIS will make available to Client a copy of the Annual Report of FIS' parent corporation, FIS National Information Services, Inc. via the FIS Client Portal. Such Annual Report shall include the audited financial statements of FIS.

28. Governing Law, Attorneys' Fees.
This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the laws of the State of California. If any legal action or other proceeding is brought in connection with or arising out of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which such party or parties may be entitled. The parties disclaim any application of the Uniform Computer Information Transactions Act (UCITA) to this Agreement or performance hereunder. For any action or proceeding not subject to **Section 32 (Arbitration)** below, the parties irrevocably waive any claim of right to trial by jury.

29. Severability.

Should any term or provision of this Agreement be found to be invalid or unenforceable, such finding shall in no way affect the validity or enforceability of the other terms and conditions hereof. Such other terms and conditions shall be and remain valid and enforceable, as if the invalid and unenforceable term, condition or provision was never a part hereof.

30. Non-Waiver.

The failure at any time or times hereafter to require strict performance by any party of any of the provisions, covenants, representations, terms and conditions contained in this Agreement or any other agreement, document or instrument hereafter executed by the parties, shall not waive, affect or diminish any right of any other party thereafter to demand strict compliance and performance therewith in the future.

31. Client Staff.

Client agrees to provide such user department and management resources as may be necessary to establish and effectively communicate to FIS its data processing priorities as they may change from time to time.

32. Arbitration.

Except as set out herein, any controversy or claim, arising out of or related to this Agreement, or the breach thereof, or service hereunder shall be settled by arbitration. The arbitration shall be conducted by one arbitrator under the then current commercial arbitration rules of the American Arbitration Association, unless the amount in controversy exceeds five million US dollars ($5,000,000) in which case the arbitration shall be conducted by three arbitrators. The arbitrators shall be chosen from a panel of persons knowledgeable in business information and data processing systems. The decision and award of the arbitrators shall be final and binding and the award so rendered may be entered in any court having jurisdiction thereof. Nothing contained in this Section shall prevent either party from obtaining suitable injunctive or other equitable relief in appropriate circumstances, including without limitation for breach or threatened breach of **Section 3.7 (Confidentiality)** or breach or threatened breach of its ownership rights in and to its Proprietary Information.

33. Previous Agreements.

This Agreement is the only Agreement between the parties relating to the subject matter hereof and supersedes, cancels and replaces all prior oral or written agreements between the parties.

[Signature Next Page]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned officers, thereunto duly authorized, as of the Effective Date stated above.

FIDELITY INFORMATION SERVICES, LLC	WESTAMERICA BANCORPORATION
By: Tammy L Seeds	By: David Payne
Name: Tammy L Seeds	Name: David Payne
Title: Controller	Title: President - CEO
Date: 1-31-17	Date: 1-12-17

EXHIBIT A

DEFINITIONS

In the Agreement, capitalized words and phrases have (a) the meanings given to them in this Exhibit or (b) to the extent that this Exhibit does not provide such meanings, the meanings given to them in the relevant provisions of this Agreement, the Exhibits, Attachments, Exhibits, Statements of Work, and other documents made a part of this Agreement. If there is a conflict between numerical section or schedule reference and the title of the section or schedule in any reference to such section or schedule to the Agreement, the title shall control.

ACH Processing Services	Shall have the meaning set forth in **Section 23.2**.
ADS	Shall have the meaning set forth in **Section 4 (Application Data Store and Application Reporting Data Store) in Attachment 1 (FIS Software) of Exhibit G (Software License Agreement)**.
Agreement	Shall have the meaning set forth in the **first paragraph**.
ArDS	Shall have the meaning set forth in **Section 4 (Application Data Store and Application Reporting Data Store) in Attachment 1 (FIS Software) of Exhibit G (Software License Agreement)**.
BOE	Shall have the meaning set forth in **Section 4.2 of Exhibit G (Software License Agreement)**.
Business Day	Shall mean each weekday, Monday through Friday, which is not a holiday of the Federal Reserve Bank for the Federal Reserve District in which Client's Data Center is located.
Client	Shall have the meaning set forth in the **first paragraph**.
Client Data	Shall have the meaning set forth in **Section 3.8 (b)**.
Client Data Center	Shall have the mean set forth in **Section 4.1 (Data Processing Premises)**.
Client Equipment	Shall mean equipment provided by the client that is used by FIS in the provision of Services.
Client Software	Shall mean software provided by the client that is used by FIS in the provision of Services.

Client's Proprietary Information	Shall mean the Proprietary Information of the Client.
Current Status	Shall have the meaning set forth in **Section 3.13 (Software Status).**
Data	Shall have the meaning set forth in **Section 3.8 (b).**
Disaster	Any unplanned event or condition that causes, will cause or would reasonably be expected to cause the processing capabilities of the FIS Facility where remote processing is being performed to be unavailable to Client for a period of forty-eight (48) hours or more where such unplanned event or condition has been declared a disaster at FIS' sole discretion.
Documentation	Shall have the meaning set forth in **Section 2.1 (Documentation) of Exhibit G (Software License Agreement).**
Effective Date	Shall have the meaning set forth in the **first paragraph**.
End User(s)	Shall mean the Client resources who are using software or Services under the Agreement.
Equipment	Shall have the meaning set forth in **Section 6.1 of Exhibit F (Client-Furnished Equipment and Software)**
Equipment Maintenance	Shall have the meaning set forth in **Section 6.3 of Exhibit F (Client-Furnished Equipment and Software).**
Expiration Date	Shall have the meaning set forth in **Section 2 (Term).**
FedLine Network	Shall have the meaning set forth in **Section 1 (FedLine Network) of Exhibit M (FedLine Services).**
FedLine Services	Shall have the meaning set forth in **Section 23.2.**
FIS	Shall have the meaning set forth in the **first paragraph**.
FIS Client Portal	Shall mean the FIS centralized, self-service portal for FIS clients (including Client) that shall include information regarding the company and information relating to its products and services FIS.

FIS Facility(ies)	Shall have the meaning set forth in the **first paragraph of Exhibit E (Remote Processing Services).**
FIS In-Depth Conferences	Shall have the meaning set forth in **Section 3.4 (d) (Information Security and Risk Management In-Depth Conferences).**
FIS Network	Shall have the meaning set forth in **Section 1.1 (FIS Network) of Exhibit J (Network Services).**
FIS Proprietary Information	Shall mean the Proprietary Information of FIS.
FIS Software	Shall mean the software licensed by FIS to Client set forth in **Attachment 1 (FIS Software) to Exhibit G (Software License Agreement).**
FIS Sundowned Software	Shall mean FIS Software for which regulatory updates, enhancements, corrections, and releases are no longer generally distributed to FIS software customers using that application. For the purposes of this Agreement and the Software License, FIS Sundowned Software is specifically identified by a "Yes" in the "Sundowned Application" column in the table in **Section 1 of Attachment 1 (FIS Software) to Exhibit G (Software License Agreement).**
FOS Services	Shall have the meaning set forth in **Section 23.2.**
Full Web Intelligence	Shall have the meaning set forth in **Section 4.2 (a) of Exhibit G (Software License Agreement).**
Holidays	Shall mean New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day.
Hourly Rate	Shall mean the fees set forth in **Section 5 (Hourly Fees for Additional Services) in Exhibit C (Charges).**
Initial Term	Shall have the meaning set forth in **Section 2 (Term).**
Input Data	Shall have the meaning set forth in **Section 2.1 (Services) of Exhibit E (Remote Processing Services).**
Installation Site	Shall have the meaning set forth in **Section 3.3 of Exhibit G (Software License Agreement).**

"Item Processing Services"	Shall have the meaning set forth in **Section 23.2**.
License Agreement	Shall mean the software license for FIS Software set forth in **Exhibit G (Software License Agreement).**
Maintenance Window	Shall be as set forth in **Section 1.3 (Client Delivery Schedules) of Exhibit D (Mainframe Input/Output Schedule).**
Maintenance Term	Shall have the meaning set forth in the Software License applicable for the product or shall start on the effective date of the applicable product license and be coterminous with the Agreement. Client shall have the option in its sole discretion to renew any software Maintenance Term for one (1) period equal to one-half of such software's Maintenance Term, by giving FIS written notice electing such option not less than one hundred and twenty (120) days prior to the expiration of such software's Maintenance Term.
Micro Software	Shall have the meaning set forth in **Section 3.9 of Exhibit G (Software License Agreement).**
Monthly Minimum Processing Fee	Shall have the meaning set forth in **Section 2.1 (Remote Processing Mainframe Minimum Fee) of Exhibit C (Charges).**
Network Fee	Shall have the meaning set forth in **Section 2.4 (Network Fees) of Exhibit C (Charges).**
Network Services	Shall have the meaning set forth in **Section 1.1 (FIS Network) of Exhibit J (Network Services).**
New Service	Shall mean a service that is not provided under the Agreement as of the Effective Date or as may be amended from time to time.
NUL's	Shall have the meaning set forth **in Section 4.2 (a) of Attachment 1 (FIS Software) to Exhibit G (Software License Agreement).**
Operations Staff	Shall have the meaning set forth in **Section 4.1 (b) (Operations Staff) of Exhibit C (Charges).**
Output	Shall have the meaning set forth in **Section 2.1 (Services) of Exhibit E (Remote Processing Services).**
Pricing Attachment	Shall have the meaning set forth in **Section 6.3 of Exhibit F (Client-Furnished Equipment and Software).**

Prior Agreement	Shall have the meaning set forth in the **first Whereas clause**.
Problem	Shall mean a condition which causes a disruption of Client's business services to its customers.
Problem Management Process	Shall have the meaning set forth in **Section 4.1 (Problem Management Process) of Exhibit E (Remote Processing Services).**
Professional Services	Shall have the meaning set forth in **Section 5 of Exhibit C (Charges).**
Project & Systems Support Staff	Shall have the meaning set forth in **Section 4.1 (a) (Project & Systems Support Staff) of Exhibit C (Charges).**
Proprietary Information	Shall have the meaning set forth in **Section 3.7 (a) (Confidentiality Obligation).**
Recovery	Shall mean the restoration of production processing services to the last available, successful off-site back-up within the specified recovery hours (RTO) of the disaster declaration as referenced in **Section 2 (Recovery Plan) of Exhibit H (Business Continuity Services (Disaster Recovery))**.
Recovery Exercise	Shall mean the use of the Recovery Resources by FIS to validate its recovery procedures and identify gaps in the operation of its critical applications and functions.
Recovery Facility	Shall mean an FIS technology center where the Recovery Resources are installed. This will be a different facility than the FIS Facility where Remote Processing is performed.
Recovery Network	Shall mean the telecommunications lines between the local telephone company offices and the Recovery Facility and the network equipment installed at the Recovery Facility to be used for Disaster recovery testing and for data communications between Client Site and the Recovery Facility in the event of a Disaster declaration by FIS, as defined in the Recovery Plan.
Recovery Plan	Shall have the meaning set forth in **Section 3 of Exhibit H (Business Continuity Services (Disaster Recovery).**
Recovery Point Objective (RPO)	Shall mean the time from the time of Disaster the amount of transactional data that must be recreated by Client, as determined by the timeframes set forth in **Section 3 (Recovery Plan) of Exhibit H (Business Continuity Services (Disaster Recovery)).**

Recovery Resources	Shall mean the equipment, facilities and other resources and personnel utilized by FIS to provide the recovery services. Such equipment, facilities and other resources may not be identical to the equipment utilized at the FIS Facility to provide normal daily processing (non-disaster).
Recovery Services	Shall mean the Services set forth in **Exhibit H (Business Continuity Services (Disaster Recover))** provided by FIS to allow Subscribing Clients to effectively maintain and manage data processing requirements during a declared Disaster. Notwithstanding anything to the contrary in the Agreement, FIS may provide the Recovery Services on its own and/or through subcontractors.
Recovery Time Objective (RTO)	Shall mean after declaration of a Disaster, the time required to recover infrastructure and applications to the last complete copy. RTO is limited to recovery of hardware, operating system (OS), host network infrastructure, swing of network and recovery of applications with last available copy.
Remote Processing Services	Shall have the meaning set forth in the **first paragraph of Exhibit E (Remote Processing Services)**.
Remote Processing Software	Shall mean collectively the (i) FIS Software that has "FIS Facility" in the Installation Site column in the table in **Section 1 of Attachment 1 (FIS Software) to Exhibit G (Software License Agreement)** and (*ii*) the software identified in **Section 2 (Client Provided Software) of Exhibit I (Remote Processing Software**).
Renewal Term	Shall have the meaning set forth in **Section 2 (Term)**.
Resident Staff	Shall have the meaning set forth in **Section 7.1 (Resident Technical Staff)**.
Resident Staff Fee	Shall have the meaning set forth in **Section 1.1 of Exhibit C (Charges)**.
Retention Policy	Shall have the meaning set forth in **Section 2.6 (Retention) of Exhibit E (Remote Processing Services)**.
Server Software	Shall have the meaning set forth in **Section 5.1.1 (Server Software)**.
Service Being Terminated	Shall have the meaning set forth in **Section 9.5 (c)**.

Service Being Terminated Due to Acquisition	Shall have the meaning set forth in **Section 9.4 (c)**.
Service Request	Shall mean a request made by Client, pursuant to **Section 7.1 (Service Requests) of Exhibit E (Remote Processing Services)**, relating to the Services that is not a Problem.
Services	Shall mean the services provided by FIS as set forth in the Agreement.
Statement of Work	Shall mean an agreement signed by the Parties for FIS to provide additional work under the Agreement.
Subscribing Client	Any person, firm or corporation that has contracted with FIS to provide Recovery Services or other similar services.
Term	Shall have the meaning set forth in **Section 2 (Term)**.
Termination Date	Shall have the meaning set forth in **Section 9.2 (Method of Termination).**
Termination Notice	Shall have the meaning set forth in **Section 9.2 (Method of Termination).**
TSP	Shall have the meaning set forth in **Section 3.4 (c) (FIS Facility and TSP Diligence)**.
TSP Guidelines	Shall have the meaning set forth in **Section 3.4 (c) (FIS Facility and TSP Diligence)**.
Updates	Shall have the meaning set forth in **Section 4 (Enhancements) of Exhibit G (Software License Agreement)**.
User Department	Shall mean the employees of Client business units that participate in projects and performs functions such as requirements definitions, testing, and validation projects related to the Services or the software provided under the Agreement.

EXHIBIT B

REPORTS

This Exhibit B (Reports) shall apply to Remote Processing Services only.

1. FIS Reports.

Client may select from among the reports available for each of the mainframe application systems listed in **Attachment 1 (FIS Software) to Exhibit G (Software License Agreement),** as set forth in the standard FIS user documentation thereof, at no additional charge.

2. Additional Reports.

FIS will add or delete or modify reports for each of the mainframe application systems listed in **Attachment 1 (FIS Software) to Exhibit G (Software License Agreement)** at Client's request, or to change the frequency of their preparation.

EXHIBIT C

CHARGES

1. Resident Staff Fees.

Client will pay FIS a monthly fee equal to the sum of five hundred thousand dollars ($500,000) for services described in **Section 7.1 (Resident Technical Staff) of the Agreement** provided by the Resident Staff ("**Resident Staff Fee**"). This fee does not include any services other than those described in **Section 7.1 (Resident Technical Staff) of the Agreement** or any personnel other than Resident Staff as set forth in **Section 4 (Resident Staff)**. This fee may be adjusted from time to time as set out in this Agreement.

2. Remote Processing Fee.

2.1. Remote Processing Mainframe Minimum Fees

The fee for the services set forth in **Exhibit E (Remote Processing Services)** beginning each month on the effective date and continuing to the end of the Term shall be fifty-five thousand five hundred dollars ($55,500) ("**Monthly Minimum Processing Fee**"). The Monthly Minimum Processing Fees will be increased only for additional consumption fees (**Section 2.3 (Additional Consumption Fees)** below) and price adjustment (**Section 7 (Price Adjustment)** below).

2.2. Mainframe Minimum Fees.

The Monthly Minimum Processing Fee is based on the following consumption model for CPU consumption and DASD on a monthly basis.

Monthly Baseline Consumption Model	
Metric	**Baseline / Mo.**
Production CPU Consumption	87
Test CPU Consumption	25% of actual production quarterly consumption
DASD Gigabytes	3,200

2.3. Additional Production Consumption Fees.

Consumption of average daily MIPS needed to meet the Client's nightly batch windows and day-time on-line and test utilization and DASD Gigabytes will be measured each month of the Term. MIPS will be measured as the Client production CPU consumption. Production consumption exceeding the monthly baseline

consumption model set forth in **Section 2.2. (Mainframe Minimum Fees)** will be invoiced by FIS to Client each month for the previous month's activity set forth in the fee table below. Test consumption will be calculated quarterly as the percentage of the test CPU consumption to the average actual quarterly production consumption. Test consumption exceeding twenty-five percent (25%) of the actual quarterly production consumption will be invoiced by FIS to Client the month following the end of the quarter as set forth in the fee table below

Monthly Additional Consumption Fees		
Metric	**Baseline / Mo.**	**Cost**
Average Daily Production CPU Consumption	87	$ 600 per MIP
Average Daily Test CPU Consumption	25% of actual production quarterly consumption	$ 300 per MIP
DASD Gigabytes Baseline	3,200	$ 1.35 per Gigabyte

2.4. **Network Fees.**

Client will pay FIS sixteen thousand seven hundred fifty dollars ($16,750) per month for the Network Services described in **Section 1.1 (FIS Network) of Exhibit J (Network Services)** and the Services described in **Exhibit M (Fedline Services) (collectively the "Network Fee").**

3. Terms and Conditions Relative to Fee Schedules.

All fees are based on the terms and conditions of this Agreement and those conditions and assumptions itemized below. Except as otherwise provided, Client is responsible for the operation of any of its data processing facilities including the Client Data Center.

			RESPONSIBILITY	
		FUNCTION	**CLIENT**	**FIS**
3.1.		**Input Processing.**		
	(a)	Key entry of input (other than MICR)	X	
	(b)	Key entry Equipment and maintenance (other than MICR)	X	
	(c)	Personal computers ownership	X	
	(d)	Branch equipment ownership	X	
	(e)	Branch terminal and network equipment operation	X	
3.2.		**Output Processing.**	X	
	(a)	Bursting		X

		FUNCTION	RESPONSIBILITY CLIENT	FIS
	(b)	Bursting equipment and maintenance		X
	(c)	Check signing	X	
	(d)	Check signing equipment and maintenance	X	
	(e)	Reports separation	X	
	(f)	Delivery to courier	X	
	(g)	Tracking inventories of paper stock and forms	X	
	(h)	Personal computers	X	
	(i)	Remote equipment and maintenance	X	
3.3.		**Telecommunications Network Control.**		
	(a)	Client production network monitoring		X
	(b)	Determination of problem		X
	(c)	Report problem to appropriate vendor		X
	(d)	Report problem to end user department		X
	(e)	Operate diagnostic equipment		X
	(f)	Diagnostic equipment and maintenance		X
	(g)	Remote equipment and maintenance	X	
	(h)	Long distance telephone expense (voice and data) for supporting branch network	X	

Except as specifically set forth herein, Client will provide and maintain all non-mainframe software.

FIS retains the right, in performance of its network help desk and computer operations services, to adjust its staffing schedule and hours of coverage, provided that the network help desk function covers, at a minimum, the Client branch banking work days and times.

4. **Resident Staff.**

4.1. FIS agrees to provide the following Resident Staff during Term:

(a) **Project and Systems Support Staff**. Eighteen (18) resources consisting of application programmers, client server developers, client server systems personnel and management, network analysts, change control, operations analysts, technical support, and associated supervisors ("**Project and Systems Support Staff**").

(b) **Operations Staff**. Nine (9) resources consisting of computer operators, network help desk, and supervision and management of both ("**Operations Staff**").

(c) **Management and Administrative Staff.** One (1) account manager, one (1) programming manager, one (1) systems manager, and one (1) administrative assistant.

4.2. **Resident Staff Miscellaneous.**

(a) **Resident Staff Level Calculation.** In determining the Resident Staff level for any period, FIS will include only hours worked on Client project and systems support activities performed by FIS resources.

(b) **Reduction or Increase in Project and Systems Support Staff.** In no event may the minimum number of Project and Systems Support Staff in the Resident Staff be less than fourteen (14). Client and FIS agree that the number of Project and Systems Support Staff in the Resident Staff shall in no event be reduced by more than three during any twelve (12) month period. In the event of a staff reduction or staff increase, the Resident Staff Fee shall be reduced or increased, whichever the case may be, as set forth in the table below. Client acknowledges that staff reduction, if any, may re-order priorities and will result in extensions of the time to complete existing or contemplated projects.

Project and System Support Staff Additions / Reductions	
	Monthly Staff Increase / Decrease
Mainframe Developer/BA	$13,000.00
Sr. Mainframe Developer/BA	$15,000.00
Client Server Developer/BA	$14,000.00
Sr. Client Server Developer/BA	$16,000.00
Project Manager	$17,000.00
System Administrator	$12,000.00
Sr. System Administrator	$14,000.00

(c) **Reduction or Increase in Operations Staff.** From time to time, FIS may reduce or increase the Operations Staff upon mutual agreement between FIS and Client. Any such reduction or increase shall result in a reduction or increase of the Resident Staff Fee. The fee reduction or increase shall be as set forth in the table below. For reductions which result from FIS purchases of technology investments any fee reduction will be reduced by the monthly amortization (with a seven percent (7%) cost of capital) and maintenance expenses of the incremental FIS purchases of technology investments which

allowed for the reduction. Fee reductions and increases will coincide with the reduction or increase in staff.

Operations Staff Additions / Reductions	
	Monthly Staff Increase / Decrease
Computer Operator / Network Help Desk	$7,500.00
Sr. Network Help Desk	$8,500.00

(d) For avoidance of doubt, **the amounts in Section 4.2 (b)** (**Reduction or Increase in Project and Systems Support Staff) and Section 4.2 (c) (Reduction or Increase in Operations Staff)** are subject to the annual increase as set forth in **Section 7 (Price Adjustment) of this Exhibit C (Charges)**.

(e) **Premium for Onsite Resources**. If a Resident Staff position needs to be filled and FIS has a resource who can fill that position remotely, but Client requires resource to be onsite, additional fees may apply.

(f) **Overtime for non-exempt FIS Resident Staff.** If a non-exempt FIS Resident Staff is required to work overtime in support of a Client project or request, when the hours worked are outside of the FIS standard work schedule, FIS will invoice Client and Client shall pay for overtime hours, monthly in arrears, at a rate of $40 per hour.

5. Hourly Fees for Additional Services.

Client agrees to pay for additional services at the then current rates ("**Professional Services**"). The following per hour fees for additional services are in effect as of the Effective Date:

Service	Regular Fee Per Hour	Overtime Fee Per Hour
Systems or Programming	$140.00 (4 Hr. Minimum)	Not applicable

6. Travel & Living Expense Reimbursement. In addition, Client will pay all reasonable travel and travel related costs incurred by FIS' employees in performance of services or any such

additional services, subject to the provisions of **Section 7.2 (Additional Staffing Support) of the Agreement**.

7. **Price Adjustment.**

7.1. **Annual Inflation Adjustment (AIA).** All fees shown in the Agreement and accompanying Exhibits will be increased, but not decreased, based on the effects of inflation in accordance with this **Section 7 (Price Adjustment)**.

7.2. FIS shall increase fees for its products and services by the amount of the percentage change in ECI, calculated by averaging the annual ECI change for the four (4) fiscal quarters immediately preceding the anniversary of the Effective Date, provided the minimum aggregate pricing change during any 12-month period is one and one half percent (1.5%), and the maximum aggregate pricing change during any 12-month period is four percent (4%), of the pricing then applicable to the product or service. ECI is the U.S. Employment Cost Index ("ECI") – titled "Professional, scientific, and technical services" under "Professional and business services" in Table 9 (Wages and Salaries Not Seasonally Adjusted: Employment Cost Index for wages and salaries, for private industry workers, by occupation group and industry) of the Employment Cost Index (ECI) as published by the United States Department of Labor, Bureau of Labor Statistics (www.bls.gov). If the ECI is unavailable or materially changes in content and scope, then FIS may in good faith select another U.S. Government index as a substitute in order to obtain substantially the same result. Pricing adjustments for all products and services will take effect on the first day of the calendar month of each anniversary of the Effective Date of this Agreement.

8. **Third Party Charges.**

8.1. FIS shall bill Client separately for the following third party software purchased through FIS:

Third Party Product or Service	Type	Third Party Vendor	Amount
Easytrieve Plus / Panaudit	Software Maintenance	Computer Associates	$ 915.00 monthly
Sterling Connect:Direct (NDM) with SecurePlus	Software Maintenance	IBM	$ 3,240.00 annually
Ricoh Printer Maintenance	Equipment Maintenance	Ricoh	$1,229.50 monthly

8.2. FIS may increase fees for third party equipment, software, or service if FIS incurs such increases from the third party.

9. Other.

9.1. **Other Billings.** FIS shall invoice and Client shall pay for any Client financial responsibility set forth in the Agreement, including but not limited to, license, maintenance, equipment, cell service.

Payment and Billing. FIS shall invoice and Client shall pay all fees and charges set forth in this exhibit and elsewhere in the Agreement in accordance with **Section 14 (Payment and Billing) of the Agreement**, unless otherwise set forth in the Agreement.

EXHIBIT D

MAINFRAME INPUT / OUTPUT SCHEDULE

This **Exhibit D (Mainframe Input/Output Schedule)** is relevant to mainframe input and output schedules associated with the Remote Processing Software. If requested by Client, FIS agrees to process and update Client's data more frequently than set forth in this Exhibit or to extend such on-line service hours for an additional charge and upon terms and conditions mutually agreeable to Client and FIS. All times are Pacific Times.

1. CLIENT DELIVERY SCHEDULES

1.1. Client Input to FIS. The following table defines schedule for Input Data to be provided by the Client:

Input to Batch Processing	Daily Schedule	Latest Delivery Time
Item Processing Release	Mon – Fri	11:00 pm
FED ACH Early Files (A & B)	Mon – Fri	12:30 pm
FED ACH Late Files	Sun - Thu	10:00 pm
FED ACH Same Day Returns	Mon – Fri	1:00 pm
ACH Same Day Memo Post	Mon – Fri	2:00 pm
ACH Memo Post	Sun – Thu	3:30 am (next day)
All monetary/non-monetary	Mon – Fri	11:00 pm

1.2. **FIS Output to Client.** The following table defines the Output schedule:

Delivery to Client	Daily Schedule	Delivery Time
Daily Reports (all applications)	Mon – Fri	5:15 am (next day)
Monthly Reports (all applications)	Mon – Fri	8:00 am (next day)
Quarterly Reports (last day - all applications)	Mon – Fri	2:00 pm (next day)
Annual Reports (last day of year) 1099 Processing Interest Registers/Notice General Ledger Close IRA Statements	Mon – Fri	Mutually Agreeable Time
Online Banking Files	Mon – Sun	Mutually Agreeable Time
FED Memo Posting After Batch	Mon – Fri (previous day items)	5:00 am
Same Day	Mon - Fri	3:00 pm

Exceptions to the Input Data and Output delivery schedules set forth in **Section 1.1 (Client Input to FIS)** and **Section 1.2 (FIS Output to Client)** shall be for holiday dates, or other dates as provided by Client, when the Federal Reserve or Client are closed and Output is not produced.

1.3. **Client On-Line Availability.**

Channel	Daily Schedule	Available Time
Administrative	Mon – Sun	5:00 am – 12 am
Teller Terminals	Mon – Sun	5:00 am – 12 am
Platform Terminals	Mon – Sun	5:00 am – 12 am
ATM 24x7 @ 99.5% uptime Maintenance scheduled in advance		

The FIS Facility from time to time requires a maintenance window which will not allow for connectivity to on-line files or remote terminals or ATMs. This will be restricted to between 11 p.m. Saturday night to 3 a.m. Sunday morning ("**Maintenance Window**").

Times subject to application release by Client.

1.4. **Additional Schedules - Client.**

N/A

EXHIBIT E

REMOTE PROCESSING SERVICES

Under this Agreement mainframe processing services, consisting of mainframe operations, mainframe technical support, mainframe hardware and system software ownership and management, and mainframe data and software back up services for the Remote Processing Software, will be provided at an FIS Facility in Little Rock, AR or at such other facility as determined by FIS ("**FIS Facility(ies)**") (the "**Remote Processing Services**"). Such a move to another facility outside of the United States will not be made without Client's written consent which will not be unreasonably withheld.

1. Introduction.

The Remote Processing Services shall consist of the following:

1.1. Making available, monitoring and processing production batch applications, including scheduled and on-request job functions and user access.

1.2. Monitoring scheduled production job submissions.

1.3. Providing a controlled environment for the processing of Client Data.

1.4. Performing and integrating production control and scheduling functions.

1.5. Providing data and software back up and retention services.

1.6. Providing remote on-line access to these applications by users, Resident Staff developers, and others as required.

2. Batch Input/Output Services.

2.1. **Services**. FIS shall process Client Data provided by or on behalf of Client to FIS (collectively, "**Input Data**") and shall prepare and make available to Client, in accordance with the Agreement, extracts/files, documents, reports, customer statements and other output (collectively, "**Output**"). FIS' responsibilities shall consist of monitoring the delivery of the Input Data required to complete the production batch cycle and completing the batch processing within scheduled batch times.

2.2. **Input**. Client shall perform the data entry requirements from items of original entry, which items remain in the possession of Client. Client shall create the Input Data (or have a third party create the Input Data as applicable) and transmit the Input Data to the FIS Facility via a mutually agreed upon method of data transmission. Input Data is to be received by FIS each Business Day, or other processing frequency as required, at a mutually agreed upon time which shall be no later than the beginning time for the batch processes set forth in **Exhibit D (Mainframe Input/Output Schedule)**. The party responsible for the Input Data shall also be responsible for verification of the Input Data transmitted and for the release of the Input Data to FIS for processing.

2.3. **Output**. FIS will process the Input Data and will transmit the Output or make the Output available to Client at the time set forth in **Exhibit D (Mainframe Input/Output Schedule)**. FIS will complete the processing and transmission of Client Data on schedule, provided Client has transmitted and released its Input Data in accordance with **Section 2.2 (Input)** of this Exhibit. Client shall be responsible for distribution of the Output throughout Client's network on Client's side of the demarcation line.

2.4. **Rejected Transactions and System Balancing.** FIS shall assist Client in either correcting or resubmitting transactions rejected in batch processing or be responsible for reconciling and adjusting differences in batch control totals which result from rejected transactions and/or erroneous control totals. FIS shall make available to Client standard daily applications reports which shall include rejected transactions and system balancing errors.

2.5. **Error Correction**. Client shall review and inspect all reports prepared by FIS, to balance promptly to the appropriate control totals. Client shall not incur additional charges in connection with the correction of errors (including the reconstruction of data) unless such error(s) were caused by Client or by an error in or related to the Client Data, including but not limited to errors caused by data security at Client's site or facilities.

2.6. **Retention**. For Input Data originated outside of the mainframe based applications, Client shall maintain copies of all Client Data submitted to FIS for processing hereunder, whether submitted to FIS directly or through third parties, to permit reconstruction of Input Data if required or requested. FIS shall be responsible for managing the storage of software and data in a manner that will maintain the

availability and protect the integrity of such software and data (which includes Client Data) and restoration. FIS' responsibilities with respect to storage management shall consist of maintaining, updating, and implementing software and data backup and restore processes and procedures so as to recover from a network outage, system outage, or corruption of the Client Data in a timely manner. FIS shall maintain copies of Input Data for processing hereunder as set forth in this **Section 2.6 (Retention)**. FIS shall be responsible for prompt reconstruction of Input Data that FIS is required to back up in accordance with this **Section 2.6 (Retention)**, except for Input Data loss caused by Client's failure to meet its obligations under this **Exhibit E (Remote Processing Services)**. At the end of the applicable Retention Policy set forth below, FIS shall destroy the Client Data or, at Client's election (which elections shall be provided with reasonable advance notice to FIS as a Service Request), return the Client Data to Client (provided that FIS has not destroyed the Client Data after complying with the retention requirements under this **Exhibit E (Remote Processing Services)** in the normal course of providing Services). The return of Client Data pursuant to a request by Client shall be provided as Professional Services or as agreed to as a New Service. For purposes of this **Section 2.6 (Retention)**, FIS will (i) produce and capture backups to direct access storage devices; (ii) subsequently store such backups at an offsite location for purposes of disaster recovery; and (iii) create and retain backups as follows (the "**Retention Policy**"):

(a) Daily backups on a rolling five (5) day basis
(b) Monthly backups on a rolling thirteen (13) month basis
(c) Quarterly backups on a rolling four (4) quarters basis
(d) Annual backups on a rolling seven (7) year basis
(e) Such backups do not include non-repetitive services or interface transmission.

3. Daily Processing Cycle and On-Line File Availability.

3.1. Batch processing occurs five (5) days per week, Monday through Friday, except for Holidays. All output media and on-line file availability times are dependent upon FIS' receipt of all required Input Data by the scheduled batch start time, which are set forth in **Exhibit D (Mainframe Input/Output Schedule)**.

3.2. **FIS On-line systems scheduled availability times**. The FIS Mainframe Environment shall be available in accordance with the times set forth in **Exhibit D (Mainframe Input/Output Schedule)**. FIS will make all reports under the

Agreement available to Client at the appropriate queue and all output files as required for Client's business as soon as they are available during the batch cycle. FIS will refresh and update on-line files following batch processing and according to the availability window defined in **Exhibit D (Mainframe Input/Output Schedule).**

3.3. **Exceptions to normal Processing Cycle and Online File Availability**;

Preventative Maintenance. FIS shall only schedule and perform routine and other systems maintenance during regular periods scheduled for maintenance in accordance with **Exhibit D (Mainframe Input/Output Schedule)**. Client may request FIS to change the Maintenance Window schedule, but any such change shall be in FIS' sole discretion. FIS shall give Client advance notice of routine maintenance to be performed during scheduled Maintenance Window. In the event there is a need for emergency systems maintenance, FIS shall provide Client with as much notice as reasonably possible, and shall perform such maintenance so as to minimize the impact on the business needs of Client. Maintenance outside of emergencies and the Maintenance Window may be performed as approved by Client which approval shall not be unreasonably withheld or delayed. The mainframe shall be unavailable during the Maintenance Window only to the extent necessary for systems maintenance purposes. The times for Maintenance Window shall be set forth in **Section 1.3 (Client On-Line Availability) of Exhibit D (Mainframe Input/Output Schedule).**

4. **Problem Resolution.**

4.1. **Problem Management Process**. FIS will utilize its standard problem management process to manage the resolution of a problem ("**Problem Management Process**"). The Problem Management Process shall be used to resolve problems, recognize recurring problems, address procedures and contain or reduce the impact and the number of problems that occur. The Problem Management Process provided by FIS shall consist of the activities described in **Section 4.3 (Process)** and **Section 4.4 (Escalation Procedures)** below.

4.2. FIS will provide reasonable technical assistance and consultation to Client problems which have been appropriately escalated to FIS via notification of the Resident Staff or the FIS' help desk by telephone or email. If an incident renders the mainframe environment inoperable (i.e., Client is unable to continue processing under its normal operating conditions), FIS will begin procedures for resolution promptly after the problem is reported via FIS' help desk and will take and continue to take the commercially reasonable efforts in order to meet or exceed the Service Levels which may be affected by the problem.

4.3. **Process.** FIS shall:

(a) Oversee day to day operations of the Problem Management Process;
(b) Maintain the problem database;
(c) Track problems from recognition to resolution for appropriate response or escalation;
(d) Monitor reassignment for problem determination and resolution within standard guidelines;
(e) Identify exception items for management information and/or corrective action;
(f) Prepare and analyze reports;
(g) Evaluate action plans for consistency with the problem's severity and priority;
(h) Invoke escalation procedures within FIS;
(i) Follow Client's internal escalation procedures and problem communication procedures as are in effect on the Effective Date and communicated to FIS; and
(j) Participate in appropriate problem management meetings.

4.4. **Escalation Procedures.** In the event of a Problem, FIS shall follow its problem escalation procedures in accordance with the severity of the Problem (as defined in FIS' applicable problem escalation procedures) in order to achieve a successful resolution of the Problem. The successful resolution of a Problem consists of a repair, work around, or bypass to resume the provision of Services or the determination that the Problem is outside of FIS' scope of responsibility. Upon request by Client, FIS shall provide the problem escalation procedures. In the event FIS modifies a problem escalation procedure, FIS shall use commercially reasonable efforts to notify Client of such modifications in advance of the change.

5. Security.

In addition to the provisions of **Section 4 (Facilities and Security)** of the Agreement, the parties agree to the following in respect of security procedures:

5.1. **Information Security**. FIS shall be responsible for maintaining the security of information in environments under FIS' management. FIS shall implement a centralized information security approach to control access to the environments under FIS' management, which approach shall require validation of access authority. FIS shall conduct regular reviews of authorized access for computer

users of environments under FIS' management (including annual reviews of access lists to verify that each user ID having access still requires such access).

5.2. **Physical Security**. FIS shall perform physical security functions (e.g., identification badge controls, alarm responses) at the FIS Facilities. FIS' physical security procedures shall, at a minimum, be consistent with standards at well-managed operations performing services similar to the Services.

5.3. **Application Security**. FIS Software provides application level security. Client shall be responsible for the user provisioning, ongoing administration and maintenance of application level security within the FIS Software. FIS shall not be liable for security breaches resulting from Client's security policies or procedures or security otherwise outside FIS' reasonable control.

5.4. **Additional Security**. Client acknowledges that security is a rapidly evolving and critical component of delivery of Services, and that additional security measures may be required of Client by FIS from time-to-time in order to provide the Services. Client shall comply with such reasonable requests and shall reimburse FIS for fees and expenses associated with implementation and ongoing support of such additional security measures.

6. Network Services.

FIS shall be responsible for the operation, administration and management of the FIS Network as set forth in **Exhibit J (Network Services) and Exhibit M (Fedline Services)**, consisting of network engineering, network connectivity and operations, up to the demarcation line.

7. Other Services.

7.1. **New Requests.** If Client wants additional Remote Processing Services not included in **Exhibit E (Remote Processing Services)** and/or **Exhibit I (Remote Processing Software)**, FIS will determine whether such a request would create additional fees and will develop a pricing proposal in a timely fashion. FIS is under no obligation to perform such additional Remote Processing Services unless and until the Parties execute an amendment to the Agreement or a Statement of Work, as applicable.

EXHIBIT F

CLIENT-FURNISHED EQUIPMENT AND SOFTWARE

Client will furnish all equipment and software that processes in the Client's Data Center (except for Network Equipment, as described in **Exhibit J (Network Services)** and **Exhibit M (Fedline Network Services))** required for FIS to meet its obligations under this Agreement. FIS and Client agree to provide systems software and equipment as provided below:

1. Taxes.

Client will pay all taxes, however designated or levied or based on the Equipment or software or their use.

2. Risk of Loss; Replacement.

Except for loss or damage caused by the negligence or intentional misconduct of FIS, FIS shall not be responsible for any loss or damage to the Equipment or software.

If any Client Equipment or Client Software furnished hereunder is damaged, destroyed or malfunctions to the extent that the same cannot be repaired, or Client elects not to so repair then, provided such damage or malfunction was not caused by FIS as set forth above, Client agrees to acquire and install, as soon as reasonably practicable, comparable replacement Client Equipment or Client Software.

3. Charges.

No charge shall be payable by FIS for its use of the Client Equipment or Client Software. Services provided under the Agreement by FIS are acknowledged by Client to be adequate consideration of Client's agreement to provide such Client Equipment and Client Software.

4. Insurance.

Client is responsible for the cost of all fire, extended coverage and theft insurance in an amount covering the Client Equipment.

5. Client Equipment and Client Software Maintenance.

Client agrees to enter into and to keep in force during the term hereof, at Client's sole cost and expense, standard maintenance agreements to keep the Client Equipment and Client Software in good working order, to supply whatever additional or substitute Client Equipment or Client Software is needed, to make all necessary adjustments and repairs thereto, and to pay all maintenance costs relative to such use that FIS reasonably needs to meet its responsibilities under this Agreement.

FIS shall negotiate maintenance agreement(s) with the appropriate vendor for the printers located in the Client Data Center. Fees for this maintenance are set forth in **Section 8 (Third Party Charges) of Exhibit C (Charges)**.

6. **Equipment Purchases.**

From time to time Client may purchase Equipment from FIS (as defined below) in connection with Client's use of a Service, under a Statement of Work or amendment to this Agreement mutually agreed and signed by the parties. In such events the following provisions apply:

6.1. For the convenience of Client in using the Service, FIS may provide or assist Client in obtaining and setting up equipment consisting of hardware and when applicable incidental software that is embedded with, required for operation of, or otherwise associated with the hardware (collectively "**Equipment**"). The Equipment may be sold or otherwise provided by a third party, and FIS may be the reseller or distributor of the third party. FIS does not provide or arrange any financing for the purchase of Equipment, except and only when under an express, separate written agreement that includes the terms for such financing.

6.2. Without limiting the foregoing **Section 6.1**, and for the avoidance of doubt, as between FIS and Client: Client has title to any Equipment when Client has paid full price thereof; and Client bears any risk of loss of or damage to any Equipment (including but not limited to loss or damage during shipment) except for any time when FIS has custody of the Equipment prior to the Equipment being placed with a shipping service that delivers it to Client. This does not limit Client's remedies, if any, with respect to any manufacturer or other distributor of Equipment, or any entity that may provide warranty for such Equipment. If applicable, FIS will pass through any manufacturer warranties, but in no event shall FIS have any warranty or other obligations warranty that FIS has the authority to pass to Client, whether express or implied, statutory, or otherwise, including without limitation any implied warranties of merchantability or fitness for a particular purpose, with respect to any Equipment. Client will not allow any lien on Equipment to operate as any lien or encumbrance against FIS or the Services in any manner. Client will be responsible for any third- party instructions, licenses, maintenance, support, or other terms that may be associated with any Equipment that Client acquires, including without limitation any applicable to third-party software embedded with, required for operation of, or otherwise associated with the Equipment. Client understands and agrees that FIS may specify Equipment for use with Services, but that any such specification is merely for identification of Equipment that Service features are considered to interoperate with for purposes of Client's use of Services, and for no endorsement or other purpose.

6.3. If Client does elect to purchase Equipment and/or maintenance for such Equipment ("**Equipment Maintenance**") as stated in a Statement of Work or on a pricing attachment to an amendment mutually agreed and signed by the parties ("**Pricing Attachment**"), then the following provisions shall apply, provided that if the parties mutually agree to other or different terms in the mutually agreed Statement of Work or Pricing Attachment then such other and different terms shall apply.

(a) FIS shall ship the Equipment to Client and, if so indicated in the Pricing Attachment, provide Equipment Maintenance in accordance with these terms.

Shipping may occur in installments. Delivery dates quoted by FIS are estimates only, and FIS shall not be responsible for any delay attributable to the unavailability of Equipment from the manufacturer or a third party. Client agrees to pay or reimburse FIS for all shipping costs in connection with delivery. Title to and risk of loss of or damage to Equipment shall pass to Client upon delivery by FIS or the manufacturer to the first common carrier, or upon receipt by Client if Client picks up the Equipment from FIS or the manufacturer.

(b) Prior to shipment, FIS may discontinue any specific item of Equipment so long as FIS offers Client a reasonable substitute that is capable of equal or better performance. If the price of the substitute Equipment exceeds the price of the discontinued Equipment, FIS shall notify Client of the substitute price at least thirty (30) days prior to the date of shipment. If Client fails to cancel an order for substitute Equipment within seven (7) days of notice from FIS, the substitution shall be deemed accepted at the new price. If Client timely cancels an order for substitute Equipment, Client and FIS must mutually agree on alternative Equipment within thirty (30) days of the cancellation of an order. FIS shall have no obligation to provide notice of substitute Equipment to Client if the price of the substitute Equipment does not exceed the price of the discontinued Equipment.

(c) Unless Client pays the full amount of the purchase price for Equipment on or before the date the Equipment is shipped to Client, FIS shall have a purchase money security interest in each piece of Equipment until payment in full is received. FIS may file a copy of the applicable provisions of this Agreement, the applicable pricing attachment for the Equipment, or other documentation to perfect such security interest, and Client agrees to execute any documentation reasonably requested by FIS to perfect such security interest. Client shall not sell, exchange, lease, encumber or pledge any Equipment in which FIS holds a security interest, or permit the creation of any other security interest in that Equipment without FIS' prior written consent which FIS may withhold in its sole discretion. Until the purchase price for each piece of Equipment is paid in full, Client shall obtain and maintain insurance at Client's expense to cover the unpaid portion of the purchase price. Client shall pay the remaining balance of the purchase price within ten (10) days of the Equipment being damaged, lost or destroyed.

(d) Client shall: (i) maintain all Equipment in good working order in accordance with the manufacturer's specifications, (ii) use Equipment with reasonable care and in conformity with the manufacturer's use terms, specifications and documentation, and (iii) comply with any laws associated with use of the Equipment.

(e) If Client purchases Equipment Maintenance from FIS, FIS shall follow procedures and time schedules it deems appropriate to provide that Equipment Maintenance in accordance with the Equipment manufacturer's specifications. At its sole discretion, FIS shall either repair the Equipment or replace it with equivalent equipment. If loaner equipment is required, FIS shall ship loaner equipment ordered during support hours for next business day delivery. Loaner equipment is subject to availability. Client shall pack and deliver the defective Equipment as directed by FIS for repair. Client will pay all shipping charges for the return of defective Equipment and FIS will pay all shipping charges for the delivery of repaired or

equivalent equipment. Equipment Maintenance does not cover lost or stolen Equipment, or any damage or malfunction arising from Client's negligence or failure to comply with the Agreement. FIS will not be responsible for Equipment supported by a third party or Equipment that cannot be reasonably repaired or for which parts or support services are no longer available from the manufacturer. Client shall not attempt to repair or maintain the Equipment without prior written consent from FIS.

(f) If FIS determines in its reasonable discretion that an onsite maintenance visit is required, or Client requests an onsite maintenance visit, FIS shall provide onsite maintenance at its then current rates plus travel expenses.

6.4. WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED BY CLIENT OR ANY CLIENT PERSONNEL, CUSTOMERS, CONTRACTORS OR AGENTS IN CONJUNCTION WITH ANY SERVICES UNDER THIS AGREEMENT, FIS DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THEIR PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE. FIS SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, ERROR-FREE USE, QUIET ENJOYMENT, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE. Client acknowledges that FIS has no duty or responsibility to modify any such third-party product, except to the limited extent, if applicable, that FIS has supplied the third-party product to Client and the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable agreement between FIS and such vendor.

7. Third Party Software Purchased through FIS.

Client may choose to have FIS purchase third party software or software maintenance on Client's behalf from time to time. FIS will purchase such software and bill Client separately for such software or software maintenance.

As of the Effective Date, FIS is billing Client separately in addition to the Monthly Processing Fee for the software listed in **Section 8 (Third Party Charges) of Exhibit C (Charges)**.

EXHIBIT G

SOFTWARE LICENSE AGREEMENT

1. **Provision of Software.**

   1.1. FIS agrees to license and furnish and does hereby license to Client the FIS application systems installed for Client's benefit prior to the expiration or termination of the Agreement as set forth in **Attachment 1 (FIS Software)** to this Exhibit. Such application systems are hereinafter referred to as the "**FIS Software**".

2. **Documentation.**

   2.1. For each item of FIS Software, FIS shall also deliver to Client a complete set of standard operational instructions and documentation, including, but not limited to, the Software source code in machine readable form or object code as set forth in **Attachment 1 (FIS Software)** to this Exhibit; a copy of FIS' standard associated control statements used for operation, development, maintenance and use of the source code, and any other documentation which is provided by FIS to its other similar customers. Such documentation and other materials are hereinafter referred to as "**Documentation**."

   2.2. Subject to the provision of **Section 4 (Enhancements)**, below, FIS agrees to make available to Client copies of any revisions, improvements, enhancements, modifications and updates to the Documentation which are produced by FIS.

   2.3. Client may copy the Documentation provided hereunder in order to satisfy its own internal requirements. If Client requests, FIS agrees to furnish additional copies to Client at FIS' then standard fee for such copies.

3. **Term and Use Restrictions.**

   3.1. This is a perpetual, non-exclusive license. Client acknowledges that the licensed FIS Software and all related Documentation constitute valuable assets and trade secrets of FIS and that all information with respect thereto is confidential. The FIS Software is licensed to Client only for use by Client for itself, its subsidiaries and affiliates.

   3.2. Client agrees to safeguard the licensed FIS Software with at least the same degree of care that it exercises with respect to its own confidential and proprietary information, and shall take all reasonable precautions to assure that its employees and representatives do not sell, lease, assign, or otherwise transfer, disclose or make available, in whole or in part, the licensed FIS Software or Documentation thereof to any third party for any reason (except for employees of Client, for auditing purposes by independent certified public accountants, for complying with applicable governmental laws, regulations or court orders or for the limited disclosure to

customers of Client of user manuals and similar information which must be disclosed in connection with providing data processing services by Client). In no event, however, shall any competitor of FIS be furnished with any information, directly or indirectly, concerning the FIS Software or the Documentation.

3.3. The licensed FIS Software and all related Documentation and materials may be used by Client and maintained at one location only, as set forth in **Attachment 1 (FIS Software)** to this Exhibit (the "**Installation Site**") and may not be used by Client or any other person at any other location or facility; provided, however, that Client may change the location where it uses the licensed FIS Software upon prior written notice to FIS and delivery of a written certificate that all use of the licensed FIS Software shall be limited to such new location.

3.4. All modifications to the licensed Software developed as a result of joint efforts by FIS and Client shall become the exclusive property of FIS, subject to all of the terms and conditions of this License Agreement, including the right of Client to use such modifications in accordance herewith and including the foregoing agreements of Client with respect to disclosure of and/or access to such modifications. Modifications to the licensed FIS Software developed solely by Client without the participation of FIS shall be considered to be part of the licensed FIS Software owned by FIS and licensed to Client, for purposes of determining Client's obligations under this **Section 3 (Term and Use Restrictions)**.

3.5. Client further acknowledges and agrees that, in the event of a breach or threatened breach by Client of any provision of this **Section 3 (Term and Use Restrictions)**, FIS will have no adequate remedy in money or damages and, accordingly, shall be entitled to appropriate injunctive relief. However, no specification in this License Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of any provision of this Agreement.

3.6. FIS retains title to the FIS Software provided hereunder and all derivative works thereof and does not convey any rights or proprietary interest therein to Client, other than the license as specified herein.

3.7. Upon the termination by FIS of this License Agreement or any licenses granted to Client hereunder, Client agrees to promptly cease using and return to FIS all software involved and Documentation related thereto and all copies thereof. Such return shall also be accompanied by a written certificate, signed by an appropriate executive officer of Client, to the effect that all such FIS Software, related Documentation and copies thereof have been so returned to FIS.

3.8. FIS hereby acknowledges and agrees that Client shall have the right to modify any of the FIS Software provided to Client hereunder and may use and combine such with other programs and/or material to form an updated work. Such modifications to the licensed FIS Software, either alone or in combination, shall become part of the

licensed FIS Software and shall be subject to all of the terms and conditions of this License Agreement, including the right of Client to use such modifications in accordance herewith and including the agreement of Client to limit the use of, the disclosure of and/or access to, such modifications.

3.9. Client acknowledges that all PC-based Software ("**Micro Software**") is released in object code only. The following additional provisions shall be applicable to Micro Software:

(a) Client may copy the Micro Software and use it on multiple microprocessors solely for the benefit of Client and Client's affiliates including, but not limited to, Client's parent holding company, its subsidiaries and affiliates. The documentation for the Micro Software may be similarly copied and utilized. At Client's option, additional copies may be made either by Client or by ordering the same from FIS at FIS' standard rates.

(b) All other restrictions on use, copying or disclosure of the FIS Software licensed hereunder shall also apply to the Micro Software and its documentation. In addition, Client may not provide data processing services using the Micro Software to any person, firm, or corporation (other than Client's affiliates and subsidiaries) without the prior written consent of FIS and the payment to FIS of additional license fees.

(c) In consideration of the right to make and use the additional copies granted in **Section (a)** above, Client agrees and acknowledges that all support for end-users of the Micro Software will be supplied by Client's personnel, and that FIS is not responsible for providing any Micro Software support services to end-users.

3.10 For any FIS Software not hosted by FIS, Client shall maintain accurate records of the number and location of all copies of FIS Software and the volume of any applicable transactions processed by the FIS Software and shall provide FIS with a copy of that record upon request. Further, FIS personnel may access such information during the installation of new FIS Software or upgrading existing FIS Software. Such records may include, but are not limited to, the names, addresses, contact names and phone numbers of the FIS Software users. Such records may be reviewed by FIS or its designees at Client's location upon reasonable advance notice. Client acknowledges and agrees that FIS may be obligated under its agreements with third party software licensors, for software components which are part of or associated with the use of the FIS Software, to allow such licensors the right to audit FIS' records for access and distribution verification. Client consents to FIS' compliance with its obligations to its licensors and agrees to cooperate with FIS or its licensors regarding such audit efforts. In the event any audit described above reveals that Client owes FIS additional fees, then without prejudice to FIS' other rights and remedies under this Agreement or applicable law or in equity, Client shall immediately pay such fees, including without

limitation license fees, and maintenance fees when applicable, plus any annual adjustments applicable under the Agreement.

3.11 All rights not expressly granted herein are reserved. The restrictions and limitations of this **Section 3 (Term and Use Restrictions)** shall survive any expiration or termination of the Agreement.

4. Enhancements.

Within ninety (90) days of its delivery of a termination notice, as provided in the Agreement, or within ninety (90) days preceding the Expiration Date, as set forth in the Agreement, Client may elect to purchase program maintenance from FIS for the licensed FIS Software. All updates, modifications and enhancements (the "**Updates**") to the FIS Software, if any, (once incorporated into any FIS Software hereunder) shall be deemed to be part of the license FIS Software for all purposes hereunder. In the absence of Client's purchase of program maintenance thereafter, FIS shall not be obligated to deliver Updates or related Documentation or provide any other maintenance or support whatsoever to Client. If Client exercises this option, Client agrees to pay FIS its current software maintenance rate(s) then in effect for such system(s).

5. Warranties.

5.1. FIS warrants to Client that: (i) FIS has the right to furnish the FIS Software, Documentation and other materials and third party software Client has purchased from FIS hereunder free of all liens, claims, encumbrances and other restrictions; (ii) Client shall quietly and peacefully possess such software and related Documentation and other materials provided to Client hereunder, subject to and in accordance with the provisions of this License Agreement; and (iii) Client's use and possession of such software and related Documentation and other materials provided to Client hereunder will not be interrupted or otherwise disturbed by any entity asserting a claim under or through FIS. Client's exclusive remedies and FIS' exclusive obligations for any claims under this **Section 5.1** shall be those set forth in **Section 6.2 (Patent and Copyright Infringement)** below and, when applicable, FIS' performance of program maintenance as to such software for which Client is current in purchase of such maintenance under **Section 4 (Enhancements)** above.

5.2. FIS warrants and represents that the licensed FIS Software will perform, on an appropriately configured platform specified in the Documentation, in the manner described in the Documentation thereof. Client's exclusive remedies and FIS' exclusive obligations for any claims under this **Section 5.2** shall be FIS' performance of program maintenance as to FIS Software for which Client is current in purchase of such maintenance under **Section 4 (Enhancements)** above.

5.3. EXCEPT AS PROVIDED HEREIN, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WRITTEN, ORAL, OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, QUIET

ENJOYMENT, ERROR-FREE USE, NON-INFRINGEMENT, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED. The disclaimers of this **Section 5.3** shall survive any expiration or termination of this License Agreement.

6. **General.**

6.1. **Taxes.** Client agrees to pay all taxes levied by a duly constituted taxing authority against or upon Client's use of the FIS Software or arising out of this License Agreement; exclusive, however, of taxes based on FIS' income, which taxes shall be paid by FIS. Client agrees to pay any tax for which it is responsible hereunder, which may be levied on or assessed against Client directly, and, if any such tax is paid by FIS, to reimburse FIS therefore, upon receipt by Client of proof of payment reasonably acceptable to Client.

6.2. **Patent and Copyright Infringement.** FIS agrees to defend and/or handle, at its own expense, any claim or action brought by any third party against Client for actual or alleged infringement of any patent, copyright or similar property right or any claim arising out of a breach of the warranties in **Section 5.1** (including, but not limited to, misappropriation of trade secrets) based upon the FIS Software or Documentation furnished hereunder by FIS. FIS further agrees to indemnify and hold Client harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees) associated with any such claim or action incurred by Client; provided, however, that FIS shall not be liable for (and Client shall indemnify FIS against) any infringement or alleged infringement that results, in whole or in part, from: (a) use of a Service, FIS Software or deliverable in a manner or for a purpose not specifically described in the Agreement; (b) use of a Service, FIS Software or deliverable in combination with computer programs, processes, hardware, software, data, systems, or services owned, licensed or provided by someone other than FIS; (c) Client's products or services; (d) modification, change, amendment, customization, or adaptation of any Service, FIS Software, or deliverable not made wholly by FIS; (e) infringement of patents, trademarks, copyrights or other intellectual property caused by Client or a Client customer; or (f) Client's failure to implement or authorize implementation of corrections or changes provided by FIS; and from any claim that results from (a) Client's use of FIS Software, Service or deliverable in violation of applicable laws or regulations, or contrary to Client's obligations to any third party or to its customers; (b) Client's products or services; or (c) violation of privacy rights or infringement of patents, trademarks, copyrights or other intellectual property caused by Client or its customer. FIS' obligations of this **Section 6.2 (Patent and Copyright Infringement)** shall be effective for so long as Client is then current in purchasing the Data Processing Services under the Agreement, or if such Services or the Agreement have expired or been terminated, for so long as Client is current in purchasing program maintenance for the licensed FIS Software in accordance with **Section 4 (Enhancements)** above.

(a) FIS shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the parties hereto.

(b) FIS agrees to give Client prompt written notice of any written threat, warning or notice of any such claim or action against FIS or any other use or any supplier or components of the FIS Software covered hereunder, which could have an adverse impact on Client's use of same, provided FIS knows of such claim or action.

(c) In the event of any claim or action brought by any third party against Client for actual or alleged infringement of any patent, copyright, trade secret or other property right or, in FIS' opinion such a claim or action is likely to be brought, Client agrees to permit FIS at its option and expense, and FIS agrees to use all reasonable effort (i) to procure for Client the right to continue using the FIS Software and Documentation during the pendency of such claim or action, or (ii) to replace or modify the same so that the FIS Software will operate in a comparable and non-infringing manner. If FIS chooses to procure for Client the right to continued use, then reasonable efforts to procure said right shall include, but is not necessarily limited to, the posting of any surety bond which may be required by any court of competent jurisdiction in order to indemnify any such third party claimant from loss or damage resulting from the continued use of the FIS Software or Documentation.

6.3. **Limitation of Liability.** Except as provided in **Sections 6.2 (Patent and Copyright Infringement)** and **6.4 (Material Breach)**, if either party shall breach any covenant, agreement or undertaking required of it by this License Agreement, the liability of such party shall be limited to direct damages, actually incurred. Except as provided in **Sections 6.2 (Patent and Copyright Infringement)** and **6.4 (Material Breach)**, in no event shall either party's liability hereunder exceed the total fees paid by Client to FIS in the twelve (12) months immediately preceding the date the claim arose; provided that this limitation if applied to Client's liability shall be construed separately from Client's obligation to pay amounts otherwise due under another provision of this Agreement. Except as provided in **Sections 6.2 (Patent and Copyright Infringement)** and **6.4 (Material Breach)**, neither party shall be liable for any special or consequential damage or for any claim or demand made by any third party against the other party arising out of this Agreement. FIS' total liability arising out of FIS Software is limited in all cases and in the aggregate: (i) during the first year following commencement of the license, to the amount of license fees actually paid by Client; and (ii) after the first year following commencement of the license, to the amount of any fees paid for program maintenance during the twelve (12) month period immediately preceding the event giving rise to the first claim. FIS EXPRESSLY EXCLUDES THE APPLICATION OF THE UNIFORM COMPUTER INFORMATION TRANSACTION ACT AND ITS STATE LAW EQUIVALENTS. The limitations of this **Section 6.3 (Limitation of Liability)** shall survive any expiration or termination of this License Agreement.

6.4. **Material Breach.** In the event of any material breach of the provisions of **Sections 3.1 through 3.4** inclusive herein by Client as determined by a court of competent jurisdiction, FIS may (reserving cumulatively all other remedies and rights under this License Agreement in law or in equity) terminate this License Agreement, in whole or in part, by giving ninety (90) days' prior written notice thereof; provided, however, that this License Agreement shall not terminate at the end of said ninety (90) day notice period if Client has substantially cured the breach of which it has been notified prior to the expiration of said ninety (90) days. In the event that any of Client's employees, agents, or representatives, without the concurrence, cooperation or participation of Client's management, breaches the provisions of **Sections 3.1 through 3.4**, Client shall be deemed to have cured such breach if, during the ninety (90) days cure period, Client makes all reasonable efforts to recover any confidential material wrongfully disclosed or distributed, terminates the employment of such offenders, if appropriate, and to the extent legally permissible and takes appropriate steps to increase security procedures to prevent such a recurrence. In the event of such a termination by FIS pursuant to this **Section 6.4 (Material Breach),** Client will promptly discontinue its use of the licensed FIS Software and related Documentation and shall return to FIS all copies thereof in its possession or control. Such return shall also be accompanied by a written certificate, signed by an appropriate executive officer of Client, to the effect that all such FIS Software, related Documentation and copies thereof has been so returned to FIS. In addition, Client agrees that monetary damages may not be sufficient to compensate FIS in the event of any actual or threatened breach by Client of any restriction on Client's use of the licensed FIS Software or Documentation provided in this License Agreement and that, in such event, FIS shall be entitled to injunctive and other equitable relief which may be deemed necessary or appropriate by any court of competent jurisdiction. This Section shall constitute the exclusive right to terminate this License Agreement.

6.5. **Notices.** Any notices or other communications required or permitted to be given or delivered under this License Agreement shall be in writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally or mailed by first-class mail, postage prepaid,

If to Client:	Westamerica Bancorporation 4560 Mangels Blvd, P.O. Box 1200 Fairfield, CA 94585-1200 Attention: SVP Systems and Operations
If to FIS:	Fidelity Information Services, LLC 4001 N Rodney Parham Rd. Little Rock, AR 72212 Attention: SVP, Group Executive Global Products and Services

With a required copy to:	Fidelity Information Services, LLC 601 Riverside Avenue Jacksonville, FL 32204 Attention: General Counsel

or to such other address as either party may from time to time designate to the other by written notice. Any such notice or other communication shall be deemed to be given as of the date it is personally delivered or when placed in the mails in the manner specified.

6.6. **Advertising or Publicity.** Neither party shall use the name of the other in advertising or publicity releases without securing the prior written consent of the other.

6.7. **Assignment.** This License Agreement shall be binding upon the parties and their respective permitted successors and assigns. Client may not sell, assign, convey or transfer, by operation of law or otherwise, any of its rights or obligations hereunder without the prior written consent of FIS and any such attempted transfer shall be void. Notwithstanding the foregoing, if Client is acquired (by merger, consolidation or sale of substantially all of Client's assets in which Client is not the surviving corporation), FIS consents to the assignment of this Agreement to the acquiring (surviving) corporation but, unless otherwise agreed in writing, the terms of such assignment shall preclude an expansion of the scope of use of such FIS Software beyond the scope of Client's operations supported by the FIS Software on the day prior to the effective date of the acquisition. No consent shall be required for a merger in which, immediately after the merger, the assets of the surviving corporation do not exceed the assets of Client immediately prior to the merger by more than five percent (5%) and the stock ownership of the surviving corporation is substantially similar to that of Client immediately prior to the merger.

6.8. **Governing Law; Attorneys' Fees.** This License Agreement and all rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the laws of the State of Arkansas. If any legal action or other proceeding is brought in connection with or arising out of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which such party or parties may be entitled. For any action or proceeding not subject to arbitration, the parties irrevocably waive any claim of right to trial by jury.

6.9. **Modification, Amendment, Supplement and Waiver.** No modification, amendment, supplement to or waiver of this License Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties or the party to be charged, as appropriate under the circumstances. A failure or delay of either party to this License Agreement to enforce at any time any of the provisions hereof, or to exercise any option which is herein

provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this License Agreement.

6.10. **Severability.** In the event any one or more of the provisions of this License Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this License Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

6.11. **Headings.** The headings in this License Agreement are for purposes of reference only and shall not in any way limit or affect the meaning or interpretation of any of the terms hereof.

6.12. **Cooperation with Auditors.** FIS will cooperate with Client's external auditors and upon request by such auditors shall provide appropriate informational responses.

6.13. **Arbitration.** Except as set out herein, any controversy or claim, arising out of or related to this License Agreement, or the breach thereof, or service hereunder shall be settled by arbitration. The arbitration shall be conducted by one arbitrator under the then current commercial arbitration rules of the American Arbitration Association, unless the amount in controversy exceeds five million US dollars ($5,000,000 US) in which event the arbitration shall be conducted by three arbitrators. The arbitrators shall be chosen from a panel of persons knowledgeable in business information and data processing systems. The decision and award of the arbitrators shall be final and binding and the award so rendered may be entered in any court having jurisdiction thereof. Nothing contained in this Section shall prevent either party from obtaining suitable injunctive or other equitable relief in appropriate circumstances, including without limitation for breach or threatened breach of confidentiality or proprietary rights.

6.14. The provisions of this Section 6.14 shall apply notwithstanding that Client's rights to use of the FIS Software is limited to the U.S.A. and for servicing accounts, when applicable, based in the U.S.A. FIS Proprietary Information including the licensed FIS Software may be subject to export controls under applicable federal and state laws, rules and regulations. Accordingly, Client shall: (i) remain in compliance with all requirements associated with such laws; (ii) cooperate fully with any audit related to such laws; and (iii) not utilize the FIS Software or FIS Proprietary Information in any country that is embargoed by the U.S. government. Client shall be solely responsible for the importation of the FIS Software or other FIS Proprietary Information, including obtaining any approval or permit necessary for importation or use.

6.15. FIS will not provide any software or software-related services to or in support of a governmental entity under this Agreement unless the parties expressly agree otherwise in manually-signed writing. In all events, however, and notwithstanding

anything to the contrary, the following terms will apply: As defined in Federal Acquisition Regulation ("FAR") section 2.101, Defense Federal Acquisition Regulation ("DFAR") section 252.227-7014(a)(1) and DFAR section 252.227-7014(a)(5) or otherwise, any software, programs, and technical data that may be provided or used in connection with this License Agreement, and any accompanying documentation, are "commercial items," "commercial computer software" and/or "commercial computer software documentation." Consistent with FAR section 12.212 (48 C.F.R. 12.212) (Computer Software) and 12.211 (48 C.F.R. 12.211) (Technical Data) of the FAR and its successors (as to civilian agencies), 48 C.F.R. 227.7202-3 of the DFAR Supplement and its successors (as to the U.S. Department of Defense and any agency therein), any use, modification, reproduction, release, performance, display, disclosure or distribution thereof by or for the U.S. Government or any agency thereof shall be governed solely by the terms of this License Agreement and subject to FIS' obligations to its licensors (and as to any provided by FIS licensors, prohibited except to the extent expressly permitted by such licensors). Client will ensure that any copy used or possessed by or for the U.S. Government is labeled to reflect the foregoing. The parties recognize that state and local governments are not bound by the FAR. If state or local governments will not accept the provisions of FAR 12.211 and 12.212 in their licenses, then before making any such item available, Client will give FIS the option of precluding Client from making it available to such state or local government. Contractor is: Fidelity Information Services, LLC, 601 Riverside Avenue, Jacksonville, Florida 32204.

6.16. This License Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same document. This License Agreement may be executed and delivered by electronic or facsimile signatures if transmitted in a manner such that the signatures can be seen, and such signatures will bind each party as if they were original signatures, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of either party, both parties agree to execute an original of this License Agreement as well as any facsimile or other reproduction.

7. **Entire Agreement.** This License Agreement, together with the Exhibits and attachments hereto, constitutes the entire agreement between the parties and supersedes all previous license agreements, whether written or oral, between the parties respecting the subject matter hereof including, without limitation, those certain License Agreements dated January 1, 2006 and January 1, 2011, subject to the terms of the Data Processing Agreement.

[Signature Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the day, month and year first above written, by the undersigned officers thereunto duly authorized.

FIDELITY INFORMATION SERVICES, LLC		WESTAMERICA BANCORPORATION	
By:	Tammy L Seeds	By:	David Payne
Name:	Tammy L Seeds	Name:	David Payne
Title:	Controller	Title:	President. CEO
Date:	1-31-17	Date:	1-12-17

ATTACHMENT 1

FIS SOFTWARE

1. The table below identifies FIS Software licensed under the Licensed Agreement.

	Application Abbreviation	Sundowned Application	Mainframe	Source or Object Code	Installation Site
Automated Balancing	AB	Yes	Mainframe	Source	FIS Facility
Customer Service Management System	SM		Mainframe	Source	FIS Facility
IMPACS	IM		Mainframe	Source	FIS Facility
Savings/Time System	ST		Mainframe	Source	FIS Facility
Commercial Loan System	CL	Yes	Mainframe	Source	FIS Facility
Real Estate System	RE	Yes	Mainframe	Source	FIS Facility
Information Management System	IS	Yes	Mainframe	Source	N/A
Financial Management System	FMS		Mainframe	Source	FIS Facility
Financial Management System Report Writer	FMS/RW	Yes	Mainframe	Source	FIS Facility
Accounts Payable System	AP		Mainframe	Source	FIS Facility
Item Reconciliation System	IR	Yes	Mainframe	Source	FIS Facility
On Line Collections System	KO		Mainframe	Source	FIS Facility
GN System	GN		Mainframe	Source	FIS Facility
Advanced Loan System	ALS-SM		Mainframe	Source	FIS Facility
Customer Statement and Relationship Pricing System*	SC		Mainframe	Source	FIS Facility

	Application Abbreviation	Sundowned Application	Mainframe	Source or Object Code	Installation Site
Relationship Management System	RM		Mainframe	Source	FIS Facility
Information Warehouse*	IA	Yes	Mainframe	Source Code for Mainframe Portion	N/A
			Client Server	Object Code for Server Portion	N/A
Certification Tracking	HX		Mainframe	Source	FIS Facility
Tax Reporting System	TX		Mainframe	Source	FIS Facility
Monetary Access	MA		Mainframe	Source	FIS Facility
Application Data Store	ADS		Mainframe	Source Code for Mainframe Portion	FIS Facility
			Client Server	Object Code for Server Portion	Client Data Center
Application Reporting Data Store Server Software	ArDS		Client Server	Object	Client Data Center

*Not Installed or running for Client

2. **Sundowned Applications.**

2.1. **Support of FIS Sundowned Application**. During the term of the Agreement, Resident Staff will use commercially reasonable efforts to support the FIS Sundowned Software for regulatory or other purposes.

2.2. **Replacement System for FIS Sundowned Application.** If FIS designates a replacement system for an FIS Sundowned Application with an FIS application that FIS is requiring Client to purchase a license for, FIS will offer a purchase discount of said FIS application license fee to Client of at least 50% of the published purchase price.

3. **Monetary Access Application.** For the Systematics™ Monetary Access ("**MA**") mainframe software, Client paid the one-time license fee (on or about April 30 2015) and has the 99-year license rights to one production copy of this software for Client's internal purposes only, in support of the EFT Services provided by FIS as added by amendment dated April 30, 2015 to FIS' Information Technology Services Agreement with WestAmerica Bank dated September 21, 2011.

4. **Application Data Store and Application Reporting Data Store.**

4.1. **ADS and ArDS License Grant.** For the Systematics™ Application Data Store ("**ADS**") and Application Reporting Data Store ("**ArDS**') Server Software, Client paid the one-time license fee (on or about April 30 2015, the "**ADS/ArDS License Effective Date**") and has the 99-year license rights to one production copy of ADS and ArDS Server Software for Client's internal purposes only. This software is deemed a replacement in accordance with **Section 2.2 (Replacement System for FIS Sundowned Application)**. Maintenance for the ADS and ArDS Server Software is thirteen thousand five hundred dollars U.S. ($13,500 US) per year, due and payable annually in advance beginning as of April 30, 2016 through the remainder of the Maintenance Term ("**ADS/ArDS Maintenance Fee**").

4.2. ADS and ArDS Third Party Software.

(a) Third party software for use with ADS and ArDS only consists of the Business Objects software applications in the table below, which have been delivered to and may be used by Client in object code form only with, and coterminously with the ADS/ArDS software described in **Section 4.1 (ADS and ArDS License Grant)**. "**NULs**" shall mean named user license(s) explicitly assigned to one person that cannot be shared between people. If

a person leaves the company or no longer requires access to the tool, such person's access shall be revoked and the NUL can be assigned to another user. "**BOE**" shall mean the Business Objects Enterprise object code which provides administrative capabilities such as security, user management, and report distribution and supports data representation structures called universes. "**Full Web Intelligence**" shall mean that Client has access to web intelligence features which shall comprise authoring, modifying and changing existing reports, and reporting access.

Application Module / Functionality	Site-Based License Specifications	Business Objects License Term Commencement Date
SAP's Business Objects	• 12 NULs BOE Platform Licenses • 12 NULs BOE Platform Web Intelligence • 1 Business Objects Enterprise software	ADS/ArDS License Effective Date

(b) Client paid fourteen thousand two hundred eighty US dollars ($14,280 US) for the above SAP Business Objects licenses and paid two thousand one hundred forty-two US ($2,142 US) dollars for each of the first two years of the annual maintenance fee (per **Section 4.2 (c) (SAP's Business Objects Annual Maintenance)** below). The use of Business Objects software is subject to the terms and conditions set forth in **Attachment 2 (SAP Software License and Support Agreement)**.

(c) **SAP's Business Objects Annual Maintenance.** The annual maintenance fees for SAP's Business Objects are fifteen percent (15%) of the license fees as initially set forth in **Section 4.2 (b)** above and invoiced and payable annually in advance each June subject to **Section 14 (Payment and Billing) of the Agreement**. Such annual maintenance fees are subject to **Section 7 (Price Adjustment) of Exhibit C (Charges)**.

ATTACHMENT 2

SAP SOFTWARE LICENSE AND SUPPORT AGREEMENT

SOFTWARE LICENSE AND SUPPORT AGREEMENT
General Terms and Conditions
("GTC")

1. DEFINITIONS.

1.1 "Add-on" means any development that adds new and independent functionality, but does not modify existing SAP functionality, and is developed using SAP application programming interfaces or other SAP code that allows other software products to communicate with or call on SAP Software.

1.2 "Affiliate" means any legal entity in the Territory in which the Licensee, directly or indirectly, holds more than fifty percent (50%) of the shares or voting rights. Any such legal entity shall be considered an Affiliate for only such time as such interest is maintained.

1.3 "Agreement" means these GTCs, any Order Form referencing these GTCs, and the Use Terms and Schedules referenced by these GTCs and/or such Order Forms. All such components are integral to the agreement, and collectively are referred to herein as the "Agreement".

1.4 "Business Partner" means a legal entity or individual that requires access to the Software in connection with Licensee's internal business operations, such as customers, distributors and/or suppliers of Licensee.

1.5 "Confidential Information" means, with respect to Licensee: Licensee's marketing and business plans and/or financial information, and with respect to SAP : (a) the Software and Documentation and other SAP Materials, including without limitation the following information regarding the Software: (i) computer software (object and source codes), programming techniques and programming concepts, methods of processing, system designs embodied in the Software; (ii) benchmark results, manuals, program listings, data structures, flow charts, logic diagrams, functional specifications, file formats; and (iii) discoveries, inventions, concepts, designs, flow charts, documentation, product specifications, application program interface specifications, techniques and processes relating to the Software; (b) the research and development or investigations of SAP; and (c) product offerings, content partners, product pricing, product availability, technical drawings, algorithms, processes, ideas, techniques, formulas, data, schematics, trade secrets, know-how, improvements, marketing plans, forecasts and strategies. In addition, Confidential Information of either SAP or Licensee (the party disclosing such information being the "Disclosing Party") includes information which the Disclosing Party protects against unrestricted disclosure to others that (i) the Disclosing Party or its representatives identifies as confidential at the time of disclosure; or (ii) should reasonably be understood to be confidential given the nature of the information and the circumstances surrounding its disclosure; including, without limitation, information from, about or concerning any third party that is disclosed under this Agreement.

1.6 "Designated Unit" means information technology devices (e.g. hard disks or central processing units) identified by Licensee pursuant to this Agreement that have been officially made known to the public as appropriate for Use or interoperation with the Software.

1.7 "Documentation" means SAP's then-current technical and/or functional documentation which is delivered or made available to Licensee with the Software under this Agreement.

1.8 "Intellectual Property Rights" means patents of any type, design rights, utility models or other similar invention rights, copyrights, mask work rights, trade secret or confidentiality rights, trademarks, trade names and service marks and any other intangible property rights, including applications and registrations for any of the foregoing, in any country, arising under statutory or common law or by contract and whether or not perfected, now existing or hereafter filed, issued, or acquired.

1.9 "Modification" means (i) a change to the delivered source code or metadata; or (ii) any development, other than a change to the delivered source code or metadata, that customizes, enhances, or changes existing functionality of the Software including, but not limited to, the creation of any new application program interfaces, alternative user interfaces or the extension of SAP data structures; or (iii) any other change to the Software (other than an Add-on) utilizing or incorporating any SAP Materials (defined below).

1.10 "SAP Materials" means any software, programs, tools, systems, data or other materials made available by SAP to Licensee prior to or in the course of the performance under this Agreement including, but not limited to, the Software and Documentation, as well as any information, materials or feedback provided by Licensee to SAP relating to the Software and Documentation.

1.11 "SAP Support" means SAP's then-current SAP support offering specified in the applicable Software Order Forms and made available to Licensee as stated in the applicable SAP Support Schedule found at www.sap.com/company/legal/index.epx as of the effective date of the first Software Order Form issued under these GTCs. Such SAP Support Schedule is incorporated herein by reference and made a part hereof. SAP recommends Licensee prints a copy of the applicable SAP Support Schedule for Licensee's own records.

1.12 "Software" means (i) any and all software products licensed to Licensee under this Agreement as specified in Software Order Forms hereto, all as developed by or for SAP, SAP SE and/or any of their affiliated companies and delivered to Licensee hereunder; (ii) any new releases, updates or versions thereof made available through unrestricted shipment pursuant to SAP Support or warranty obligation and (iii) any complete or partial copies of any of the foregoing.

1.13 "Software Order Form" means the order form for the Software, Third Party Software and related SAP Support ordered by Licensee thereunder, including information on Software, Third Party Software, SAP Support, fees, and other information necessary for the delivery of such items to Licensee.

1.14 "Territory" means the world except for those countries prohibited by United States' export laws and further subject to Section 12.4 of the GTC.

1.15 "Third Party Software" means (i) any and all software products and content licensed to Licensee under this Agreement as specified in Software Order Forms hereto, all as developed by companies other than SAP, SAP SE and/or any of their affiliated companies and delivered to Licensee hereunder; (ii) any new releases, updates or versions thereof made available through SAP Support or warranty obligations and (iii) any complete or partial copies of any of the foregoing.

1.16 "Use" means to activate the processing capabilities of the Software, load, execute, access, employ the Software, or display information resulting from such capabilities.

1.17 "Use Terms" means, with regard to Software specified in a Software Order Form, the SAP Software Use Rights document current at the time of execution of such Software Order Form, copies of which are found at www.sap.com/company/legal/index.epx and made a part hereof. Such SAP Software Use Rights documents are incorporated herein by reference. SAP recommends Licensee prints copies of the applicable SAP Software Use Rights documents for Licensee's own records

2. LICENSE GRANT.

2.1 License.

2.1.1 Subject to Licensee's compliance with all the terms and conditions of this Agreement, SAP grants to Licensee a non-exclusive, non-transferable, perpetual (except for subscription based or term licenses) license to Use the Software, Documentation, and other SAP Materials at specified site(s) within the Territory to run Licensee's and its Affiliates' internal business operations (including customer back-up and passive disaster recovery) and to provide internal training and testing for such internal business operations, unless terminated in accordance with the terms of this Agreement. Licensee may make Modifications and/or Add-ons to the Software in furtherance of its permitted Use under this Agreement, and shall be permitted to use Modifications and Add-ons with the Software in accordance with this Section 2.1.1 and Section 6.3.Licensee shall not: (i) use the SAP Materials to provide services to third parties (e.g., business process outsourcing, service bureau applications or third party training) other than to Affiliates (subject to Section 2.2); (ii) lease, loan, resell, sublicense or otherwise distribute the SAP Materials, other than distribution to Affiliates (subject to Section 2.2); (iii) make any Use of or perform any acts with respect to the SAP Materials other than as expressly permitted in accordance with the terms of this Agreement; (iv) use Software components other than those specifically identified in the Software Order Form, even if it is also technically possible for Licensee to access other Software components. Licensee may permit Business Partners to Use the Software only through screen access, solely in conjunction with Licensee's Use, and may not Use the Software to run any of Business Partners' business operations.

2.1.2 Licensee agrees to install the Software only on Designated Units located at Licensee's facilities and in Licensee's direct possession. With advance written notice to SAP, the information technology devices may also be located in the facilities of an Affiliate or a Service Provider and be in the Affiliate's or Service Provider's direct possession. Licensee must be appropriately licensed as stated in the Use Terms for any individuals that Use the Software, including employees or agents of Affiliates and Business Partners. Use may occur by way of an interface delivered with or as a part of the Software, a Licensee or third-party interface, or another intermediary system.

2.1.3 The terms and conditions of this Agreement relative to "Software" apply to Third Party Software except (i) Licensee shall not make Modifications and/or Add-ons to Third Party Software or otherwise modify Third Party Software unless expressly authorized by SAP; and (ii) subject to Section 12.9, as otherwise stated in the Use Terms, a Schedule, an Order Form, or an Amendment.

2.2 Affiliate Use. Affiliates' Use of the Software, Documentation and other SAP Materials to run their internal business operations as permitted under Section 2.1.1 is subject to the following: (i) Licensee ensures that the Affiliate agree in writing to comply with the terms of this Agreement; and (ii) a breach of the Agreement terms by Affiliate shall be considered a breach by Licensee hereunder. If Licensee has an affiliate or subsidiary with a separate license or support agreement for SAP software with SAP SE, any SAP SE affiliate (including SAP) or any other distributor of SAP software, the Software shall not be Used to run such affiliate's or subsidiary's business operations and such affiliate or subsidiary shall not receive any support services under this Agreement even if such separate agreement has expired or is terminated, unless otherwise agreed to in writing by the parties.

2.3 Services Providers. With SAP's prior written consent, Licensee may permit services providers to access the Software solely for the purpose of providing facility, implementation, systems, application management or disaster recovery services to Licensee in connection with the business of Licensee for which the Software is herein licensed provided: (i) these rights will continue only while Licensee and such services provider have in place a written agreement that includes provisions requiring such services provider's compliance with the terms of this Agreement prior to such access, including without limitation non-disclosure of SAP Confidential Information; (ii) Licensee must be appropriately licensed for all employees of such services provider authorized to access the Software; (iii) such services provider shall be permitted to Use the Software solely to install and configure the Software in accordance with the business of Licensee as set forth herein (or in the case of a disaster recovery vendor, to provide disaster recovery services only); (iv) under no circumstances may such services provider Use the Software to operate or provide processing services to Licensee or any other party, or in connection with such services provider's own business operations; (v) Licensee shall be responsible for any additional Software, migration tools, or third party software needed to effect such transition; and (vi) Licensee expressly agrees to indemnify SAP, its officers, employees, agents and subcontractors from and against all claims, liabilities, losses, damages and costs (including reasonable attorney fees) suffered by SAP arising from a breach by the services provider of the conditions of this Agreement. Upon SAP request, Licensee shall provide written confirmation to SAP that items (i)-(iv) are fulfilled.

3. VERIFICATION. SAP shall be permitted to audit (at least once annually and in accordance with SAP standard procedures, which may include on-site and/or remote audit) the usage of the SAP Materials. Licensee shall cooperate reasonably in the conduct of such audits. In the event an audit reveals that (i) Licensee underpaid license fees and/or SAP Support fees to SAP and/or (ii) that Licensee has Used the Software in excess of the license quantities or levels stated in the Software Order Form, Licensee shall pay such underpaid fees and/or for such excess usage based on the then-current SAP price list, terms and conditions in effect at the time of the audit, and shall execute an additional Software Order Form to affect the required licensing of any additional quantities or levels. Reasonable costs of SAP's audit shall be paid by Licensee if the audit results indicate usage in excess of the licensed quantities or levels. SAP reserves all rights at law and equity with respect to both Licensee's underpayment of License fees or SAP Support fees and usage in excess of the license quantities or levels.

4. PRICE, PAYMENT, AND DELIVERY.

4.1 Fees. Licensee shall pay to SAP the software license fees and the support fees as specified in the Software Order Forms. Any fees not paid when due shall accrue interest at the rate of 18% (eighteen percent) per annum, but not to exceed the maximum amount as allowed by law. SAP will deliver the Software and SAP Support by making it available for electronic download through the SAP ServiceMarketplace (http://service.sap.com/swdc) to Licensee. Risk of loss passes at the time of such electronic delivery. Licensee agrees not to request any physical delivery of Software or SAP Support and should it occur that any such delivery will be rejected by Licensee. Licensee agrees and understands that the calculation of Taxes may be affected by the delivery method and delivery location of the Software and corresponding SAP Support.

4.2 Taxes. Fees and other charges described in this Agreement do not include sales, VAT, withholding, use, property, excise, service, or similar taxes ("Tax(es)") now or hereafter levied, all of which shall be for Licensee's account. Any applicable direct pay permits or valid tax-exempt certificates must be provided to SAP prior to the execution of this Agreement. If SAP is required to pay Taxes, Licensee shall reimburse SAP for such amounts. Licensee hereby agrees to indemnify SAP for any Taxes and related costs, interest and penalties paid or payable by SAP.

5. TERM.

5.1. Term. This Agreement and the license granted hereunder shall become effective as of the date first set forth in the applicable Software Order Form issued under these GTCs and shall continue in effect thereafter unless this Agreement is terminated upon the earliest to occur of the following: (i) thirty days after Licensee gives SAP written notice of Licensee's direction to terminate this Agreement, for any reason, but only after payment of all License and SAP Support fees then due and owing; (ii) thirty days after SAP gives Licensee written notice of Licensee's material breach of any provision of this Agreement (other than Licensee's breach of its obligations under Sections 6, 10 or 11, which breach shall result in immediate termination), including Licensee's failure to pay any money due hereunder, unless Licensee has cured such breach during such thirty day period; (iii) immediately if Licensee files for bankruptcy, becomes insolvent, or makes an assignment for the benefit of creditors. For the avoidance of any doubt, termination of this Agreement shall strictly apply to all Software licensed under this Agreement, its appendices, schedules, addenda and order documents and any partial termination of this Agreement by Licensee shall not be permitted in respect of any part of this Agreement, its appendices, schedules, addenda, order documents.

5.2 End of Term Duties. Upon any termination hereunder, Licensee and its Affiliates shall immediately cease Use of all SAP Materials and Confidential Information. Within thirty (30) days after any termination, Licensee shall irretrievably destroy or upon SAP's request deliver to SAP all copies of the SAP Materials and Confidential Information in every form, except to the extent it is legally required to keep it for a longer period in which case such return or destruction shall occur at the end of such period. Licensee must certify to SAP in writing that it has satisfied its obligations under this Section 5.2. Licensee agrees to certify in writing to SAP that it and each of its Affiliates has performed the foregoing. Sections 3, 4, 5.2, 6, 7.2, 8, 9, 10, 12.4, 12.5, 12.6 and 12.8 shall survive such termination. In the event of any termination hereunder, Licensee shall not be entitled to any refund of any payments made by Licensee. Termination shall not relieve Licensee from its obligation to pay fees that remain unpaid.

6. INTELLECTUAL PROPERTY RIGHTS.

6.1 Reservation of Rights. The SAP Materials, and all Intellectual Property Rights embodied therein, shall be the sole and exclusive property of SAP, SAP SE (the parent company of SAP) or its or their licensors, subject to any rights expressly granted to Licensee in Section 2 and 6.3 herein. Except for the rights set forth in Sections 2 and 6.3 herein, Licensee is not permitted to modify or otherwise make derivative works of the Software or other SAP Materials.

6.2 Protection of Rights. Licensee shall not copy, translate, disassemble, decompile, nor reverse engineer the Software or other SAP Materials. Licensee shall not create or attempt to create the source code from the object code of the Software or other SAP Materials. Licensee is permitted to back up data in accordance with good information technology practice and for this purpose to create the necessary backup copies of the Software. Backup copies on transportable discs or other data media must be marked as backup copies and bear the same copyright and authorship notice as the original discs or other data media, unless technically infeasible. Licensee must not change or remove SAP's copyright and authorship notices.

6.3 Modifications/Add-ons.

6.3.1 Licensee shall comply with SAP's registration procedure prior to making Modifications or Add-ons. All Modifications and all rights associated therewith shall be the exclusive property of SAP, SAP SE or its or their licensors. All Add-ons developed by SAP (either independently or jointly with Licensee) and all rights associated therewith shall be the exclusive property of SAP, SAP SE or its or their licensors. Licensee agrees to execute those documents reasonably necessary to secure SAP's rights in the foregoing Modifications and Add-ons. All Add-ons developed by or on behalf of Licensee without SAP's participation ("Licensee Add-on"), and all rights associated therewith, shall be the exclusive property of Licensee subject to SAP's rights in and to the Software and SAP Materials; provided, Licensee shall not commercialize, market, distribute, license, sublicense, transfer, assign or otherwise alienate any such Licensee Add-ons. SAP retains the right to independently develop its own Modifications or Add-ons to the Software, and Licensee agrees not to take any action that would limit SAP's sale, assignment, licensing or use of its own Software or Modifications or Add-ons thereto.

6.3.2 Any Modification developed by or on behalf of Licensee without SAP's participation or Licensee Add-on must not (and subject to other limitations set forth herein): enable the bypassing or circumventing any of the restrictions set forth in this Agreement and/or provide Licensee with access to the Software to which Licensee is not directly licensed; nor unreasonably impair, degrade or reduce the performance or security of the Software; nor render or provide any information concerning SAP software license terms, Software, or any other information related to SAP Materials.

6.3.3 Licensee covenants, on behalf of itself and its successors and assigns, not to assert against SAP or its affiliated companies, or their resellers, distributors, suppliers, commercial partners and customers, any rights in any (i) Licensee Add-ons or Modifications , or (ii) other functionality of the SAP Software accessed by such Licensee Add-ons or Modifications.

7. PERFORMANCE WARRANTY.

7.1 Warranty. SAP warrants that the Software will substantially conform to the specifications contained in the Documentation for six months following delivery. The warranty shall not apply: (i) if the Software is not used in accordance with the Documentation; or (ii) if the defect is caused by a Modification or Add-on (other than a Modification or Add-on made by SAP and which is provided through SAP Support or under warranty), Licensee or third-party software; or (iii) to any Licensee unlicensed activities. SAP does not warrant that the Software will operate uninterrupted or that it will be free from minor defects or errors that do not materially affect such performance, or that the applications contained in the Software are designed to meet all of Licensee's business requirements. Provided Licensee notifies SAP in writing with a specific description of the Software's nonconformance within the warranty period and SAP validates the existence of such nonconformance, SAP will, at its option: a) repair or replace the nonconforming Software, or b) refund the license fees paid for the applicable nonconforming Software in exchange for a return of such nonconforming Software. This is Licensee's sole and exclusive remedy under this warranty.

7.2 Express Disclaimer. SAP AND ITS LICENSORS DISCLAIM ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT TO THE EXTENT THAT ANY WARRANTIES IMPLIED BY LAW CANNOT BE VALIDLY WAIVED.

8. THIRD PARTY CLAIMS.

8.1 Infringement and Defense of Licensee. SAP shall defend Licensee against claims brought against Licensee in the Territory by any third party alleging that Licensee's Use of the Software, in accordance with the terms and conditions of this Agreement, constitutes a direct infringement or misappropriation of such third party's patent claim(s), copyright or trade secret rights, and SAP will pay damages finally awarded against Licensee (or the amount of any settlement SAP enters into) with respect to such claims. This obligation of SAP shall not apply if the alleged infringement or misappropriation results from (i) Use of the Software in conjunction with any other software; (ii) Use of the Software with an apparatus other than a Designated Unit; (iii) failure to promptly use an update provided by SAP if such infringement or misappropriation could have been avoided by use of the update; or (iv) any Use not permitted by this Agreement. This obligation of SAP also shall not apply if Licensee fails to timely notify SAP in writing of any such claim; however Licensee's failure to provide or delay in providing such notice shall not relieve SAP of its obligations under this Section except to the extent SAP is prejudiced by Licensee's failure to provide or delay in providing such notice. SAP is permitted to control fully the defense and any settlement of any such claim as long as such settlement shall not include a financial obligation on or admission of liability by Licensee. In the event Licensee declines SAP's proffered defense, or otherwise fails to give full control of the defense to SAP's designated counsel, then Licensee waives SAP's obligations under this Section 8.1. Licensee shall reasonably cooperate in the defense of such claim and may appear, at its own expense, through counsel reasonably acceptable to SAP. SAP expressly reserves the right to cease such defense of any claim(s) in the event the Software is no longer alleged to infringe or misappropriate, or is held not to infringe or misappropriate, the third party's rights. SAP may settle or mitigate damages from any claim or potential claim by substituting alternative substantially equivalent non-infringing programs and supporting documentation for the Software. Licensee shall not undertake any action in response to any infringement or misappropriation, or alleged infringement or misappropriation of the Software that is prejudicial to SAP's rights.

8.2 THE PROVISIONS OF THIS SECTION 8 STATE THE SOLE, EXCLUSIVE, AND ENTIRE LIABILITY OF SAP AND ITS LICENSORS TO LICENSEE, AND IS LICENSEE'S SOLE REMEDY, WITH RESPECT TO THE INFRINGEMENT OR MISAPPROPRIATION OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

9. LIMITATIONS OF LIABILITY.

9.1 Not Responsible. SAP and its licensors will not be responsible under this Agreement (i) if the Software is not used in accordance with the Documentation; or (ii) if the defect or liability is caused by Licensee, a Modification or Add-on (other than a Modification or Add-on made by SAP which is provided through SAP Support or under warranty), or third-party software; or (iii) if the Software is used in conjunction with any third party software for which the Licensee lacks sufficient rights from the third party vendor for such use; or (iv) for any Licensee activities not permitted under this Agreement. SAP AND ITS LICENSORS SHALL NOT BE LIABLE FOR ANY CLAIMS OR DAMAGES ARISING FROM INHERENTLY DANGEROUS USE OF THE SOFTWARE AND/OR THIRD-PARTY SOFTWARE LICENSED HEREUNDER.

9.2 Exclusion of Damages; Limitation of Liability. ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, EXCEPT FOR (I) DAMAGES RESULTING FROM (a) UNAUTHORIZED USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION; OR (b) DEATH OR PERSONAL INJURY ARISING FROM EITHER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; OR (II) SAP'S OBLIGATIONS UNDER SECTION 8.1; OR (III) SAP'S RIGHT TO COLLECT UNPAID FEES, UNDER NO CIRCUMSTANCES AND REGARDLESS OF THE NATURE OF ANY CLAIM SHALL SAP, ITS LICENSORS OR LICENSEE BE LIABLE TO EACH OTHER OR ANY OTHER PERSON OR ENTITY FOR AN AMOUNT IN EXCESS OF THE PAID LICENSE FEES FOR THE SOFTWARE DIRECTLY CAUSING THE DAMAGES OR BE LIABLE IN ANY AMOUNT FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, ATTORNEYS' FEES, COURT COSTS, INTEREST OR EXEMPLARY OR PUNITIVE DAMAGES.

9.3 Exclusions and Limitations for Third Party Software. SUBJECT TO THE EXCLUSION OF DAMAGES STATED IN SECTION 9.2 AND WITH RESPECT TO THIRD PARTY SOFTWARE, UNDER NO CIRCUMSTANCES AND REGARDLESS OF THE NATURE OF ANY CLAIM SHALL SAP OR ITS LICENSORS' BE LIABLE FOR AN AMOUNT IN EXCESS OF THE PAID LICENSE FEES FOR THE THIRD PARTY SOFTWARE DIRECTLY CAUSING THE DAMAGES.

9.4 The provisions of this Agreement allocate the risks between SAP and Licensee. The license fees reflect this allocation of risk and the limitations of liability herein.

10. CONFIDENTIALITY.

10.1. Use of Confidential Information. Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. Any reproduction of any Confidential Information of the other shall remain the property of the disclosing party and shall contain any and all confidential or proprietary notices or legends which appear on the original. With respect to the Confidential Information of the other, each party : (a) shall take all Reasonable Steps (defined below) to keep all Confidential Information strictly confidential; and (b) shall not disclose any Confidential Information of the other to any person other

than its bona fide individuals whose access is necessary to enable it to exercise its rights and/or perform its obligations hereunder, and who are under obligations of confidentiality substantially similar to those set forth herein. As used herein "Reasonable Steps" means those steps the receiving party takes to protect its own similar proprietary and confidential information, which shall not be less than a reasonable standard of care. Confidential Information of either party disclosed prior to execution of this Agreement shall be subject to the protections afforded hereunder.

10.2 Exceptions. The above restrictions on the use or disclosure of the Confidential Information shall not apply to any Confidential Information that: (a) is independently developed by the receiving party without reference to the disclosing party's Confidential Information, or is lawfully received free of restriction from a third party having the right to furnish such Confidential Information; (b) has become generally available to the public without breach of this Agreement by the receiving party; (c) at the time of disclosure, was known to the receiving party free of restriction; or (d) the disclosing party agrees in writing is free of such restrictions.

10.3 Confidential Terms and Conditions; Publicity. Licensee shall not disclose the terms and conditions of this Agreement or the pricing contained herein to any third party. Neither party shall use the name of the other party in publicity, advertising, or similar activity, without the prior written consent of the other, except that Licensee agrees that SAP and its affiliated companies may use Licensee's name in customer listings or, at times mutually agreeable to the parties, as part of SAP's marketing efforts (including without limitation reference calls and stories, press testimonials, site visits, SAPPHIRE participation). SAP will make reasonable efforts to avoid having the reference activities unreasonably interfere with Licensee's business. Licensee agrees that SAP may share information on Licensee with its affiliated companies for marketing and other business purposes and that Licensee has secured permission from its employees to allow SAP to share business contact information with its affiliates.

11. ASSIGNMENT. Licensee may not, without SAP's prior written consent, assign, delegate, pledge, or otherwise transfer this Agreement, or any of its rights or obligations under this Agreement, or the SAP Materials or SAP Confidential Information, to any party, whether voluntarily or by operation of law, including by way of sale of assets, merger or consolidation. SAP may assign this Agreement to any of its affiliates.

12. GENERAL PROVISIONS.

12.1 Severability. It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

12.2 No Waiver. If either party should waive any breach of any provision of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision hereof.

12.3 Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and which shall together constitute one Agreement. Signatures sent by electronic means (facsimile, scanned and sent via e-mail, or signed by electronic signature service where legally permitted) shall be deemed original signatures.

12.4 Regulatory Matters. The Software, Documentation and SAP Materials are subject to the export control laws of various countries, including without limit the laws of the United States and Germany. Licensee agrees that it will not submit the Software, Documentation or other SAP Materials to any government agency for licensing consideration or other regulatory approval without the prior written consent of SAP, and will not export the Software, Documentation and SAP Materials to countries, persons or entities prohibited by such laws. Licensee shall also be responsible for complying with all applicable governmental regulations of the country where Licensee is registered, and any foreign countries with respect to the use of the Software, Documentation or other SAP Materials by Licensee and/or its Affiliates.

12.5 Governing Law; Limitations Period. This Agreement and any claims arising out of or relating to this Agreement and its subject matter shall be governed by and construed under the laws of Commonwealth of Pennsylvania ,without reference to its conflicts of law principles. In the event of any conflicts between foreign law, rules, and regulations, and United States law, rules, and regulations, United States law, rules, and regulations shall prevail and govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The Uniform Computer Information Transactions Act as enacted shall not apply. Licensee must initiate a cause of action for any claim(s) arising out of or relating to this Agreement and its subject matter within one (1) year from the date when Licensee knew, or should have known after reasonable investigation, of the facts giving rise to the claim(s).

12.6 Notices. All notices or reports which are required or may be given pursuant to this Agreement shall be in writing and shall be deemed duly given when delivered to the respective executive offices of SAP and Licensee at the addresses first set forth in any Software Order Form. Where in this Section 12.6 or elsewhere in this Agreement a written form is required, except for any notice of termination or notice of a material breach which shall occur by exchange of letter(s), that requirement can be met by facsimile transmission, exchange of letters or other written form, including email..

12.7 Force Majeure. Any delay or nonperformance of any provision of this Agreement (other than for the payment of amounts due hereunder) caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement, and the time for performance of such provision, if any, shall be deemed to be extended for a period equal to the duration of the conditions preventing performance.

12.8 Entire Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between SAP and Licensee, and all previous representations, discussions, and writings are merged in, and superseded by this Agreement and the parties disclaim any reliance on any such representations, discussions and writings. This Agreement may be modified only by a writing signed by both parties. This Agreement shall prevail over any additional, conflicting, or inconsistent terms and conditions which may appear on any purchase order or other document furnished by Licensee to SAP. This Agreement shall prevail over any additional, conflicting or inconsistent terms and conditions which may appear in any clickwrap end user agreement included in the Software. Signatures sent by electronic means (facsimile or scanned and sent via e-mail) shall be deemed original signatures. This Agreement does not create any partnership, joint venture or principal-and-agent relationship.

12.9 Order of Precedence. In the event of a conflict or inconsistency between the provisions of the components of the Agreement, then the following order of precedence shall be used in resolving such conflict or inconsistency: (1) the Software Order Form's terms

and conditions shall take precedence over any other component of the Agreement; (2) then the Schedule(s); (3) then the GTC; (4) then, and last, the Use Terms. Notwithstanding the foregoing, if there are any third party pass-through terms and conditions applicable to Third Party Software stated in the Use Terms, those terms and conditions must prevail over any conflicting or inconsistent terms of any component of the Agreement.

Schedule A to the GTC
"Professional Services Schedule"

The parties agree that this Schedule is hereby annexed to and made a part of the GTC. In each instance in which provisions of this Schedule contradict or are inconsistent with the provisions of the GTC, the provisions of this Schedule shall prevail and govern.

WHEREAS, Licensee licensed from SAP the right to Use SAP Software pursuant to the Agreement and SAP provides, through its employees, affiliates, and third party contractors ("Consultants"), consulting and professional services ("Services") including support of installation and implementation of the licensed Software in the United States.

1. Services. Upon request by Licensee, SAP will provide a Consultant(s) to perform, at Licensee's direction, consulting and professional services including support of installation and implementation of the applicable SAP Software ("Services"). Any Statement(s) of Work ("SOW") more fully describing the project assumptions, scope, duration and fees for the Services shall reference this Schedule. All Services of the SAP Consultant(s) will be coordinated with the designated Licensee representative. Licensee is responsible for making the necessary internal arrangements for the carrying out of the Services on a non-interference basis.

2. Satisfaction with Performance. If at any time Licensee or SAP is dissatisfied with the material performance of an assigned Consultant or a Licensee project team member, the dissatisfied party shall immediately report such dissatisfaction to the other party in writing and may request a replacement. The other party shall use its reasonable discretion in accomplishing any such change.

3. Compensation of SAP. All Services will be provided by SAP on a time and expense basis at SAP's then current rates, unless otherwise agreed by the parties in a SOW.

4. Taxes. The fees listed in the applicable SOW do not include taxes. If SAP is required to pay sales, use, property, value-added or other taxes based on the Services provided under this Schedule, then such taxes shall be billed to and paid by Licensee. This section shall not apply to taxes based on SAP's income. Licensee also agrees to pay SAP for additional tax amounts if any, created by the taxability of Consultants reimbursed travel and living expenses resulting from long term assignments at Licensee's locations.

5. Work Product. Unless otherwise agreed to in writing by the parties in a SOW, SAP shall have the sole and exclusive right, title and ownership to any and all ideas, concepts, or other intellectual property rights related in any way to the techniques, knowledge or processes of the SAP Services and deliverables, whether or not developed for Licensee.

6. Warranty. SAP warrants that its Services shall be performed consistent with generally accepted industry standards. SAP MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NOR ANY OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, IN CONNECTION WITH THIS SCHEDULE AND THE SERVICES PROVIDED HEREUNDER.

7. Limitation of Liability. WITH RESPECT TO SERVICES, ANYTHING TO THE CONTRARY NOTWITHSTANDING, EXCEPT FOR DAMAGES RESULTING FROM UNAUTHORIZED USE OR DISCLOSURE OF THE PROPRIETARY INFORMATION AND SAP'S RIGHT TO COLLECT UNPAID FEES, UNDER NO CIRCUMSTANCES SHALL SAP, ITS CONSULTANTS OR LICENSEE BE LIABLE TO EACH OTHER OR ANY OTHER PERSON OR ENTITY FOR AN AMOUNT OF DAMAGES IN EXCESS OF THE FEES PAID FOR THE APPLICABLE SERVICES HEREUNDER OR BE LIABLE IN ANY AMOUNT FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, OR EXEMPLARY OR PUNITIVE DAMAGES. The provisions of the Schedule allocate the risks between SAP and Licensee. The License Fees reflect this allocation of risk and the limitations of liability herein.

8. Termination. The terms of this Schedule shall be effective as of the Effective Date of the Agreement and shall remain in effect until terminated by either party upon thirty (30) days prior written notice or otherwise in accordance with a particular SOW. Licensee shall be liable for payment to SAP for all Services provided prior to the effective date of any such termination, including any expenses incurred pursuant to the provision of such Services, in accord with the applicable SOW.

9. General Provisions.

   9.1 SAP may subcontract all or part of the Services to be performed to a qualified third party.

   9.2 With respect to the Services provided by SAP under this Schedule and any SOW hereto, the relationship of SAP and Licensee is that of an independent contractor.

   9.3 This Schedule, including any applicable SOWs, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject matter. In the event of any inconsistencies between this Schedule and a SOW, the SOW shall take precedence over the Schedule. Any purchase order or other document issued by Licensee is for administrative convenience only.

10. Survival. Sections 5 and 7 above shall survive any termination of this Schedule.

EXHIBIT H

BUSINESS CONTINUITY SERVICES (DISASTER RECOVERY)

This Exhibit H applies only to Remote Processing Services.

FIS maintains a recovery plan designed to minimize the risks associated with a disaster affecting FIS' ability to provide the Services under this Agreement.

In order to effectively maintain and manage the data processing requirements during a declared Disaster, Client and FIS agree to the following business continuity provisions:

1. Recovery Resource Procedures.

1.1. **Disaster Alerts and Notifications**. When an event occurs, or is anticipated to occur, that could cause FIS to declare a Disaster, FIS' account manager shall promptly notify Client.

1.2. **Disaster Declarations**. Upon the declaration of a Disaster by FIS, FIS will promptly initiate preparations to accommodate production processing at the Recovery Facility.

2. Recovery Timelines. FIS will recover the Remote Processing Software according to the timelines below:

Software and Network	**Recovery Timeline**
Applications / Network	Within forty-eight (48) hours of FIS' declaration of a Disaster, with an RPO of twenty-four (24) hours, or last good backup

In the event that the Office of Thrift Supervision (OTS) or other federal regulatory agencies notify Client regarding any Disaster Recovery issues, FIS will use its reasonable efforts to assist Client with resolving any concerns or complying with any requirements of the OTS or other federal regulatory agency.

3. Recovery Plan. FIS agrees to maintain a written plan (the "**Recovery Plan**") for dealing with Recovery Services on behalf of Subscribing Clients. A current copy of the Recovery Plan shall be maintained at the FIS Facility and at FIS' Recovery Facility. Client will be provided a continuity program summary. Additionally, if required as part of an audit, Client will have access to view redacted portions of the Recovery Plan specific to the Client; such access is allowed only while on-site at the FIS Facility and requires 60 days' advance request.

4. **Recovery Exercises**. FIS will test its disaster recovery capabilities as part of an annual FIS Facility Recovery Exercise (held in the Recovery Facility or its equivalent) once per calendar year, beginning with the first full calendar year of the Term. Client will be invited to participate in the Recovery Exercise to the extent required by FIS to verify the effectiveness of FIS' Recovery Plan. FIS will provide a summary report of the exercise and its results to Client on an annual basis. FIS will schedule the annual Recovery Exercise and will notify Client a reasonable time in advance and in writing of the scheduled date. FIS will work with Client to define the scope and objectives for Client participation in the Recovery Exercise.

5. **Responsibilities of The Parties**. In connection with FIS' provision of the Recovery Services pursuant to this Exhibit, and in addition to other responsibilities and obligations hereunder, the parties have certain responsibilities under this Exhibit as follows:

5.1. **Audit Controls**. Client shall cooperate with FIS to establish audit controls, backup files, backup programs, security procedures and check points in connection with FIS' use of the Recovery Services.

5.2. **Client Recovery Administrator**. Client will assign a recovery administrator to work with FIS on Disaster recovery issues.

5.3. **Contact List**. Client shall provide FIS with the names and primary and secondary telephone numbers of at least three (3) individuals to contact in the event of a Disaster declaration by FIS.

5.4. **Delivery**. Client must provide full support of Data transfer to the Recovery Facility by technologically current means. Client will cooperate fully and comply with reasonable written and mutually understood requests for data necessary to fully exercise and support Recovery Exercise testing.

5.5. **Point of Contact**. FIS will communicate through the designated FIS account manager or Resident Staff designee for Disaster Recovery related communications and activities.

5.6. **Processing Frequency**. Client acknowledges and agrees the on-line and batch processing schedules and frequencies could be modified as a result of processing at the Recovery Facility. The applications processed will be consistent with the priorities set forth in the Recovery Plan.

5.7. **Time of Performance**. FIS will use commercially reasonable efforts to provide the data processing services set forth in the Agreement. Client acknowledges, however, that the circumstances of a Disaster are likely to adversely impact the timeliness of

data processing functions, and hereby waives any reasonable delay in processing due solely as a result of the Disaster.

5.8. **Other Processing**. Client is responsible for its own connectivity to Client-contracted processing outside of the FIS Facility.

5.9. **Client Employees**. Client shall be responsible for any costs or expenses incurred by its own employees and agents related to this **Exhibit H (Business Continuity Services (Disaster Recovery))**.

6. Services. The Recovery Services to be provided by FIS to Client, except as otherwise identified in this Exhibit, shall consist of the following:

6.1. **Additional Services.** FIS shall provide the professional Business Recovery Planning Services and deliverables as agreed by the parties.

(a) **Recovery Exercises.** Planning meetings regarding the annual Recovery Exercise will be held on a regular basis prior to the scheduled Recovery Exercise. Client personnel may be invited to participate in such meetings as appropriate.

The annual Recovery Exercises will be monitored and facilitated by FIS. In the event that Client accepts FIS' invitation to actively participate in the annual Recovery Exercise, Client may view their exercise recovery files during the network swing portion of the exercise.

6.2. **Network Services**. FIS will provide the network capability and equipment described in **Exhibit J (Network Services)** and **Exhibit M (Fedline Services)** at the Recovery Facility. Client will provide similar equipment at the Recovery Facility and connect to the FIS network at a demarcation point. Client will be responsible for routing traffic to the Recovery Facility in the event of an exercise or actual disaster event.

7. Fees. The Recovery Services are included in the Monthly Minimum Processing Fee, as set forth in **Exhibit C (Charges).**

8. No Liability for Use Of Recovery Resources.
CLIENT ACKNOWLEDGES THAT FIS IS NOT LIABLE FOR ANY LOSS, CLAIM, DAMAGE OR EXPENSE DIRECTLY OR INDIRECTLY RESULTING FROM THE USE OF THE RECOVERY FACILITY AND RELATED SERVICES.

9. **Disclaimer of Warranties**.
ALL REPRESENTATIONS AND WARRANTIES OF FIS ARE EXPRESSLY SET FORTH HEREIN. ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE DISASTER RECOVERY

FACILITY AND RELATED SERVICES OR THEIR USE, ARE HEREBY EXCLUDED AND DISCLAIMED.

EXHIBIT I

REMOTE PROCESSING SOFTWARE

1. Remote Processing Software.

The Remote Processing Software shall be used to process Client Data will be run by FIS as part of **Exhibit E (Remote Processing Services)**. The list of Remote Processing Software may be amended by the mutual written agreement of the parties from time to time. If Client wishes to add to the list of Remote Processing Software, FIS will provide a pricing proposal for the Resident Staff and other resources that may be required to add and support such an application.

2. Client Provided Third Party Software.

The following applications will be run for Client as a part of the **Exhibit E (Remote Processing Services)**.

FISERV Fraud Analysis
Wolters Kluwer CTR
FISERV Reserve Link
Diebold 1Link (ATM)

EXHIBIT J

NETWORK SERVICES

The Parties' responsibilities with regard to the network used to provide and receive the Services are set forth in this **Exhibit J (Network Services)**, which relates to access to the FIS Facility. Any capitalized terms used but not defined in **Exhibit J (Network Services)** shall have the meaning set forth in the Agreement.

1. **FIS Network and Connectivity.**

   1.1. **FIS Network.** The "**FIS Network**" shall consist of the following and will be available as provided in **Section 2 (Network Configuration and Changes)** below:

   FIS will provision two 10 Mbps Ethernet access circuits at the Client Data Center from different network service providers to provide network connectivity from the FIS Facility into the FIS terminating equipment resident at the Client Data Center, including routers provided by FIS that are resident at the Client Data Center, related communication links from the FIS Facility to the Client Data Center and from FIS' disaster recovery site(s) to the Client Data Center, and associated management services related to that connectivity ("**Network Services**"). FIS will also provision one 10 Mbps Ethernet access circuit between the FIS Facility and Client's client server disaster recovery site, as well as one T1 circuit between the FIS Facility and Client's VRU disaster recovery site at Hilborn. FIS will be responsible for providing the necessary equipment (and associated maintenance on equipment), wiring and space at the FIS Facility, and purchase of network bandwidth for such connectivity. Further, FIS will manage the FIS Network connections by providing (i) helpdesk services, and (ii) 24x7 monitoring of the FIS Network operations.

   Client shall be responsible for extended demarcation of circuits at the Client location(s). FIS will use reasonable efforts to cooperate with Client or Client's network provider to assist in research and/or resolution of any network problems that are perceived to be on the Client's side of the demarcation line of the network (i.e. on the Client's side of the terminating routers provided by FIS at the Client locations). Similarly, Client will ensure that Client and or Client's network provider will provide similar cooperative efforts to FIS in research and resolution of any network problems.

   1.2. **Connectivity.** FIS shall provide the following connectivity for the FIS Network and such connectivity will be available as provided in **Section 2 (Network Configuration and Changes)** below:

   - Required connectivity within the FIS Facilities to support the FIS Network.

   1.3. **Third Party Connectivity**. The FIS Network does not include any connectivity for third party connections to vendors or other service providers required specifically by

Client, or any temporary VPN connections. Where third party connections will require changes to the FIS Network, FIS will define Client's third party network and equipment-related needs, design an appropriate solution, and to the extent such requirements are New Services, make a proposal to Client to reflect the additional charges, if any, for such new locations or changed locations. Upon mutual agreement, FIS will implement such additional connection.

2. Network Configuration and Changes.

The FIS Network configuration set forth in **Section 1 (FIS Network and Connectivity)** is the design as of the Effective Date. This configuration will be adjusted with mutually agreeable plans as necessary from time to time with FIS providing pricing for any changes.

3. FIS Network.

FIS will be responsible for monitoring and management of the FIS Network. Any network support, equipment, circuits or connectivity beyond FIS' side of the demarcation line is outside the scope of the Services under the Agreement.

4. Equipment and Communication Costs.

4.1. Client is responsible for all network and equipment costs on Client's side of the demarcation line. Additionally, if third party connections into the FIS Facilities are specifically required by Client and FIS does not already have connections with such third parties, FIS will provide such connections as a New Service. FIS shall be entitled to include in its proposed charges for New Services any direct additional costs for testing, transmission, usage and implementation. FIS agrees to use its reasonable efforts to mitigate costs, including the use of existing connections with third parties as much as practicable.

4.2. FIS will assist with and advise Client during the Term on the compatibility of Client's network and equipment selection and configuration on Client's side of the demarcation line with (a) the FIS Network, (b) the FIS Software, (c) FIS provided third party software, and (d) the Equipment. Client is responsible for the compatibility of the installation dates for Client's network on Client's side of the demarcation line and equipment with the installation schedule mutually agreed to by the Parties. In the event that additional or alternative equipment, including but not limited to, communication devices, terminals, printers, or file transfer systems, is required by Client on Client's side of the demarcation line (i) to submit Input Data, (ii) to download the Output, (iii) to access the FIS Software, third party software or Client Software, or (iv) for FIS to provide the Services to Client, FIS shall provide commercially reasonable assistance to Client related thereto. Unless otherwise agreed by the parties, Client shall be responsible to pay for the provision and maintenance of such additional or alternative equipment.

4.3. In connection with the use of the Services, Client shall be responsible for the installation and maintenance of the equipment on the Client side of the demarcation line and ensuring that such equipment and network interface points are compatible

with the FIS Network connectivity (i.e., initially 100/1000 Ethernet connectivity). FIS shall provide notice to Client of changes to the FIS Network as soon as possible, but in no less than a reasonable period of time prior to Client needing to order new equipment in order to maintain compatibility with the FIS Network. Client agrees to acquire and utilize IBM® Sterling Connect:Direct® software.

4.4. In the event that Client relocates the Client Data Center, Client shall be responsible for all costs of de-installing at the prior Client Data Center and for reinstallation of such transmission service at new Client Data Center. Should Client desire to change the data transmission service, Client shall give FIS not less than one hundred eighty (180) days prior written notice. Client shall be responsible for any de-conversion costs of such transmission service at the time of change of such service, and for connection, installation or similar costs and expenses incurred for establishing connectivity to the new transmission service, as specified herein above.

5. Changes to the FIS Network.

5.1. By providing a minimum of one hundred eighty (180) days written notice to FIS, Client may request a replacement location, or additional locations, for the Client Data Center and FIS will promptly respond to Client's request. FIS efforts to replace or add locations shall be provided as Professional Services and Client will reimburse FIS for any one-time and on-going costs and fees related to such replacement or addition. FIS shall charge Client as pass-through expenses for any increases in actual network connectivity costs or New Services.

5.2. FIS shall periodically meet with Client to discuss network related matters, including utilization history, to determine if increases in the network capacity are necessary.

EXHIBIT K

PAYMENT SOLUTIONS GROUP SERVICES

The Services described in this Exhibit are pursuant to the Agreement and shall be governed by the terms of the Agreement except as otherwise provided in this Exhibit. This Exhibit includes services related to Item Processing, Statement (FOS), EDelivery, Commercial Capture Xpress and TRIPS Incoming Return pursuant to the terms and conditions below.

1. **Introduction.**

1.1. FIS shall provide Client with Item Processing, Statement (FOS), EDelivery, Commercial Capture Xpress and TRIPS Incoming Return services as more fully set forth in this Exhibit. All capitalized words that are not specifically defined herein have the meaning set forth in the Agreement.

1.2. **Section 3.9 (Personal Equipment and Software), Sections 3.12 (System Software Licenses), 3.13 (Software Status), 3.14 (Education), 3.15 (Transfers Out), 5 (FIS Software), and 7 (Staffing) of the Agreement** shall not apply to this Exhibit.

1.3. IN NO EVENT SHALL ANY LIABILITY OF EITHER PARTY UNDER THIS EXHIBIT GIVE RISE TO ANY ADDITIONAL LIABILITY OR ADDITIONAL MEANS OF RECOVERY AGAINST SUCH PARTY WITH RESPECT TO THE OTHER SERVICES PROVIDED UNDER THE TERMS OF THE AGREEMENT OR ANY OTHER AMENDMENTS OR EXHIBITS THEREUNDER. NOR SHALL ANY LIABILITY OF EITHER PARTY WITH RESPECT TO THE OTHER SERVICES PROVIDED UNDER THE TERMS OF THE AGREEMENT OR ANY OTHER AMENDMENT OR EXHIBIT THERETO GIVE RISE TO ANY ADDITIONAL LIABILITY OR ADDITIONAL MEANS OF RECOVERY AGAINST SUCH PARTY UNDER THIS EXHIBIT.

1.4. Termination or expiration of this Exhibit, whether for breach or otherwise, shall not give rise to any right to terminate the Agreement or any other Amendments issued thereunder; nor shall termination or expiration of the other services provided under the Agreement or any other Amendments issued thereunder whether for breach or otherwise, give rise to any right to terminate the Services provided under this Exhibit except as expressly permitted in this Exhibit.

1.5. The fees set forth in **Exhibit N (Pricing Attachment)** are in addition to other fees payable by Client pursuant to the Agreement.

2. **Item Processing Services.**

2.1. This Section sets forth a list of Image Item Processing Services available to Client. Such Services are to be performed by the FIS Payment Services Group. As of the Effective Date of this Agreement, the parties have agreed that FIS will provide the

Image Item Processing Services checked below ("**Services**") at the rates set forth in **Exhibit N (Pricing Attachment)**.

(a) **Item Processing Services**

☒ Additional Cash Letter Endpoints
☒ Balancing Adjustment
☒ Incoming Image Item Presentment from Clearing Relationship
☒ Inclearing Image Capture
☒ Image Presentment – X9.37 Format
☒ Image Repass Items
☒ Online Image Archive - 7 Year(s)
☒ Image Exchange – Duplicate Item Assessment – Enterprise (Inclearings and Over-the-Counter – 30 Days)
☒ Inclearing Image Correction & Balancing
☒ CAR/LAR Reject Reentry
☒ Incoming Image Item Presentment from Third Party Remote Capture
☒ MICR Line Correction
☒ MICR Verification
☒ Over the Counter Correction and Balancing
☒ Over the Counter Image Capture
☒ BCX Service
☒ Endpoint Exchange
☒ Image Interface

(b) **Back Office Services**

☒ Exception Item Pull - All Items Passed
☒ Fed Adjustments
☒ Outgoing Returns - Qualified
☒ Fine Sort and Cycle Sort (per item passed)

(c) **Research, Copies & Media Production**

☒ Fax Image Copy
☒ Item Retrieval - pulling original item out of storage
☒ CD Production (Mobile Media)
☒ Research and Subpoenas - one hour minimum

(d) **Print and Render**

☒ Statement Printing - Per Impressions
☒ Image/Truncated Render
☒ Bulk Statement Charge - Statements over 9 pages
☒ Statement Inserts
☒ Notices - IMAGE (print and mail)

2.2. FIS shall provide the Services in accordance with the then-current version of FIS' Image Item Processing Operations Guidelines which is available to Client from time to time upon request and is hereby fully incorporated herein by reference ("**Guide**") as **Attachment 1 (Guide)**. In addition to any other defined terms contained in the Agreement and this Exhibit, the Guide contains definitions of capitalized terms used, but not defined, herein.

2.3. If Client purchases a "Branch Capture", "Teller Capture", or "ATM Capture" Service, the following subsections apply:

(a) Client shall scan Items (or in the case of the ATM Capture Service Client's ATM device shall scan Items) and transmit the scanned images ("Item Images") to FIS for consolidation and submission to Client's designated item processor for forward presentment.

(b) Client shall be responsible for retransmitting or recapturing and retransmitting Item Images not received by FIS or received in a form and format not approved by FIS. Client shall utilize internal documents that will result in the system recognition read rates being in excess of seventy percent (70%). Client shall assist FIS in researching out-of-balance transactions.

(c) Client shall be solely responsible for the installation of hardware at each Client location, providing a qualified individual for tier-one problem support for all Client locations, and to work with the FIS support team to resolve issues as they arise. Client shall be solely responsible for maintaining its equipment.

(d) FIS shall: (i) when contracted, acquire and install hardware and software at Client's location(s); (ii) provide conversion services required to implement a mutually agreed upon number of Client branch locations for the fee set forth in **Exhibit N (Pricing Attachment)**; (iii) process Client's data and report processing results; (iv) receive Item Images from Client's locations by the timeframe set forth in Exhibit A; (v) provide training; (vi) provide one (1) copy of user documentation; and (vii) provide support via telephone during FIS business hours. Charges for such services will be due and payable in accordance with the General Terms. Client and FIS will mutually agree upon a business design and implementation plan detailing responsibilities, accountabilities, tasks and timelines. If FIS is requested to perform maintenance or support at Client's location, FIS will provide these services at its then-current programming hourly rate plus materials and any travel related expenses.

(e) WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED IN CONJUNCTION WITH THE SERVICE UNDER THIS ADDENDUM, FIS DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THEIR PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE, AND FIS SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Client acknowledges that FIS has no duty or responsibility to modify any such third-party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable agreement between FIS and such vendor.

2.4. If Client purchases the "Image Interface Access" Service, the following subsections apply:

(a) This Service is designed to enable the access, retrieval, and transfer of a single Item Image from the FIS image archive to the Client's internet banking application for presentation of a single Item Image per request.

(b) Client shall have sole responsibility for user authentications, data encryption, firewall protection, and security management related to connecting and using the system and accessing the FIS image archive with network connectivity in accordance with the Specifications.

(c) Client shall provide FIS the information necessary for the implementation and testing of the system, and shall grant FIS access to the data generated by the system for support purposes.

(d) This Service will be available twenty-four (24) hours per day, seven (7) days per week; provided, however, that FIS reserves the right to suspend availability of this Service for the purpose of maintenance or updating the system. FIS will attempt to provide Client with at least seventy-two (72) hours prior notice of FIS's maintenance on the system.

2.5. If Client purchases the "Endpoint Exchange Check Image Clearing Services" Service ("EEX Services"), the following subsections shall apply:

(a) FIS may send and receive electronic images of Items through the EEX Services for Client to and from other financial institutions that participate in the EEX Services ("Participants"). When FIS sends Items for Client, Client is the "Sending Bank" and the Participant to which the Item is sent is the "Receiving Bank." When FIS receives Items for Client, the Participant that sent the Item is the "Sending Bank" and Client is the "Receiving Bank."

(b) Client warrants that it is and shall, for the entire Term of the Service, be a member of the Electronic Check Clearing House Organization ("ECCHO"), and shall comply with and be bound by all rules and regulations of ECCHO, as supplemented by the Addendum and/or the EEX Rules, as applicable, with respect to all Items received by it from another member of ECCHO through the EEX Services or sent by it to other members of ECCHO through the EEX Services. FIS may terminate the EEX Services immediately if Client breaches this warranty.

(c) Client warrants that it is and, for the entire Term of the Service, shall be a member of a clearing house (the "Settlement Clearing House") designated and approved by FIS for purposes of paying and receiving funds in settlement of Items sent or received via the EEX Services and shall comply with all rules of such Settlement Clearing House. As of the Effective Date of the Order Form to which this Addendum is attached, the Settlement Clearing House is operated by Viewpointe Clearing, Settlement, & Association Services, L.L.C., FIS may change the designated Settlement Clearing House upon sixty (60) days advance written notice to Client. FIS may terminate the EEX Services immediately if Client breaches this warranty.

(d) Client's use of the EEX Services shall be subject to the rules published by Endpoint Exchange, LLC (the "EEX Rules"). The current EEX Rules are posted as Appendix U to the Viewpointe Settlement Clearing House Operating Rules.

(e) Client must designate an individual to be its primary contact for the EEX Services.

(f) All settlement for Items sent or received by FIS for Client to or from other Participants using the EEX Services will be done by the settlement agent for the Settlement Clearing House (the "Settlement Agent"). FIS shall have no responsibility or liability to Client for the face amount of any Item sent or received by Client via the EEX Services. FIS sole responsibility with respect to settlement shall be to:

(i) daily prepare settlement files reflecting amounts payable to and from Client that day and shall transmit the files to the Settlement Agent in accordance with the EEX Rules;

(ii) daily prepare reports reflecting Client activity for that day and make such reports available to Client.

Client agrees that its sole remedies and recourse with respect to the face amount any Items transmitted or received via the EEX Services shall be as set forth in the rules and regulations of ECCHO and/or the rules and regulations of the Settlement Clearing House. Client specifically acknowledges and agrees that FIS has no liability or obligation for settlement of any Items exchanged via the EEX Services and that Client shall rely on the Settlement Agent for settlement for any such amounts. In the event that FIS shall transmit erroneous settlement information to the Settlement Agent, FIS's sole obligation, and Client's sole remedy, shall be to prepare an accurate and corrected settlement file at no additional charge to Client.

(g) FIS, on behalf of Client, may pass Items that are not drawn on a Participant to a Receiving Bank that has agreed to collect such Items and continue the forward collection process. Such Receiving Bank may, at its discretion: a) pass such Items to the designated paying bank or to another intermediate collecting financial institution, or b) create a Substitute Check from the Item and pass said Substitute Check to the designated paying bank or to another intermediate collecting financial institution. Unless another financial institution is identified as the Truncating Bank for the Item in information provided to FIS by Client relating to the Item, Client shall be identified as the Truncating Bank for the Item. In this section, "Substitute Check" and "Truncating Bank" have the meanings defined for such terms under the Check Clearing in the 21st Century Act.

(h) In the event that Client is a "Consolidator" or "Correspondent Receiver," additional terms and conditions are set forth in **Exhibit N (Pricing Attachment)**. "Consolidator" means a Participant that provides check item processing services to at least fifteen (15) financial institutions.

"Correspondent Receiver" means a Participant that has designated itself to FIS as able to receive Items for and on behalf of other paying banks who are not Participants.

(i) In the event that this Agreement or the EEX Services is terminated prior to expiration of the Term other than for FIS's material breach and failure to cure within the prescribed cure period, Client shall pay to FIS, as liquidated damages and not as a penalty, an amount equal to one cent ($0.01) multiplied by Client's Average Monthly Volume, multiplied by the number of full or partial months remaining between the date of termination and the last scheduled day of the Term. "Average Monthly Volume" means the average monthly number of Items sent and received by Client via the EEX Services during the preceding twelve (12) months, or the number of months since the first Item was sent or received for Client through the EEX Services, if less than twelve (12) months.

(j) FIS has no responsibility for images or image files that are lost, destroyed or damaged during transmission through the EEX Services.

2.6. If Client purchases the "Back Office Services TRIPS" Service, the following subsections apply:

(a) FIS shall follow such procedures and time schedules it deems appropriate to timely provide Client with access to and use of this Service which is designed to provide efficiencies in back office exceptions and return processing, and includes the features described in this Subsection.

(b) Client will be able to make chargeback or redeposit decisions on incoming return Items and incoming return image exchange Items. Client is responsible for making chargeback and redeposit decisions daily in order to post Client account information and redeposit decisioned transactions. Special instructions defined by Client are stored and applied to exception Items. Client is responsible for setting up special instructions so incoming Items can be pre-decisioned according to the Client's requirements.

(c) Client may use this Service to: (i) generate advices or transactions that can be posted directly to Client's core processing system via an interface; (ii) present a Return Item using RCK; (iii) view, report on and make chargeback or redeposit decisions on return Items, return image Items, and RCK Items; (iv) make decisions on exception Items, create and post G/L settlement entries, make Bank-of-First-Deposit determinations, create an electronic outgoing return cash letter, and create and post G/L settlement entries; (v) track and process "on-us" Items and foreign Items for collection; and (vi) enter, assign, and track research and adjustment requests initiated by Customers; (vii) generate transactions to attempt to reclear an Item; (viii) generate chargeback notices; and (ix) generate service fees to be posted to Customer accounts.

3. Fees.

3.1. Client agrees to pay to FIS fees for all Services included in this Exhibit as set forth in **Exhibit N (Pricing Attachment)** in accordance with the payment terms set forth herein. FIS reserves the right to adjust at any time, pass-through costs, fees and charges, outside its control, associated with providing the services described in this Exhibit.

3.2. **Minimum Monthly Fee.** The minimum monthly fee will be adjusted annually based on eighty percent (80%) of the average recurring fees in the three (3) months prior to January of each year. Such minimum monthly fee shall be adjusted in accordance with **Section 7 (Price Adjustment) of Exhibit C (Charges) to the Agreement**. If printing services currently provided in Fairfield are moved to a third party provider under the option in **Section 17 (Exclusive Provider)** of this Exhibit, the minimum fee for the remainder of the services shall exclude printing services in the above calculation.

3.3. **Monthly Recurring Fees.** Monthly recurring fees will be adjusted annually, in accordance with **Section 7 (Price Adjustment) of Exhibit C (Charges)** to the Agreement.

4. Client Responsibilities. Client shall:

4.1. Deliver to FIS all Items, in a condition and form consistent with the generally accepted requirements of a high-speed item processing operation. Client assumes full responsibility for the accuracy, completeness, and authenticity of all Items furnished to FIS. FIS shall have no obligation or responsibility to audit, check, or verify the Items.

(a) Without limiting the generality of the foregoing, Client will have sole responsibility for (i) verifying dates, signatures, amounts, authorizations, endorsements, payment notices, collection times, fees and charges imposed by Client on its Customers and other similar matters on all Items delivered to FIS; (ii) placing stop payments and holds on its customers' accounts; and (iii) determining the correctness of all magnetic ink inscribed or appearing on Items, regardless of by whom or when inscribed.

(b) If any Items submitted to FIS are incorrect, or in a condition inconsistent with the generally accepted requirements of a high speed item processing operation, FIS will notify Client to take corrective action. If the problem persists, FIS may either (i) require Client to resubmit completed and corrected Items, or (ii) correct and complete the Items itself and Client will pay FIS the charges for any additional services provided by FIS to correct or complete such Items or otherwise prepare such Items for processing, as mutually agreed by the parties;

4.2. Provide Inclearing, Unencoded and Pre-encoded Items to FIS each Business Day in accordance with **Section 5 (Processing Times)** (hereinafter referred to as "**Agreed Processing Times**");

4.3. Provide to FIS by mutually agreeable means, current Account, General Ledger and CIF information reasonably required by FIS for account validation, balancing adjustments, closing entries, and account lookup;

4.4. Ensure that all Items and other documents or media which FIS may be required to process under this Exhibit are in a format acceptable to FIS and contain, in machine readable form, the data and information required by FIS;

4.5. When requested, Client will make best efforts to balance, in a manner prescribed by FIS, non-business account statement cycles for monthly periodic statements so that approximately the same number of statements are to be prepared on each of the statement cycles (not more than twenty (20) Business Days during the month). The monthly statement print files will be transmitted, in a format acceptable to FIS, including intelligent insertion marks or bar coding indicating the number of Items to be enclosed with each statement. Client will supply statement paper and envelopes required for printing and mailing;

4.6. Communicate any changes or modifications to the statement cycle, permanent or temporary, to FIS to go into affect on a mutually agreed upon date;

4.7. Communicate any changes to end point sort patterns, permanent or temporary, to FIS to go into affect on a mutually agreed upon date;

4.8. Cooperate with FIS in the performance of Item Processing Services and provide to FIS such data and information, management decisions, regulatory interpretations and policy guidelines as FIS reasonably requires;

4.9. Provide FIS with a current contact list and escalation procedures to ensure that production problems and other issues requiring Client attention are addressed on a timely basis by the appropriate individual(s);

4.10. Transport all Items, records, and other data between Client offices and the Service Center and pay any related costs.

4.11. Appoint FIS as its agent for purposes of receiving Items from and returning Items to clearing organizations. Client will notify all appropriate third parties of such appointment and pay or reimburse FIS for any charges payable to such clearing organizations for, or required as a condition to, so receiving or returning Items;

4.12. Forward directly to FIS any On-Us Items or other Items that are posted by or on behalf of Client that have been submitted to posting through remote capture;

4.13. Obtain approval by FIS of networking and communication devices provided by Client to ensure compatibility with the FIS System; and

4.14. Install, set up, train and first tier customer service and support the WebResearch/NetImage System at the location of each of its End Users (client site) following FIS guidelines.

5. Processing Times.

5.1. Processing Times may be adjusted upon mutual agreement between FIS and Client. Times shown are in the Pacific Coast time zone and are displayed in military time.

5.2. **Client Delivery Requirements.**

Over-the-Counter Items	Business Day – Monday through Thursday 25% by 1800 55% by 1930 95% by 2030 100% by 2200
Over-the-Counter Items	Business Day – Friday 25% by 1800 80% by 2030 95% by 2200 100% by 2300
Inclearing Items	Business Day – Monday through Friday By 1200 from Federal Reserve
Controlled Disbursement Items	Business Day – Monday through Friday By 0900 Receive all Inclearing files from Federal Reserve for Client's Controlled Disbursement customers
Incoming Return Items	Business Day – Monday through Friday By 0730 Receive Incoming Returns from the Federal Reserve.
NSF/OD Notices	Business Day – Monday through Friday 1400

5.3. **File Transmission Requirements.**

Over-the-Counter Transmission by FIS	Business Day – Tuesday through Thursday 2400 Calendar Day following processing – Monday 0100 Calendar Day following processing – Friday or Holiday 0130
Inclearing Transmission by FIS	Business Day – Monday through Friday 1700
Inclearing Reports Available	Business Day – Monday through Friday 1700
Over-the-Counter Reports Available	Calendar Day following processing Monday 0130 Tuesday – Thursday 0030 Friday 0200
American Express Transmission for traveler's check by FIS	Calendar Day following processing 0230
GL Input to Client core by FIS	Calendar Day following processing One (1) hour after completion of Over-the-Counter Transmission by FIS
Fine Sort File from Client core	Calendar Day following Tuesday – Thursday processing 0230 Calendar Day following Monday processing 0330 Calendar Day following Friday processing 0400
Notice Print File Transmission(s) Completed by Client core	First Calendar Day following processing 0400
Truncated Statement Print Text File Transmission(s) Completed by Client core	Calendar Day following Tuesday – Thursday processing 0230 Calendar Day following Monday processing 0330 Calendar Day following Friday processing 0400
Image Statement Print Text File Transmission(s) Completed by Client core	Calendar Day following Tuesday – Thursday processing 0230 Calendar Day following Monday processing 0330 Calendar Day following Friday processing 0400

Statement Reconciliation File Transmission(s) Completed by Client Core– Image Statement Only	Calendar Day following Tuesday – Thursday processing 0230 Calendar Day following Monday processing 0330 Calendar Day following Friday processing 0400
Return Item File Transmission by Client Core	Every Business day at 1400
Exception Item File Transmission Completed by Client Core	Calendar Day following Tuesday – Thursday processing 0230 Calendar Day following Monday processing 0330 Calendar Day following Friday processing 0400

5.4. **Controlled Disbursement by FIS.**

Upload Controlled Disbursement totals for Client-designated accounts with all processed Inclearings	Business Day - Monday through Friday 1200

5.5. **Statement Processing.**

Notices available for pick-up by Client	Business Day following receipt of the Notice file 1530
CD-ROM Statement available for pick-up by Client	Third Business Day following the receipt of the Statement file 1530
NSF/OD Notices	Same Business Day 1530
Truncated Statement available for pick-up by Client	Business Day following receipt of the Statement file 1530
Image Statement available for pick-up by Client	Business Day following receipt of the Statement file 1530
Month End Statement available for pick-up by Client	Third Business Day following receipt of the Statement file 1530
Crippled Statements pick up by Client	One additional Business Day from the above requirements of Section 5.5

5.6. **Incoming Return Items (TRIPS).**

Incoming Return Items available to Client	Business Day Monday through Friday 0830

5.7. **Exception Items Available for Client.**

Exception Items Available for viewing by Client	Next Business Day Monday through Friday 0730

5.8. **Outgoing Return Items by FIS.**

Return Items Available from Client	Business Day – Monday through Friday 1700
Return Item Cash Letter Available for Transmission	Business Day – Monday through Friday 2030

5.9. **Outgoing Cash Letter Made Available by FIS.**

Final Outgoing Cash Letters Available for transmission to End Points	Business Day – Monday through Thursday Following Calendar Day 0100 Business Day – Friday Following Calendar Day 0200

6. Performance Standards.

6.1. The parties acknowledge that the following is a list of acceptable time performance standards for the services listed in this Section.

6.2. Beginning on the first day of the calendar month immediately following the expiration of one hundred and twenty (120) days after the date Client begins using the item processing services set forth in this Section in a production environment, FIS will perform such item processing services and Client will meet Client Responsibilities and Performance Standards Prerequisites in such a manner so as to meet or exceed the performance standards set forth herein.

6.3. Compliance with the performance standards will be determined on a monthly basis. Client will report incidents of non-compliance in writing to FIS and FIS will keep accurate records relating to such compliance based on Client's incident report(s). A failure by FIS to meet a performance standard will be deemed to be an "**Occurrence**."

When reasonably possible, Client must report incidents suspected to be Occurrences to FIS within seventy-two (72) hours, or immediately after Client could have reasonably become aware of the incident.

6.4. In the event any performance is suspected or deemed to be unacceptable, FIS shall research the cause, with Client's reasonable assistance, and will take corrective action (where FIS is responsible) or recommend corrective action (where Client is responsible) and initiate action for correction as soon as reasonably practicable.

6.5. **Inclearing Image Capture.**

Service Description	As set forth in this Exhibit.
Prerequisites	Inclearing Items are presented in the industry standard format of: - not greater than 250-300 Items per batch and - listing for each bundle and - Item order matching listing and - one (1) cash letter summary listing per sending endpoint. Inclearings Items are delivered to FIS in accordance with the Agreed Processing Times.
Performance Standard	FIS will initiate the transmission of the Inclearing Item Posting File to Client's Data Processing Services Provider or FIS' core system, as appropriate, in accordance with the Agreed Processing Times, not missing the deadline more than one (1) time in each calendar quarter's Business Day's processing. Failure to initiate the Inclearings Item Posting File transmission by the applicable deadline is not considered to be a performance standard Occurrence unless Client's Data Processing Services Provider core system is unable to post the Inclearing Item Posting File in a timely manner.
Measurement	FIS daily transmission report. Late transmissions reported for review, validation and tracking.

6.6. **Over-the-Counter Item Image Capture.**

Service Description	As set forth in this Exhibit.

Prerequisites	Over-the-Counter Items are presented in a clean and orderly fashion. Pre-encoded Items are presented in the industry standard format of: - not greater than 250-300 Items per batch and - listing for each bundle and - Item order matching listing - All items oriented in the same direction Over-the-Counter Items are delivered to FIS in accordance with the Agreed Processing Times.
Performance Standard	FIS will initiate the transmission of the Over-the-Counter Item Posting File to Client's Data Processing Services Provider or FIS' core system, as appropriate, according to the Agreed Processing Times, without missing the deadline more than one (1) time in each calendar quarter's Business Day's processing. Failure to initiate the Over-the-Counter Item Posting File transmission by the applicable deadline is not considered to be a performance standard Occurrence unless Client's Data Processing Services Provider core system is unable to post the Over-the-Counter Item Posting File in a timely manner. Availability of outgoing cash letter Items each Business Day in accordance with the Agreed Processing Times, without missing the deadline more than one (1) time in each calendar quarter's Business Day's processing. Failure to make the outgoing Cash Letter Items available by the applicable deadline is not considered to be a performance standard Occurrence unless Client's correspondent does not accept the Cash Letter and provide the same availability as if the Cash Letter had been delivered on-time.
Measurement	FIS daily transmission and Cash Letter delivery report. Late transmissions reported for review, validation and tracking.

6.7. **Outgoing Returns/Qualified.**

Service Description	As set forth in this Exhibit.
Prerequisites	Complete Return Item data file transmission from Client's Data Processing Services Provider or FIS' core system, as appropriate, has been received by FIS by the Agreed Processing Times.

Performance Standard	On-time release of Return Item cash letter within time frames required by applicable law with missing the deadline not more than one (1) time in each calendar quarter's Business Day's processing.
Measurement	FIS daily transmission log. Monthly Return Item volume. Client maintained log of late Return Items volume. Late Return Items reported for review, validation and tracking

6.8. **Online Image Archive.**

Service Description	As set forth in this Exhibit.
Prerequisites	Meeting Inclearing Image Capture prerequisites. Meeting Over-the-Counter Image Capture prerequisites.
Performance Standard	Availability each Business Day as specified in Section 7.7 below, of archived image Items not missing the deadline more than one (1) time in each calendar quarter's Business Day's processing.
Measurement	FIS daily on-line reports. Client reported instances for which archived image Item access was late.

6.9. **Certain Exceptions.** Notwithstanding anything to the contrary in this Exhibit, FIS will not be responsible for, and may exclude from the calculation of compliance with the performance standards, any failure to meet a performance standard if, during, and to the extent that such failure is related to or caused by: (i) any matter constituting Force Majeure; (ii) Client's failure to perform its obligations under this Exhibit where such failure was the proximate cause of FIS' failure to meet the performance standard; (iii) special production jobs, testing procedures or other services which are given priority at the request of Client; (iv) any significant unforeseen increase in processing volumes or business resulting from the acquisition, directly or indirectly, of assets or stock of a financial institution by Client, whether by merger or otherwise which adversely affects FIS' ability to meet a performance standard (in each case during a reasonable transition period); (v) significant unforeseen increases in processing volumes or business or any significant change in the nature or scope of Services provided under this Exhibit which adversely affects FIS' ability to meet a performance standard (in each case during a reasonable transition period); (vi) any significant unforeseen change in the manner in which Client conducts its business which adversely affects FIS' ability to meet a performance standard (in each case during a reasonable transition period).

6.10. **Performance Standard Credits.** For each Occurrence beyond the agreed upon level related to a particular service addressed in the above performance standards, FIS shall credit Client with an amount equal to five percent (5%) of the monthly fees associated

with the affected service for the month of such Occurrence. If the same Occurrence affects performance in a second consecutive month, FIS shall credit Client with an amount equal to ten percent (10%) of the monthly fees associated with the affected service for the month of such Occurrence. Any such credit(s) shall be reflected on the next regular invoice submitted to Client.

7. **Image Interface Access Services.**

7.1. The Internet Interface Access Services are designed and usage is intended to enable the access, retrieval, and transfer of a single Item Image from the FIS Image Archive to the Client's application for presentation of a single Item Image per request.

7.2. Use of the Image Interface Access Services for all other purposes is expressly prohibited without the written approval of FIS.

7.3. This Exhibit authorizes use of the Image Interface Access Services to interface with:

☒ Digital Insight Home Banking
☒ Digital Insight Business Banking
☒ Client's Teller system signature card access

7.4. FIS or its designees may perform modifications or customizations to the Image Interface Access Services as requested by Client pursuant to a professional services agreement duly executed by both parties.

7.5. FIS' provision of the Image Interface Access Services is expressly contingent upon Client entering into and maintaining an agreement with FIS for the provision of Image Item Processing Services.

7.6. Client Responsibilities. Client shall:

(a) Provide all telecommunications components necessary for connectivity between the Image Interface Access product and Client's application;
(b) Provide to FIS specifications necessary for the implementation and testing of the Image Interface Access Services;
(c) Grant FIS access to data generated by the Image Interface Access Services for support purposes;
(d) Contract with and maintain an agreement with FIS for FIS Image Archive services; and
(e) Perform all commercially reasonable user authentications, data encryption, "firewall protection", and security management related to connecting and using the Image Interface Access Services and accessing the FIS Image Archive that is in accordance with: (i) generally accepted industry standards, (ii) industry regulatory requirements, and (iii) network connectivity standards as determined by FIS.

7.7. **Performance Standards.** The Image Interface Access Services will be available seven (7) days per week except for time periods designated by FIS to perform system maintenance, repair, and component upgrades or replacement. Images captured by FIS will be available by 04:00 a.m. local time the following Business Day. Images will remain available to the Image Interface Access Product for a period as set forth in **Exhibit N (Pricing Attachment)**.

7.8. **Disclaimer of Warranties.**

CUSTOMER'S SOLE WARRANTY WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED BY FIS IN PROVIDING THE SERVICES UNDER THIS EXHIBIT IS THE WARRANTY PROVIDED BY SUCH THIRD PARTY AS IT MAY BE AVAILABLE TO CUSTOMER. FIS HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THE PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES. Client acknowledges that FIS has no duty or responsibility to modify any such third party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable agreement between FIS and such vendor.

8. eDelivery Services.

8.1. The eDelivery Services are designed and usage is intended to enable End Users the access and retrieval of an electronic statement from the FIS eDelivery.

8.2. eDelivery Services include:

- ☒ Basic System
- ☒ Each Additional Statement/Notice
- ☒ Monthly Retention
- ☒ Email Delivery Notices
- ☒ Single Sign-on from 3rd Party Internet Banking

8.3. FIS' Obligations

(a) FIS will provide Client with an electronic statement design for the standard layout with limited color and logo placement options in an Adobe® Portable Document Format;

(b) FIS will archive Client's customers' statements for a period not to exceed twenty-four (24) months unless more storage is purchased;

(c) Check image access is through FIS' Check Imaging Services or a FIS-approved 3rd Party Check Imaging Provider. (In the event Client is utilizing a 3rd Party Check Imaging Provider, Client is responsible for any fees assessed by that Provider);

(d) FIS shall not be responsible for poor quality images that it did not produce;

(e) FIS shall use reasonable efforts to notify Client of any defects of which it becomes aware prior to archiving; and

(f) Data load events that occur over a public Internet connection utilizing a HTTPS or Secure FTP connection. Data retrieval events occur over a public Internet connection utilizing a HTTPS connection. FIS may establish, modify or substitute equipment, processing priorities, programs or procedures as reasonably necessary to accommodate processing demand.

8.4. **Client's Obligations.**

(a) Client will provide first tier customer service and technical support to its customers using the private label website;

(b) Client shall have sole responsibility for verifying the accuracy, completeness, quality and authenticity of all data and images submitted for archiving, and shall submit them in accordance with the Specifications;

(c) Client shall maintain a copy of all data submitted for archiving to FIS to permit reconstruction if ever required. Client assumes all risk and expense associated with data reconstruction, except for those expenses incurred as a direct consequence of FIS' material breach of this Exhibit. If reconstruction is ever required, the parties must mutually agree on a schedule for that reconstruction;

(d) Documents will be available electronically to Customers, provided Client has elected the Document eDelivery Service component. Item images will be available electronically to Customers receiving eDelivery Service if Client has entered into and maintains an agreement with FIS for Item imaging. Access to archived Items will be granted to Customers through a web interface; and

(e) Client shall have sole responsibility for granting access to its Customers through the web interface, including establishing and maintaining valid Client Customer email addresses.

8.5. **Availability of Services.**

FIS shall provide Client with electronic access to Items twenty-four (24) hours per day, seven (7) days per week; provided however, that FIS reserves the right to suspend availability of the Service for the purpose of maintenance or updating the system. FIS will attempt to provide Client with at least seventy-two hours (72) notice of FIS' maintenance on the system.

8.6. **Service Substitution.**

FIS has the right to substitute any brand or third-party provider of the Service, at its sole discretion, at any time with or without notice, provided that the quality of the Service is not materially harmed by such substitution. Client will not rely on identification of specific brands or names of third-party providers as an obligation of FIS to use any particular brand or third-party provider.

9. CCX Services.

9.1. FIS will provide to Client access to and use of the Commercial Capture Xpress System for servicing End User.

9.2. The Commercial Capture Xpress System will:

(a) Support FIS certified Check scanners via a secured internet connection;

(b) Capture the Check Image and enable review and keying of the MICR data by End User;

(c) Convert eligible Check Image and/or accompanying data to an x9.37 formatted file;

(d) Provide access to an archive of the captured Check Images for a period of twenty-four (24) months by storing the Check Image on the CCX Check Image Archive, provided however that Client and FIS may mutually agree in writing to archive Check Images for a longer duration; and

(e) Provide Client with access to then-standard reports.

9.3. Client shall:

(a) Install the Commercial Capture Xpress System at the location of each of its End Users;

(b) Provide resources necessary to setup, train and support End Users as necessary for the proper operation of CCX;

(c) Adhere to FIS recommendations regarding procedures, Check Image scanners, other hardware, software, minimum specification and telecommunications;

(d) Authorize End Users to approve Check Images and accompanying data submitted by End Users by the Processing Deadline including but not limited to verifying MICR data;

(e) Direct FIS to submit Check Images for collection using one of the FIS-certified methods for collection;

(f) Restrict usage of CCX to its stated purpose;

(g) Inform End User in writing that use of CCX is dependent on End User's internet connectivity via a Digital Subscriber Line (DSL) or greater bandwidth and that the End User is responsible for trouble shooting internet connectivity issues with their Internet Service Provider (ISP);and

(h) Execute a written agreement with each End User that is consistent with the spirit of this Agreement ("**End User Agreement**"). Each End User Agreement shall, at a minimum, set forth: (i) the obligations of each End User to comply with applicable federal and state laws, rules and regulations regarding the use of CCX in light of Check 21 and ACH Rules and Regulations; (ii) a disaster recovery procedure administer by Client that allows End Users an alternative method to deposit Checks in the event of equipment failure, telecommunications failure or outages and other system problems that may arise during the term of this Service. Client shall not make any commitment to an End User that exceeds the commitments made by FIS to Client pursuant to this Agreement. Client will make no representations, guarantees, or warranties on behalf of FIS regarding CCX that are not

previously authorized in writing by FIS or which are in conflict with the representations, guarantees or warranties set forth with this Agreement.

9.4. **Availability of Services.**
FIS will provide access to the CCX between the hours of 8:00 a.m. Eastern Time through 10:00 p.m. Eastern Time daily, provided however, that FIS reserves the right to suspend availability of CCX for brief periods of time for purposes of maintenance. FIS will use reasonable efforts to notify Client seventy-two (72) hours in advance of any scheduled maintenance and will use reasonable efforts to (i) limit the number of hours of scheduled maintenance each month and (ii) schedule maintenance during off-peak usage. Notwithstanding the foregoing, FIS is not responsible for the inability of Client or End Users to access CCX due to difficulties or problems beyond the reasonable control of FIS.

9.5. **Disclaimer.**

(a) Client acknowledges that the Commercial Capture Xpress System does not detect fraudulent Checks nor indemnify Client against any claims including those filed under Check 21 or ACH Rules and Regulations. Client acknowledges and agrees that use of CCX will not eliminate the risk of exposure that is inherent in Client's check processing services;

(b) Client agrees to accept full responsibility for the payment of all Checks processed using CCX and shall indemnify, defend and hold harmless FIS from and against any and all claims made by any such person(s) or entities arising out of or in connection with access to or use of the Commercial Capture Xpress System;

(c) FIS MAKES NO REPRESENTATIONS OR WARRANTIES WITH REGARD TO ANY HARDWARE OR COMPUTER SOFTWARE SUPPLIED BY A THIRD PARTY.

9.6. **Fee.**

(a) Client agrees to pay to FIS fees for Commercial Capture Xpress Services as set forth in **Exhibit N (Pricing Attachment)** beginning on the Effective Date in accordance with the payment terms set forth herein;

(b) Monthly recurring fees will be adjusted annually, in accordance with **Section 7 (Price Adjustment) of Exhibit C (Charges)** to the Agreement.

(c) No minimums will be applied to Commercial Capture Xpress Services

10. TRIPS Services.

10.1. FIS will provide to Client access to and use of the TRIPS service for the Incoming Returns module for Incoming Returns Department.

10.2. The TRIPS Incoming Returns System will:

(a) Allow Client to make chargeback or redeposit decisions on incoming Return Items and incoming return image exchange Items.

(b) Special instructions defined by Client are stored and applied to incoming return items once the deposit account has been identified.

(c) Notices will be generated by the application for Client notification purposes.

(d) Batch updates to the Consumer's account for chargebacks, fees and appropriate general ledger account entries will be completed through interfaces to the FIS Core System through Item Processing.

10.3. FIS shall:

(a) One (1) copy of user documentation to enable Client to utilize the Services;

(b) Access to and use of the Services;

(c) Processing of Client's data utilizing the Services and reporting the processing results;

(d) Incoming or outgoing Cash Letter Item(s), as applicable, each regular processing day at a mutually agreed upon time;

(e) Updated files, made available for Client's review by a mutually agreed upon time each regular processing day; and

(f) Telephone support during FIS Business Hours (8:00 a.m. – 5:00 p.m.) on each Business Day.

10.4. Client shall:

(a) Grant FIS access to data generated by the Services for support purposes;

(b) Grant FIS access to return deposit information ("**RDI**") for fraud mitigation purposes, provided that FIS will not store such data with an associated name and address;

(c) Provide adequate resources to maintain the integrity of the database information for any significant re-installs or conversions that may be required due to misuse or neglect by Client or its agents; Any assistance provided by FIS will be at its then-current standard rates for such services;

(d) Operate the Services as outlined in user documentation to be provided by FIS;

(e) Enter account information, special instructions and other data as required to operate the Services;

(f) Make pay and return decisions on exceptions identified during core system processing each Business Day by a mutually agreed upon time; and

(g) Install all enhancements and/or corrections to the Services as instructed by FIS.

10.5. **Disclaimer.**

(a) Client acknowledges that FIS does not employ experts in detecting fraud and that use of the Services will not eliminate the risk or exposure to fraud that is inherent in Client's business.

(b) Client agrees to accept full responsibility for the payment of all instruments, whether or not the instrument passed the scrutiny of the Services, will indemnify, defend and hold harmless FIS against any claim made by any

person or entity that is based on FIS' providing access to and use of the Services.

(c) WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED BY FIS IN PROVIDING THE SERVICES, FIS MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THEIR PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(d) Client acknowledges that FIS has no duty or responsibility to modify any third-party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable agreement between FIS and such vendor.

11. Employee Matters.

11.1. In the event that FIS requires additional employees to fulfill its obligations hereunder, FIS will give consideration in hiring such employees first to Client's employees. FIS may make offers of employment to certain employees of Client, at FIS' discretion. In accordance with **Section 20 (Client and FIS Employees) of the Agreement**, FIS shall credit each individual who accepts such offer full service credit for the employee's prior service recognized by Client for all employee benefits and welfare plans.

11.2. FIS may, from time to time, request that certain employees of Client assist FIS with certain duties, including but not limited to, assistance with statement rendering at month-end. In the event that 1) Client's employees opt to so assist, 2) if such employees' time is tracked and paid through Client's payroll system, and 3) as a result those employees work more than eight (8) hours per day or forty (40) hours per week, FIS shall pay such employees for overtime at one and a half (1½) times their hourly rate in accordance with California labor laws. Client will then invoice FIS the sum of the payroll charges for those duties.

12. Operational Escalation Procedures.

The parties shall, in good faith, mutually develop and maintain operational escalation and communications procedures and protocols to be followed in the event an Item Processing operational or production problem occurs. Client's operational escalation and communications procedure and protocols will be used as a basis for the development of mutually agreeable procedures and protocols.

13. Liquidated Damages.

If this Exhibit is terminated by Client pursuant to **Section 9.4 (Early Termination for Acquisition) of the Agreement**, Client shall pay to FIS, as liquidated damages and in addition to all unpaid amounts due and owing to FIS under this Exhibit Effective Date up to and including the Termination Date, (i) a fee equal the amount calculated pursuant to the provisions of **Section9.4 (b) of the Agreement**; and (ii) the then net book value of all software

and hardware acquired by FIS on Client's behalf after the Effective Date in order to perform additional volume of existing Services hereunder or to provide additional services during any Term, if any. No refund of fees shall be made to Client.

14. Limitation of Liability.

14.1. WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS EXHIBIT O, FIS' LIABILITY, IF ANY, FOR ANY CLAIM, CAUSE OF ACTION OR LIABILITY WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING UNDER OR IN ANY WAY RELATED TO THIS EXHIBIT, INCLUDING BUT NOT LIMITED TO LIABILITY FOR PROCESSING ERRORS OR NEGLIGENCE, SHALL BE LIMITED TO CLIENT'S DIRECT DAMAGES, ACTUALLY INCURRED, WHICH UNDER NO CIRCUMSTANCES SHALL EXCEED FIS' CHARGES DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE ALLEGED NEGLIGENCE OR BREACH FOR THE PARTICULAR SERVICE TO WHICH CLIENT'S CLAIM PERTAINS. ALL DAMAGES SHALL BE REDUCED BY ANY AMOUNT RECEIVED BY CLIENT UNDER ANY INSURANCE POLICY COVERING THE EVENT GIVING RISE TO THE LIABILITY. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL FIS BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION, CLAIMS FOR LOSS OF REVENUE OR PROFITS, OR FOR CLAIMS OR DEMANDS MADE BY ANY THIRD PARTIES, EVEN IF FIS WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FIS SHALL HAVE NO LIABILITY, EXPRESS OR IMPLIED, WHETHER ARISING UNDER CONTRACT, TORT OR OTHERWISE WHICH RESULTS DIRECTLY OR INDIRECTLY FROM THE INTERNAL OPERATIONS AND PERFORMANCE OF ANY CLIENT PROVIDED SOFTWARE OR ANY ENHANCEMENT, DEVELOPMENT OR MAINTENANCE THEREOF. This Section also limits the liability of any agent, employee or Affiliate of FIS.

14.2. NOTWITHSTANDING THE FOREGOING, FIS' SOLE OBLIGATION IN THE EVENT OF NEGLIGENCE OR ERROR BY FIS IN THE PERFORMANCE OR NON-PERFORMANCE OF ITS DATA PROCESSING DUTIES HEREUNDER, IF ANY, SHALL BE LIMITED TO REPROCESSING THE DATA FOR CLIENT. FIS' OBLIGATION HEREIN IS CONTINGENT UPON CLIENT NOTIFYING FIS WITHIN TWO (2) BUSINESS DAYS OR TWO (2) PROCESSING CYCLES AFTER THE RECEIPT OF ERRONEOUS DATA.

14.3. Notwithstanding the provisions of **Section 13 (Liquidated Damages) in this Exhibit** above, FIS will be responsible for Client's physical Items from the time such Items are received by FIS at Client's Fairfield, California Operations Center until the Items are released for pickup by couriers from the same location, provided however, FIS' liability for the destruction or disappearance of such Items will be limited to events in which the destruction or disappearance of such Items is due solely to the gross negligence or willful misconduct of FIS. In such an event, FIS' sole obligation is to

reconstruct the Items from microfilm or other available storage media created and/or maintained by Client. Additionally, for a period of two hundred ten (210) days after processing, FIS will be liable for actual direct damages resulting from proof and encoding errors made by FIS, provided that the prerequisites for Over-the-Counter Item Image Capture have been met.

15. Client-Provided Facilities.

15.1. Space and Accommodations.

On the Effective Date, Client shall provide FIS, at no charge or cost, with adequate premises, in good repair, for FIS' personnel to perform its portion of the Services described in this Exhibit at Client's Fairfield, California Operations Center. FIS shall provide to Client, when necessary, estimates of FIS' data center requirements. Client will supply facilities as set forth in **Section 4.1 (Data Processing Premises) of the Agreement**. In the event Client desires to move FIS' item processing center after the Effective Date, whether such move is internal within Client facilities or external, Client shall provide FIS notice of such move as soon as reasonably practicable and Client shall reimburse FIS for any and all costs incurred by FIS resulting from such move. Those costs shall be fully documented and shall not include daily commuting expenses of FIS' personnel unless Client moves its facilities a distance farther than such personnel would reasonably be required to commute. FIS and its personnel shall observe all rules and policies of Client that are provided to FIS personnel in writing while working on Client's premises. All space and accommodations shall be provided as long as FIS is providing Services pursuant to this Exhibit.

15.2. Network Connectivity Cost.

Client will pay all costs of installing and maintaining network connections as required for FIS' operations, testing and training with respect to wiring imbedded within Client walls, ceilings or floors. Provide adequate space for the installation of telephone drop(s) necessary to connect Client's terminals with the telephone lines that communicate with the FIS Systems.

15.3. Equipment and Premises.

If Client fails to provide any resources as set forth in this **Section 15** or other resources reasonably requested by FIS in writing within thirty (30) days, and the same is necessary for FIS' performance hereunder, in whole or in part, FIS' time of performance to the extent impacted will be correspondingly extended.

16. Disaster Recovery.

In accordance with FFIEC business continuity regulations, FIS has put in place a disaster recovery plan designed to minimize the risks associated with a disaster affecting FIS' ability to provide the Services under this Exhibit. The aforesaid plan shall be tested annually. FIS does not warrant that Services will be uninterrupted or error free in the event of a disaster. FIS shall maintain adequate backup procedures including storage of duplicate

record files as necessary to reproduce Customer's records and data, as may be applicable. In the event of a service disruption due to reasons beyond FIS' control, FIS shall use commercially reasonable efforts to mitigate the effects of such an occurrence. Customer is responsible for adopting a disaster recovery plan relating to disasters at Customer's facilities and for securing business interruption insurance or other insurance necessary for Customer's protection. Upon reasonable request, Customer may review FIS' disaster recovery test.

17. Exclusive Provider.

With the exception of CCX Services described in **Section 9 (CCX Services) of this Exhibit,** Client represents and warrants that FIS, its Affiliates and/or subcontractors will be Client's sole and exclusive provider of the Services described in this Exhibit.

ATTACHMENT 1

IMAGE ITEM PROCESSING OPERATIONS GUIDELINES ("Guide")

1. Definitions.

In addition to any other defined terms contained in the Agreement, the following terms will have the following meanings with regard to this Exhibit "O":

1.1. **"Account"** shall mean a demand deposit, negotiable order of withdrawal, other checking type of account, money market deposit account, savings type account, loan account, or any other account offered by Client to its end-customer(s) and having transaction activity that would be processed through a high speed reader-sorter.

1.2. **"Business Day"** shall mean each weekday, Monday through Friday, which is not a holiday of the Federal Reserve Bank for the Federal Reserve District in which Client's principal office is located.

1.3. **"Cash Letter"** is a file containing Transit Items that have been captured by FIS.

1.4. **"Courtesy Amount Recognition (CAR)"** shall mean the process of electronically locating, analyzing, and recognizing handwritten or machine-printed courtesy amount information on an Item to determine the dollar amount based upon certain confidence levels.

1.5. **"Crippled Statement"** shall mean an end-customer statement in which the number of Items to be enclosed is greater than or less than the enclosure count for that statement or there are missing Images.

1.6. **"Client's Data Processing Services Provider"** shall mean the Client itself or vendor appointed by Client to perform Client's core data processing services.

1.7. **"Exception Item"** shall mean an Item, the automated processing of which is interrupted because of a condition defined by Client, such definitions which may be changed from time to time.

1.8. **"Exception Item File"** shall mean the file of Exception Items that Client's Data Processing Services Provider or Client's end customer creates and transmits to FIS.

1.9. **"FIS Image Archive"** shall mean the electronic storage of the bi-tonal front and back item images at a FIS designated facility.

1.10. **"Fine Sort"** shall mean the sorting of check Items into account, amount, and/or check number order.

1.11. **"Image Cash Letter"** is an electronic file containing Transit Items that have been captured by FIS and formatted into Electronic File Standards.

1.12. **"Image Replacement Document"** or "IRD" shall mean a paper reproduction of the original check that: contains an image of the front and back of the original item; bears a MICR line containing all the information appearing on the MICR line of the original item (except as provided under generally applicable industry standards for substitute checks to facilitate the processing of substitute checks), conforms, in paper stock, dimension, and otherwise, with generally applicable industry standards for substitute checks; and is suitable for automated processing in the same manner as the original check.

1.13. **"Inclearing Item"** shall mean a Client Item that FIS receives from the Federal Reserve Bank or other financial institution with an incoming cash letter for the purpose of performing Services.

1.14. **"Item"** shall mean a document or other form of media on which is recorded information, including but not limited to, (i) information evidencing the deposit to, withdrawal from or draft against a demand deposit or checking account offered by Client to its end customers or an internal Client general ledger account, (ii) a deposit ticket, (iii) a loan coupon, or (iv) a cash ticket.

1.15. **"Item Image"** shall mean a digitized black and white image of the front and back of each Item.

1.16. **"Item Posting File"** shall mean a file that FIS creates from captured Items for transmission to Client's Data Processing Services Provider.

1.17. **"Legal Amount Recognition"** or "LAR" shall mean the process of electronically locating, analyzing, and recognizing handwritten or machine-printed legal amount information on an Item to determine the dollar amount based upon certain confidence levels.

1.18. **"MICR"** shall mean the magnetic ink character recognition information that is encoded on Items for processing.

1.19. **"MICR Rejects"** shall mean Items captured during prime pass that are rejected due to the inability to properly interpret the MICR encoding. The inability to interpret the MICR encoding may be caused by a variety of reasons, including but not limited to: (a) poor MICR encoding; (b) missing MICR encoding; (c) physical document damage. FIS will electronically repair and may physically repair the MICR Rejects.

1.20. **"On-Us Item"** shall mean an Item that is drawn on the Client or Client's end-customer.

1.21. **"Over-the-Counter"** shall mean Items submitted by Client branch offices, departments, or Client's end-customers for the purpose of performing the Services.

1.22. **"Pre-encoded Item"** shall mean an Item received by FIS that has required MICR line fields encoded, which FIS will capture.

1.23. **"Return Item"** shall mean an Item that Client instructs FIS to return. Client will provide FIS with a reason for the return of Return Items.

1.24. **"Service Center"** shall mean the space at one or more locations where FIS performs the Services.

1.25. **"Statement Cycle Date"** shall mean the ending cycle date printed on end-customer's Account statement.

1.26. **"System" or "Systems"** shall mean (i) computer programs, including without limitation software, firmware, application programs, operating systems, files, and utilities; (ii) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, operating instructions and procedures, user and training documentation, special forms, and source code; and (iii) the tangible media upon which such programs are recorded, including without limitation chips, tapes, disks, diskettes, and any other storage media.

1.27. **"Transit Item"** shall mean a Pre-encoded or Un-encoded Item drawn on another financial institution.

1.28. **"Un-encoded Item"** shall mean a document received by FIS where the dollar amount or any other required data field is not encoded.

2. Item Processing Services.

2.1. **Over-the-Counter Image Capture.**

(a) FIS will receive the bags containing over-the-counter items from Client's branches and operations groups. FIS will log the receipt of the bags in the Client-provided, but FIS maintained receiving system.

(b) FIS will digitize and capture the black and white images of the front and back of each Over-the-Counter Item and assign a sequential trace number to each Item.

(c) FIS may pass all captured Unencoded Items through amount recognition software for the purpose of interpreting the dollar amount of an Item.

(d) Items rejected from the capture due to MICR line misreads will be electronically corrected.

(e) FIS will provide supporting documentation for over-the-counter work to Client the next day at 08:00.

(f) FIS will complete the transmission of an Item Posting File containing all Over-the-counter Items to Client's Data Processing Services Provider in accordance with the Agreed Processing Times.

2.2. **Inclearing Image Capture.**

(a) FIS will receive Client's Inclearing cash letter from the Federal Reserve Bank or other financial institution(s) and balance the Items to the cash letter amount. FIS will remove any strips or carriers and capture and digitize black and white images of the front and back of each Item. FIS will assign a sequential trace number, which becomes a part of the Inclearing transaction. Items rejected from the capture due to MICR line misreads will be electronically corrected.

(b) The daily incoming cash letter will be reconciled to the dollar amount charged by the Federal Reserve Bank or other financial institution. All cash letter differences, missing items, extra items, etc., will be reconciled and the proper balancing reports and/or entries will be prepared. All errors detected during the incoming cash letter process are to be adjusted the same Business Day. FIS will provide Client with copies of all adjusting entries that are prepared and the supporting documentation substantiating such adjustments.

(c) FIS will complete the transmission of an Item Posting File containing all Inclearing Items to Client's Data Processing Services Provider in accordance with the Agreed Processing Times.

(d) FIS will receive, import and balance the Client's return deposit Items from the Federal Reserve Bank. Incoming deposited return items will be made available for pick up by Client's.

(e) **CAR/LAR Reject/Reentry.** FIS will manually input the electronic dollar amount from the information record located on the MICR line for those Items not recognized by the CAR/LAR recognition software.

2.3. **CAR/LAR Reject/Reentry**.

FIS will manually input the electronic dollar amount from the information record located on the MICR line for those Items not recognized by the CAR/LAR recognition software.

2.4. **IRD Print.**

Client's Transit Items or Item Images will be printed and processed as an IRD. The physical Items will be retained at the capture or Client site and shall be destroyed after a time period of at least ninety (90) days. Client is responsible for all liabilities associated with the printing of the substitute check.

2.5. **Balancing Adjustment.**

(a) Any deposit adjustment of $5.00 or less (said dollar amount may reasonably be adjusted over time, based on Client requirements) will be charged to a Client-specified sundry general ledger account, using a system generated entry.

(b) All errors detected during the Over-the-Counter process are to be adjusted the same day. Original copies of adjustments will be processed with the proof transactions; and the offsetting side of the adjustment entry will be sent immediately to Client after the conclusion of the over-the-counter processing.

(c) Any deposit adjustment of more than $5.00 (said dollar amount may reasonably be adjusted over time, based on then current industry standard practices) will be charged to Client's end-customer or Client's designated general ledger account using electronic entries and/or forms. All errors detected during the Over-the-Counter process are to be adjusted the same day. Original copies of adjustments will be processed with the proof transactions; and the offsetting side of the adjustment entry will be sent immediately to Client after the conclusion of the over-the-counter processing.

(d) FIS will prepare proof corrections to Client's end-customer using the Client-provided and FIS maintained Correction System and forms for reasons including but not limited to: (i) Error(s) found in addition or subtraction; (ii) Check Item was listed for the wrong amount; (iii) Check Item listed was not enclosed; (iv) Check Item enclosed, not listed; (v) Cash not included in deposit total; (vi) Collections not included in deposit; (vii) Non-Negotiable Item in deposit; and (viii) Items drawn on foreign institutions.

(e) FIS will prepare proof corrections to Client's designated general ledger account on forms for reasons including but not limited to: (i) Cash ticket missing; (ii) Cash ticket for wrong amount; (iii) Wrong cash ticket used; (iv) Currency included in work; (v) Cashed Item missing; (vi) Cashed Item enclosed was not listed; (vii) Cashed Item for wrong amount; (viii) Other miscellaneous correction; and (ix) Items drawn on foreign institutions.

2.6. **On-Line Image Archive – Twelve (12) Month Increments.**

(a) **All captured Images will be stored in the FIS Image Archive.** FIS agrees to provide Client with on-line access to Item Images for a period not to exceed the number of years set forth in **Exhibit N (Pricing Attachment)** after the Item Images have been created.

(b) Images will be captured and stored in the FIS Image Archive and will be available seven (7) days per week, except for time periods designated by FIS for performance of system maintenance, repair, and component upgrade or replacement.

(c) FIS will grant the ability for Client to use the applicable computer software to retrieve Item Images by utilizing Client's LAN equipment and telecommunications circuitry to access the Item Image archive located at the FIS Service Center.

(d) FIS will authorize access to Item Images for up to two hundred (200) user workstations and allow the Client permission to define user administration.

2.7. **Item Warehousing and Destruction.**
Client is responsible for Warehousing and Destruction.

2.8. **Additional Cash Letter Endpoints.**
Outgoing cash letters will be prepared in accordance with Client's cash letter requirements. One cash letter endpoint is included at no cost. Client will be charged an additional end point cash letter fee for cash letter endpoints in excess of one (1).

2.9. **Outgoing Image Item Presentment.**
FIS will transmit an Image file to the entity which Client has entered into an agreement to receive Image files ("**Clearing Agent**") for the clearing and settlement of those Item Images in accordance with the Agreed Processing Times provided however, FIS will have at least two (2) hours to prepare the transmission. FIS will export a file containing Item Images in a mutually agreed upon format with the intent to present for forward check clearing. FIS' provision of these Services is expressly contingent upon Client's entering into and maintaining an agreement with the Clearing Agent. In the event Client's agreement with all Clearing Agents terminates for any reason, FIS' performance of these Services will be excused and FIS may terminate this Service without further notice or obligation to Client.

2.10. **Incoming Image Item Presentment from clearing relationship.**
FIS will receive a transmission of Client's Item Images created in accordance with define ANSI X9.37 specifications ("**Electronic File Standards**") from an image exchange partner of FIS in accordance with the Agreed Processing Times. FIS' provision of these Services is expressly contingent upon Client's entering into and maintaining an agreement with the sending agent. In the event Client's agreement with the sending agent terminates for any reason, FIS' performance of these Services will be excused and FIS may terminate this Agreement without further notice or obligation to Client.

2.11. **MICR Line Correction**
FIS will strip and physically encode the corrected MICR line of rejected items from the Over-the-counter and Inclearing Capture.

2.12. **Branch Capture Xpress ("BCX") Service**

(a) FIS will strip and physically encode the corrected MICR line of rejected items from the Over-the-counter and Inclearing Capture.

(b) When Client uses FIS' Branch Capture Xpress ("**BCX**") Service utilizing applicable BCX units, including Equipment purchased from FIS, FIS will process Client's data and Images utilizing the BCX system, in accordance with Federal Reserve requirements, and report BCX processing results. BCX Service will be available for use by Client's personnel 24x7 subject to maintenance windows when applicable. Images will remain available on the FIS local server for ten (10) calendar days and then archived.

(c) Client Responsibilities. Client will do the following:
- (i) Transmit Item Images to FIS' Item processing location as designated to Client by FIS. Client will re-transmit or capture and re-transmit Item Images that were not received by FIS or were unreadable when received by FIS;
- (ii) Provide and maintain the equipment as specified by FIS (such as joggers, telecommunications, scanners, and personal computers, collectively the "**BCX units**") for production and (when applicable) disaster recovery purposes at the Client location(s) supporting the BCX Services (the "**BCX location(s)**");
- (iii) Provide capable technical resources to assist FIS with the hardware installation at each location;
- (iv) Provide qualified individual(s) for tier-one problem support for all BCX locations. Additionally, such individual(s) will work with the FIS support team to resolve issues;
- (v) Ensure personnel operating the BCX devices are properly trained and follow documented procedures;
- (vi) Assist FIS in researching out of balance Items at the BCX location before the Items are couriered to the FIS item processing location;
- (vii) Be responsible for BCX unit maintenance to ensure equipment is in proper working order;
- (viii) Be responsible for the transportation of all BCX Items, records, and other data between Client offices and the FIS item processing and the related costs; and
- (ix) Utilize internal documents that will enhance amount recognition software's read rates. Read rates must remain higher than fifty percent (50%).

(d) FIS Responsibilities. FIS will do the following:
- (i) When contracted, acquire and install hardware and software at Client's location(s);
- (ii) Provide conversion services required to implement a mutually agreed upon number of Client branch locations for the fee set forth in the **Exhibt N (Pricing Attachment)**;
- (iii) Process Client's data and report processing results;

(iv) Receive Item Images from Client's locations by the timeframe set forth in Exhibit A;
(v) Provide training;
(vi) Provide one (1) copy of user documentation;
(vii) Provide support (other than for hardware) via telephone.
(viii) Provide support to Client in engaging third party vendor for warranty support applicable to branch Equipment that was acquired through FIS.

(e) As part of Client's purchase and use of the BCX services, Client shall have the right during the term of the BCX services to use FIS software provided as BCX software, or otherwise provided by FIS to Client for Client's use of the BCX Services, in accordance with FIS's instructions and specifications for such BCX-related software and subject to Section 5.1 (Additional Licensed Programs) of the Agreement.

(f) Recurring fees and charges for the BCX Service are subject to increase annually by an amount equal to the percentage change in the U.S. Employment Cost Index - Civilian: All Workers total compensation (ECI) as published by the U.S. Bureau of Labor Statistics. If the ECI is unavailable or materially changes in content and scope, then FIS may in good faith select another U.S. government index as a substitute to obtain substantially the same result.

(g) BCX Services - Product Warranty. WITH RESPECT TO BCX UNITS AND ANCILLARY SOFTWARE INCLUDED THEREWITH AND USED BY FIS IN PROVIDING THE ITEM PROCESSING SERVICES, FIS MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER REGARDING PERFORMANCE, OR LEGAL OR REGULATORY COMPLIANCE, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Client acknowledges that FIS has no duty or responsibility to modify any such third-party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable license agreement between FIS and such vendor.

3. Back Office Services.

3.1. Exception Item Pull.

The transmission of Client's complete Account Exception Item File from Client's Data Processing Services Provider to FIS shall be completed in accordance with the Agreed Processing Times. FIS will make Exception Items available online for Client's review.

3.2. Outgoing Returns – Qualified.

Items designated by the Client as Return Items will be returned by FIS to the Federal Reserve Bank the same Business Day, provided Client has met the applicable FIS Return Item deadline. Items to be returned by FIS will be marked in accordance with Federal Reserve regulations.

(a) After Client has reviewed its Exception Item reports and made the necessary pay/no-pay decisions, Client will provide a report in a format mutually agreed to by the parties containing all Return Item requests with reason for return in accordance with the Agreed Processing Times for Items captured the previous Business Day. FIS will balance to Client-provided control total and properly stamp each Item to be returned with the Client's designated reason, and prepare the Return Item cash letter to be exported to the Federal Reserve Bank or Client designated endpoint in accordance with the Agreed Processing Times. One (1) cash letter copy is to be retained by FIS and one (1) copy will be forwarded to Client.

(b) FIS will qualify each Return Item in accordance with Regulation "J" specifications; provided that the applicable Return Item deadline has been met by Client.

3.3. Outgoing Returns – Unqualified.

Items designated by the Client as Return Items will be returned by FIS to the Federal Reserve Bank or the presenting institution the same Business Day, provided Client has met the applicable FIS Return Item deadline.

(a) After Client has reviewed its Exception Item reports and made the necessary pay/no-pay decisions, Client's Data Processing Services Provider shall complete transmission of a file in a format mutually agreed to by the parties containing all Return Item requests with the reason for return in accordance with the Agreed Processing Times for Items captured the previous Business Day. FIS will out sort, balance to the Client-provided control total and prepare the Return Item Cash Letter to be picked up by Client or Client's courier for delivery to the Federal Reserve Bank in accordance with the Agreed Processing Times. Such Return Items shall be contained in a file transmitted by Client's Data Processing Service Provider. One (1) Cash Letter copy shall be retained by FIS and one (1) copy forwarded to Client.

3.4. Charge Backs.

Not selected at this time.

3.5. Large Item Notification and Returns (EARNS).
Not selected at this time.

3.6. Notices Image.
Client's Data Processing Service Provider shall send a notice print text file(s) and a reconciliation file(s) to FIS in a mutually agreed upon format in accordance with the Agreed Processing Times. FIS will print notices and Item Images in simplex mode, as is mutually agreed upon by Client and FIS.

3.7. Notices - No Image.
Client's Data Processing Service Provider shall send a print text file(s) to FIS in a mutually agreed upon format in accordance with the timeline in accordance with the Agreed Processing Times. FIS will print notices in simplex mode, as is mutually agreed upon by Client and FIS.

3.8. Fine Sort and Cycle Sort.
On a daily basis, at Client's request, FIS may fine sort internal Client documents. Daily fine-sorted Items will be available for pickup by Client or Client's courier in accordance with the Agreed Processing Times.

3.9. Image Item Export.
Not selected at this time.

3.10. FED Adjustments.
All Federal Reserve deposit adjustments will be charged to a Client-specified sundry general ledger account, using a system generated entry or a manual form. All errors detected during the Inclearing balancing process are to be adjusted the same day.

4. Research, Copies and Media Production.

4.1. Research and Subpoenas.
At Client's request within a mutually agreed upon time, FIS will provide Client with assistance to resolve out-of-balance conditions particular to inbound or outbound check processing operations or subpoenaed Items or Accounts.

4.2. Item Retrieval.
At Client's request within a mutually agreed upon time, and beyond FIS' defined requirements in Section 4.1, FIS will retrieve a physical Item from the bulk file or truncated storage file.

4.3. **Image Copy.**
At Client's request within a mutually agreed upon time, FIS will provide a printed image of an Item.

4.4. **Fax Image Copy.**
At Client's request within a mutually agreed upon time, FIS will provide a facsimile of an Item.

4.5. **CD Production.**
For Client's end-customers who receive an Image statement, FIS will retrieve check Images from the FIS Image Archive, merging such check Images with the corresponding periodic statement text, and write that data to a CD for delivery to and use by the end-customer. Client must license software from FIS that will enable its end customers to retrieve their Item Images from a CD.

4.6. **DVD Production.**
Not selected at this time.

4.7. **DVD Off-line Image Viewing.**
Not selected at this time.

5. **Print and Render Services.**

5.1. **Miscellaneous Print.**
Not selected at this time.

5.2. **Statement Printing.**
Client's Data Processing Service Provider shall send statement print text file(s) and statement reconciliation file(s) to FIS in a mutually agreed upon format in accordance with the Agreed Processing Times. If necessary, the file should contain the following segregation categories: (a) Image statements, (b) with Item enclosures less than fifty-five (55), (c) with Item enclosures fifty-five (55) or greater; (d) zero Item enclosures; and (e) special request statements. FIS will print statement text and Item Images for Image statements in simplex or duplex mode, as is mutually agreed upon by Client and FIS, in preparation for Image/Truncated Rendering, as described below. The print quality will be consistent with that required by automated zip code sorting equipment and acceptable to Client, FIS and the United States Postal Service ("**USPS**").

5.3. **Image/Truncated Rendering.**
FIS will use an insertion machine to read the intelligent insertion marks or bar code imprinted on the statement/notice, fold the correct number of pages, insert the statement/notice and inserts into a standard window envelope that is of a quality consistent with that required by automated Statement/Notice Rendering equipment and acceptable to Client and FIS, seal the envelope and place a generic postage indicia before mailing.

5.4. **Bulk Statements.**
FIS will manually process any statement over seven (7) pages in a standard #10 envelope or over twelve (12) pages in a standard 9x12 envelope.

5.5. **Traditional Statement Render Base.**
Not supported at this time

5.6. **Traditional Statement Render – Per Item.**
Not supported at this time

5.7. **Statement Inserts.**
FIS will insert up to three (3) statement/notice inserts into a standard window envelope. The statement inserts will be of a size, format and quality that is consistent with that required by automated Statement Rendering equipment and acceptable to FIS. If the proposed statement/notice inserts are provided by Client they must be submitted to FIS at least ten (10) Business Days in advance of the Statement Cycle Date.

5.8. **Statement Data Manipulation.**
Not selected at this time.

5.9. **Postage Presort.**
Not selected at this time.

6. **Back Office Services Image.**

6.1. **Image Incoming Returns (ASP or Outsourced).**
The Image Incoming returns module is used to automate the process for incoming returns. An electronic file of incoming return items is imported from the exchange partner into the item processing application. The information for the return is used to identify the original deposit account number. Based on that deposit account number, special instructions that have been set up for the specific financial institution, along with any account level overrides, are applied to the incoming return. Once all decisions are finalized, the following outputs are created:

(a) Posting file to core containing debit to accounts, GL offsets and fees

(b) File of redeposited items sent to exchange partner

(c) Notices of chargeback along with IRDs for return to deposit account holder

Image Incoming Returns are offered in an Application Service provider (ASP or Hosted) processing model with the Client processing the incoming returns or an outsourced model with FIS personnel processing the incoming returns utilizing Client provided instructions.

7. Other Item Processing Related Services.

7.1. Other Services.

(a) **CD-ROM End User Viewing Software.** FIS will provide the ability for Client to purchase software that will enable its end customers to review Item Images and data from a CD-ROM or DVD-ROM. For end-customers who receive an image statement, FIS will retrieve check images from the FIS Image Archive, merging those check images with the corresponding periodic statement text, and writing that data to a CD-ROM for delivery to and for use by the end-customer.

(b) **Image Processing System Reports.** FIS will provide standard reports - All Items Listing, Cash Letter Detail, Cash Letter Summary, Change Log, and the Item Balancing Sheet, plus additional designated mutually agreed upon reports – in a mutually acceptable format each Business Day.

7.2. Miscellaneous.

(a) **Programming Support.** FIS will provide Special Programming at Client's request for new or modified products or services at FIS' then current programming hourly rate.

(b) **On-site Consulting.** FIS will provide item processing consulting services at Client's request for new or modified products or services at FIS' then current hourly rate.

(c) **Training.** As a part of the initial implementation, FIS will provide on-site "train-the-trainer" training for Client's back office users of FIS provided item processing reports and archive access applications.

(d) **Courier Services.** Client will be responsible for the selection, expense and overall management of the couriers that are used for the transportation of all Items, records, and other data between Client offices and the Service Center, the Inclearing Items from the Federal Reserve Bank to the Service Center, and for the transportation of Transit Items to the Federal Reserve Bank or other upstream correspondent banks. The parties agree that such courier service may be either an existing courier service shared by other FIS Clients or, if Client in its sole discretion determines that it is not feasible or desirable to utilize such existing courier service, such other courier service as is designated by Client.

(e) **Supplies.** Client may purchase supplies (including but not limited to statements, blank white paper for image statements, envelopes, CAR/LAR documents, official checks, paper stock for reports, marketing inserts,

specialty forms, custom forms, notice forms, payment forms/books and loan forms) from FIS.

(f) **Change of Client's Data Processing Services Provider.** Client will provide FIS with at least one hundred eighty (180) days advance written notice of its intent to change Client's Data Processing Services Provider. If Client elects to change its Data Processing Services Provider, Client will pay to FIS the certification and related charges necessary for FIS to determine how the image item processing services provided under this Schedule may continue to be provided following such change.

EXHIBIT L

AUTOMATED CLEARING HOUSE (ACH) SERVICES

The Services described in this Exhibit are pursuant to the Agreement and shall be governed by the terms of the Agreement except as otherwise provided in this Exhibit. **Exhibit L (Automated Clearing House (ACH) Services)** includes services related to Automated Clearing House ("**ACH**") services pursuant to the terms and conditions below. Client engages FIS to provide its automated clearing house ("**ACH**") processing service ("**Service**") for depository and loan accounts ("**Accounts**") using its proprietary ACH system ("**System**").

1. Introduction.

1.1. FIS shall provide Client with Automated Clearing House ("**ACH**") services as more fully set forth in this Exhibit.

1.2. **Sections 3.12 (System Software Licenses), 3.13 (Software Status), 3.14 (Education), 3.15 (Transfers Out), 5 (FIS Software), and 7 (Staffing) of the Agreement** shall not apply to this Exhibit.

1.3. IN NO EVENT SHALL ANY LIABILITY OF EITHER PARTY UNDER THIS EXHIBIT GIVE RISE TO ANY ADDITIONAL LIABILITY OR ADDITIONAL MEANS OF RECOVERY AGAINST SUCH PARTY WITH RESPECT TO THE OTHER SERVICES PROVIDED UNDER THE TERMS OF THE AGREEMENT OR ANY OTHER AMENDMENTS OR EXHIBITS THEREUNDER. NOR SHALL ANY LIABILITY OF EITHER PARTY WITH RESPECT TO THE OTHER SERVICES PROVIDED UNDER THE TERMS OF THE AGREEMENT OR ANY OTHER AMENDMENT OR EXHIBIT THERETO GIVE RISE TO ANY ADDITIONAL LIABILITY OR ADDITIONAL MEANS OF RECOVERY AGAINST SUCH PARTY UNDER THIS EXHIBIT.

1.4. Termination or expiration of this Exhibit, whether for breach or otherwise, shall not give rise to any right to terminate the Agreement or any other Amendments issued thereunder; nor shall termination or expiration of the other services provided under the Agreement or any other Amendments issued thereunder whether for breach or otherwise, give rise to any right to terminate the Services provided under this Exhibit except as expressly permitted in this Exhibit. In addition to the termination rights set forth in the Agreement, FIS may terminate this Exhibit if Client: (a) sells, transfers or assigns all or substantially all of its Accounts to a third party that does not agree in writing with FIS to be bound by the terms of this Agreement; (b) fails to maintain required balances in any clearing or settlement account associated with the Service, and fails to remedy that deficiency within forty-eight (48) hours of FIS requesting it to do so; or (c) fails to cure any material violation of applicable Law, or any rule or regulation promulgated by an ACH network or the National Automated Clearing House Association (NACHA), within thirty (30) days of FIS requesting it to do so.

1.5. The fees set forth in this Exhibit are in addition to other fees payable by Client pursuant to the Agreement.

2. **Data.**

2.1. Client shall provide with any Data required to perform the Service. Client will be solely responsible for creating, managing, reviewing and otherwise controlling its Data.

2.2. FIS shall not be responsible for the accuracy, completeness or authenticity of any Data furnished by Client or a third party, and shall have no obligation to audit, check or verify that Data. If any Data submitted by Client to FIS is incorrect, incomplete or not in the required format, FIS may require Client to resubmit the Data or FIS may correct the Data and bill Client its then current rates for performing those corrections. FIS shall attempt to notify Client prior to Client incurring such expense.

2.3. FIS shall store ACH Data off-site for a period of no more than sixty (60) days following processing. Client shall maintain a copy of all Data submitted to FIS (whether directly or through a third party) to permit reconstruction if ever required. Client assumes all risk and expense associated with Data reconstruction, except for those expenses incurred as a direct consequence of FIS' material breach of this Exhibit. If Data reconstruction is ever required, the parties must mutually agree on a schedule for that reconstruction.

3. **ACH Services.**

3.1. The Service permits Client to transmit and post credit and debit entries to and initiated from Accounts owned by Customers. FIS shall follow procedures and time schedules it deems appropriate to process Data, including adjustments and corrections, in order to timely process Data. FIS shall promptly report any adjustments or corrections that were made to Client. FIS may establish, modify or substitute equipment, processing priorities, programs or procedures as reasonably necessary to accommodate processing demand for the System. Client shall reasonably cooperate with FIS in its performance of the Service, and provide FIS with information, management decisions, regulatory interpretations and policy guidelines as reasonably required.

3.2. FIS will prepare and electronically transmit documents, reports, statements and other output described in the Specifications (collectively, "**Output**"). Client must: (i) review, verify and audit all Output; and (ii) balance all reports to verify accuracy and master file information. Client must reject incorrect Output: (a) within two (2) business days of receiving daily Output; (b) within five (5) business days of receiving annual, quarterly or monthly Output; and (c) within three (3) business days after receiving all other Output. FIS will correct any Output errors caused by FIS that are identified within these time frames at no charge. FIS will attempt to correct all other Output errors at Client's expense. Client's sole remedy for an Output error is correction as described in this subsection.

3.3. Client must notify FIS of any out-of-balance condition that Client believes to be, or reasonably should have believed to have been, caused by a failure of the Service, by midnight of the third (3rd) business day immediately following the day of receipt of such data by Client (any failure of Client to notify FIS of any out-of-balance condition within such time period waives Client's right to an available adjustment). Client will maintain account(s) as may be required for ACH

Network processing and will maintain such balances as may be required for the settlement of transaction activity, authorized adjustments, and any other financial obligations arising under the Service.

3.4. Client must furnish any hardware, software, or other items necessary for Client to supply Data or process Output. Client shall: (i) implement any patches, upgrades, enhancements or other safeguards necessary to protect the security and accuracy of Data and other input Client provides to FIS as part of the Service; (ii) comply with all operating instructions pertaining to the Service issued by FIS; (iii) cooperate with FIS in the performance of the Service; and (iv) provide FIS with information, management decisions, local regulatory interpretations and policy guidelines as reasonably required in order to perform the Service.

3.5. Client shall comply with all rules, regulations or laws associated with its use of the Service, including those promulgated by the Federal Reserve Board and local networks and associations, regardless of whether Client uses any forms or other Material supplied by FIS. Client assumes all risk and liability associated with its transactions, including any risk of counterfeit, charged-back and fraudulent transactions. Client authorizes FIS to comply with all laws applicable to the Service, including any that pertain to the regulation and examination of Client.

4. Timeframes and Hours of Operation.

4.1. Other than during required System maintenance, FIS shall provide on-line System access and processing twenty-four (24) hours a day, seven (7) days a week. If Data is delivered in an unapproved form, format or using an unapproved delivery method, FIS may, at its discretion: (i) delay processing; (ii) require Client to resubmit it; or (iii) correct the Data, process it and charge Client for any professional services development time associated with correcting a file at Client's request.

4.2. FIS commits to an annual uptime of its systems of 99.5%. It also commits to start any Client job in the queue within five (5) minutes 99.5% of the time. FIS will provide monthly reporting on its downtime and queue wait times.

5. Training.

Client shall be solely responsible for training its employees and representatives to comply with all applicable rules, regulations and laws associated with use of a Service, including those relating to usury, truth-in-lending, fair credit reporting, equal credit opportunity, automated clearing house transfers, networks associations, electronic funds transfer, privacy and direct marketing ("Laws") applicable to Client, as well as the procedures set forth in FIS' then current standard user operating instructions and requirements ("Specifications") or any manual or other literature provided to Client by FIS.

6. Business Continuity.

Each party shall develop, maintain and, if necessary, execute a business continuity plan to ensure continuity of the Service in the event the System is ever unavailable. In the event of a failure at its Phoenix site, FIS commits to be able to restore service from its disaster recovery site in twelve (12) hours. Each party shall provide reasonable access to those plans and related information to the other party, its auditors and regulators. FIS' business continuity plan shall provide back-up and stand-in capability for all batch and on-line processing components of the System. FIS shall test its business continuity capabilities at least once each calendar year, and provide Client with a report of the test results upon request. Client may participate in FIS' testing whenever reasonably necessary to ensure compatibility. In no event shall FIS alter its business continuity plan in a manner that is materially adverse to Client without advance written consent. FIS will review Client's business continuity plan and render a written report on any incompatibilities upon request at FIS' then current rates.

7. Problem Reporting and Resolution.

Client shall timely report any problems encountered with the Service. FIS shall provide a toll-free telephone number for problem reporting Monday through Friday from 6:00 A.M. to 6:00 P.M. Arizona Time. FIS shall promptly respond to each reported problem based on its severity, the impact on Client's operations and the effect on the Service. FIS shall use reasonable commercial efforts to either resolve each problem or provide Client with information to enable Client's personnel to resolve it. In the event resolution of a reported problem carries over to the next business day, FIS shall provide Client with periodic updates and an estimate of the time required for resolution. After the 6:00 A.M. to 6:00 P.M. Arizona time hours, upon Client contacting FIS, a representative will return the call within thirty (30) minutes. Resolution would be dependent on the issue and the severity level.

8. Deconversion Assistance.

FIS shall provide reasonable deconversion assistance to Client upon request upon the termination of this Exhibit. However, in no event shall FIS be obligated to deconvert any of Client's Accounts prior to a mutually agreed date that is at least thirty (30) days, but not greater than one hundred eighty (180) days after receipt of written notice from Client requesting the de-conversion. If the de-conversion period ends between the third weekend in November and the third week in January, then the period in which to complete the de-conversion may be extended until the first week of February. Client shall pay FIS its then current fees for deconversion assistance, as well as any ancillary costs or expenses.

9. Fees.

9.1. Client agrees to pay to FIS fees for ACH Services as set forth in **Exhibit N (Pricing Attachment)** beginning on the Effective Date in accordance with the payment terms set forth herein;

9.2. Monthly recurring fees will be adjusted annually, in accordance with **Section 7 (Price Adjustment) of Exhibit C (Charges) to the Agreement**.

10. Responsibility for Compliance with Laws & Rules.

The functions and features of the Service shall be capable of complying with all federal laws and regulations and NACHA Operating Rules in effect at the time the Service was ordered by Client. If changes in federal law, regulation or any NACHA Operating Rule requires any modification to the Service, FIS shall, at its expense, make such changes to the Service as are required to conform to then-current federal law, regulation and NACHA Operating Rule, except to the extent such changes are outside the features and functions of the Service. FIS shall also use reasonable efforts to conform the Service to state and local laws and regulations; provided, however, that Client shall be responsible for notifying FIS of all such laws and regulations. Client shall compensate FIS on a time-and-materials basis, prorated among those customers of FIS requesting the modification, for making any necessary modifications to the Service as a result of state or local law.

EXHIBIT M

FEDLINE SERVICES

The Parties' responsibilities with regard to the FedLine Network are set forth in this Exhibit. Any capitalized terms used but not defined in this Exhibit shall have the meaning set forth in the Agreement.

1. FedLine Network.

The "**FedLine Network**" shall consist of the following and will be available as provided in **Section 2 (FIS Network)** below:

FIS will connect to two FedLine access circuits at the FIS Facility to the FIS Network to support connectivity with the Client Data Center. The FedLine Network supports multiple FIS customers and is managed by the Federal Reserve. It includes routers provided, managed, and monitored by the Federal Reserve that terminate in the FIS Facility. The FedLine Network also includes a single FedLine access circuit at the FIS disaster recovery site(s). Client will provide appropriate authorization to the Federal Reserve to permit FedLine traffic, including wire transactions and Fed ACH files, to be routed to the FedLine Network. FIS Network Services will route traffic associated with Client to the FIS Facility for Fed ACH files or to Client Data Center for wire transactions. FIS Network Services will support connectivity, monitoring, and management of the connectivity with the FedLine Network, consisting of engaging and communicating with the Federal Reserve to assist in research and / or resolution of network problems that are perceived to be on the FedLine Network or in combination with network problems that are perceived to be on the Client's side of the demarcation line.

2. FIS Network.

FIS will be responsible for maintaining a relationship with the Federal Reserve to provide the FedLine Network. In the event that FIS discontinues supporting the FedLine Network, to the extent commercially practicable, FIS will provide a minimum of six months' notification so that the Client can provision their own connectivity with the Federal Reserve.

EXHIBIT N

PRICING ATTACHMENT

PRICING ATTACHMENT

WESTAMERICA BANK

REVISED: DECEMBER 7, 2016

PROPOSAL OF FEES FOR CONTRACTED SERVICES

INVESTMENT SUMMARY		
Description	**Monthly/Occurrence Investment**	**One-Time Investment**
Total FIS Item Processing Services Investment	$80,639.87	$0
Total Item Processing - Ancillary Capture Products Services Investment	$4,917.23	$0
Total FIS Endpoint Exchange Investment	$5,528.21	$0
Total FIS Output Solutions - eDelivery Services Investment	$7,915.93	$0
Total FIS Output Solutions Investment	$14,675.68	$0
Total ACH Processing Services Investment	$7,830.74	$0
Total FIS Investment	**$121,507.66**	**$0**

Assumptions Regarding Overall Product Offering:

1. All software is tested on the standard minimum desktop configuration as outlined by Microsoft Corporation.
2. All PC products will be installed on each workstation (if needed) by Client personnel.
3. Browser based applications are certified on the latest version of Internet Explorer.

Assumptions Regarding Monthly Credit(s) and/or Rebate(s):

1. Network fees and pass-throughs are not included in Monthly credit(s).
2. Standard Monthly Minimum fees are not subject to discount unless specifically stated in this pricing attachment. Actuals billed cannot fall below the stated standard or revised Minimum whichever is lower.
3. Credits apply only to the products specified in this pricing attachment and are not valid for any other fee schedule.
4. Miscellaneous Fees and Fees Schedules are not included in the Monthly Credit(s) listed in this pricing attachment.

Assumptions Regarding Overall Fee Schedule:

1. All stated fees subject to annual price adjustments pursuant to the Agreement.
2. Disclosed Asset size is $5,138,000,000 as of September 2016.
3. All travel and travel related expenses are not included with any of the products outlined above and will be invoiced on a pass-through basis.
4. Pricing subject to change if any Assumptions are not valid as stated in this Attachment.
5. Tax and Shipping Charges are not included as part of this pricing.
6. Additional Services not listed in this pricing agreement with any of the products outlined above are available at then current rates.
7. Additional implementation fees, which are not included in this proposal, may be applicable for a Holding Company.
8. Third Party fees are not included in this proposal and are the responsibility of the Client.
9. Volumes for all product offerings listed in Pricing Attachment are estimates only and will be billed based on actual usage.
10. Pass through fees are not included in FIS pricing but may be included (pass thru) on the FIS invoice.
11. Network services are not included in this proposal. If needed, a separate fee schedule may be generated.

PRICING ATTACHMENT

WESTAMERICA BANK

REVISED: DECEMBER 7, 2016

PROPOSAL OF FEES FOR CONTRACTED SERVICES

FIS Item Processing Services				
	Monthly Processing Investment			
Description	1 = Yes or Estimated Volume	Unit	Monthly Unit Fee	Monthly Investment
Capture Services				
Over-the-Counter Image Capture (Graduated)				
0 - 500,000	690	Per Item	$0.009820	$6.78
500,001 - 1,000,000	-	Per Item	$0.007050	$0.00
1,000,001 - 4,500,000	-	Per Item	$0.008930	$0.00
4,500,000 and Over	-	Per Item	$0.005420	$0.00
Over-the-Counter Image Correction and Balancing (Graduated)				
0 - 500,000	500,000	Per Item	$0.011960	$5,980.00
500,001 - 1,000,000	500,000	Per Item	$0.009820	$4,910.00
1,000,001 - 4,500,000	395,845	Per Item	$0.008680	$3,435.93
4,500,000 and Over	-	Per Item	$0.008180	$0.00
Inclearing Image Correction and Balancing (Graduated)				
0 - 500,000	500,000	Per Item	$0.018500	$9,250.00
500,001 - 1,000,000	308,541	Per Item	$0.014100	$4,350.43
1,000,001 - 4,500,000	-	Per Item	$0.010830	$0.00
4,500,000 and Over	-	Per Item	$0.009810	$0.00
CAR/LAR Recognition	1,316,569	Per Item	$0.010220	$13,455.34
CAR/LAR Reject Reentry	224,496	Per Item	$0.032710	$7,343.26
Balancing Adjustment	4,391	Per Adjustment	$1.02212	$4,488.13
Additional Cash Letter Endpoints	9	Per Cut/Per Endpoint	$119.5882	$1,076.29
Image Repass Items	1,747	Per Item	$0.021260	$37.14
MICR Line Correction	1,721	Per Item	$0.167940	$289.02
Back Office Services				
Outgoing Returns - Qualified (Paper or Electronic)	1,637	Per Item	$1.78871	$2,928.12
Incoming Adjustments	36	Per Adjustment	$6.13273	$220.78
Research and Copies				
Research and Subpoenas (One Hour Minimum)	-	Per Hour	$35.77420	$0.00
Item Retrieval - Pulling Original Item Out of Storage	-	Per Item	$6.13272	$0.00
Image Copy	-	Per Image	$2.04424	$0.00
Fax Image Copy	23	Per Fax	$1.73761	$39.97
Image Archive				
Online Image Archive (7 Years)	2,210,491	Per Item	$0.005920	$13,086.11
Smart Assessment Access	-	Per Month	Quote	$0.00
Image Interface Access	3	Per Month	$417.0254	$1,251.08
CD Production (Per Media for Bank Customer Use)	46	Per Media	$29.64151	$1,363.51

Subtotal Item Processing **		**$73,511.89**

Image Exchange				
IRD Print	850	Per Item	$0.077690	$66.04
Outgoing Image Item Presentment - Endpoint	782,168	Per Item	$0.010000	$7,821.68
Outgoing Image Item Presentment - Non-Endpoint	-	Per Item	$0.015340	$0.00
Incoming Image from Clearing Relationship Item Presentment	808,541	Per Item	$0.007160	$5,789.15
Incoming Image Item Presentment from Third Party Remote Capture	78,485	Per Item	$0.012260	$962.23
Duplicate Item Assessment - Enterprise (Inclearings and Over-The-Counter - 30 Days)	2,001,870	Per Item	$0.000220	$440.41
MICR Verification Base Processing - Minimum Fee	21,242	Per Item	$0.001540	$102.21

Subtotal Image Exchange		**$15,181.72**

Back Office Services TRIPS				
Incoming Returns				
Incoming Returns (ASP) (Static)				
0 - 1,000	-	Per Item	$1.083440	$0.00
1,001 - 3,500	2,567	Per Item	$0.981240	$2,518.84
3,501 - 5,500	-	Per Item	$0.868800	$0.00
5,501 - 10,000	-	Per Item	$0.756370	$0.00
10,001 and Over	-	Per Item	$0.705260	$0.00
Incoming Returns with RCK	-	Per Month	$542.75	$0.00
Incoming Returns with WebDirect (Static)	-	Per Month	$1,085.49	$0.00
Incoming ANS	-	Per Month	$542.75	$0.00

Subtotal Back Office Services TRIPS		**$2,518.84**

PRICING ATTACHMENT

WESTAMERICA BANK

REVISED: DECEMBER 7, 2016

PROPOSAL OF FEES FOR CONTRACTED SERVICES

FIS Item Processing Services				
	Monthly Processing Investment			
Description	1 = Yes or Estimated Volume	Unit	Monthly Unit Fee	Monthly Investment
Subtotal FIS Item Processing Services				$91,212.45

11.6% Monthly Credit of FIS Item Processing Services Monthly Processing Fee (Initial Term of Contract)	($10,572.58)
Total FIS Item Processing Services	$80,639.87

Assumptions Regarding FIS Item Processing:

1. Standard Minimum Monthly Item Processing Fee of $58,810.
   (Image Exchange, Disaster Recovery, TellerElite Deposit Processing, Teller Capture and Content Management are excluded)
2. Standard Minimum Monthly TRIPS Incoming Returns Processing Fee of $5,000 has been discounted by 100.0% and the Revised Minimum is Waived.
3. Monthly pricing includes an average unit fee discount of 4.25% (may vary based on required minimum).
4. If the Financial Institution deconverts from FIS Item Processing, a deconversion fee of up to $5,000 would be billed and would include the coordination of the deconversion, conference calls, information exchange and removing of all programs from FIS. The fees do not cover services which include licensed software, deconversion statement drops, extraction of the images from the check image archive or other tangible requests made by the client.
5. One Cash Letter Endpoint daily included (paper or electronic).
6. Workstations may be connected via the Client's TCP/IP wide area network to the FIS check processing center.
7. Image Exchange services may have additional one-time and monthly fees depending on interface, transmission, and telecommunications requirements.
8. FIS will rebill the telecommunication fees for transmitting and receiving the Image Exchange files for the Client.
9. FIS will prepare the Federal Reserve Bank Return Item Cash Letter. Couriers, if applicable, will be the responsibility of the Client.
10. Additional Input Files outside standard implementation not listed in this pricing agreement are available at FIS' then current rates and will be quoted separately.
11. Interfaces to non-FIS Core and Item Processing applications not listed in this pricing agreement are available at FIS' then current rates and will be quoted separately.
12. Disclosed Account Volumes as of September 2016.

** **The unit fees and/or standard minimums may vary based on volumes provided.**

Assumptions Regarding Image Exchange Services:

1. Standard Minimum Monthly MICR Verification Fee of $102.
2. MICR Verification reflects estimated Monthly Volume of 21,242. Current costs are based on Monthly volume provided during proposal; additional volumes will result in additional costs, with additional volumes billed at the stated per item fee.

PRICING ATTACHMENT

WESTAMERICA BANK

REVISED: DECEMBER 7, 2016

PROPOSAL OF FEES FOR CONTRACTED SERVICES

Item Processing - Ancillary Capture Products Services				
	Monthly Processing Investment			
Description	1 = Yes or Estimated Volume	Unit	Monthly Unit Fee	Monthly Investment
Branch Capture Xpress (BCX)				
BCX - Packaged Offerings (Branches) (Graduated)				
0 - 15	15	Per Device	$65.92680	$988.90
16 - 30	15	Per Device	$51.36158	$770.42
31 - 60	30	Per Device	$42.92908	$1,287.87
61 - 120	36	Per Device	$35.26317	$1,269.47
121 and Over	-	Per Device	$20.70000	$0.00
Subtotal Branch Capture Xpress (BCX)				**$4,316.66**
Commercial Capture Xpress (CCX)				
CCX - Base Processing Fee	1	Per Institution	$424.29	$424.29
CCX - Merchant Access Fee (Static)				
0 - 100	6	Per Merchant	$33.27698	$199.66
101 - 250	-	Per Merchant	$28.62	$0.00
251 - 500	-	Per Merchant	$23.51	$0.00
501 and Over	-	Per Merchant	$20.44	$0.00
CCX - Transaction Processing (Static)				
0 - 25,000	533	Per Item	$0.09360	$49.89
25,001 - 100,000	-	Per Item	$0.08180	$0.00
100,001 and Over	-	Per Item	$0.07160	$0.00
CCX - Additional Services				
CCX - CAR/LAR for End User	533	Per Item	$0.01039	$5.54
CCX - TXN Fee - Incoming Electronic Returns	-	Per Item	$2.96	$0.00
CCX - ACH File	-	Per File	$1.67	$0.00
CCX - Advanced Authentication Base Fee	-	Per Institution	$41.91	$0.00
CCX - Advanced Authentication Per User Access Fee	-	Per User	$0.20	$0.00
CCX - Out-of-Band Authentication	-	Per Attempt	$0.20	$0.00
CCX Plus - Deposited Items Submitted for Balancing	-	Per Item	$0.02	$0.00
CCX Plus - CAR/LAR Reject Re-entry or MICR Line Edits	-	Per Item	$0.05	$0.00
CCX Plus - Balancing Adjustments	-	Per Adjustment	$2.75	$0.00
Subtotal Commercial Capture Xpress (CCX)				**$679.38**
Subtotal Item Processing - Ancillary Capture Products Services				**$4,996.04**
11.6% Monthly Credit of Commercial Capture Xpress Monthly Processing fee (Initial Term of Contract)				($78.81)
Total Item Processing - Ancillary Capture Products Services				**$4,917.23**

Miscellaneous Fees	
Branch Capture Xpress (BCX)	
Greater than 5 Branches On-Site Installation (Per Day)	$1,800
Commercial Capture Xpress (CCX)	
On-Site Installation and Training Support	$3,600

Assumptions Regarding Branch Capture Xpress (BCX) Services:

1. Branch Capture Xpress assumes that there is one capture unit per branch and the capture unit is sized appropriately for the volume.
2. Branch disaster recovery is the responsibility of the Client. Branch Capture Xpress requires branch LAN topography to be a minimum of 256KB.
3. Client is responsible for all branch hardware maintenance.
4. Branch Capture Xpress Software includes Branch Capture Xpress Software, Remote Control Software, Scanner Interface Software, Staging, Installation, and Training.
5. Branch Capture Xpress Software and Installation Only Offerings qualified rate based on 96 previously purchased device(s).
6. Disclosed Account Volumes as of September 2016.

Assumptions Regarding Commercial Capture Xpress (CCX) Services:

1. Disclosed Account Volumes as of September 2016.

PRICING ATTACHMENT

WESTAMERICA BANK

REVISED: DECEMBER 7, 2016

PROPOSAL OF FEES FOR CONTRACTED SERVICES

FIS Endpoint Exchange					
	Monthly Investment			Impl Investment	
Description	1 = Yes or Estimated Volume	Monthly Maint Fee	Monthly Investment	One-Time Impl Fee	Total Impl Investment
Endpoint Exchange					
Includes the following:					
- Non-Endpoint Returns (Forwarded to Fed)	- Endpoint Exchange Inclearings				
- Endpoint Exchange Adjustments	- Endpoint Exchange Exceptions (NCI's, Duplicates, etc.)				
Custom Tier A (Per Item)	193,124	$0.0020	$386.25	n/a	n/a
Custom Tier B (Per Item)	165,714	$0.0030	$497.14	n/a	n/a
Tier 1 (Per Item)	25,189	$0.0060	$151.13	n/a	n/a
Tier 1 Premium (Per Item)	156,503	$0.0065	$1,017.27	n/a	n/a
Tier 2 (Per Item)	28,948	$0.0100	$289.48	n/a	n/a
Tier 2 Premium (Per Item)	62,796	$0.0140	$879.14	n/a	n/a
Tier 3 (Per Item)	4,585	$0.0120	$55.02	n/a	n/a
Tier 3 Premium (Per Item)	7,872	$0.0170	$133.82	n/a	n/a
Tier 4 (Per Item)	2,044	$0.0160	$32.70	n/a	n/a
Tier 4 Premium (Per Item)	2,043	$0.0300	$61.29	n/a	n/a
Tier 5 - Plus Processing Fee (Per Item)	121,256	$0.0147	$1,782.46	n/a	n/a
Returns (Non-Administrative only) (Per Item)	-	$0.1250	$0.00	n/a	$0
Tier 5 - Plus Forwarding Fee	121,256	$0.0020	$242.51	n/a	n/a
Total FIS Endpoint Exchange			**$5,528.21**		**$0**

Assumptions Regarding FIS Endpoint Exchange:

1. After the first two calendar months of the initial term, if Client's item count falls below 80% of the proforma item count of 770,074 and the standard monthly minimum proforma amount falls below $4,229, at Endpoint's sole discretion, Client may be billed the proforma amount.
2. Applicable FRB, ECCHO and settlement fees are not included in FIS pricing – and may be included (pass thru) on the FIS invoice or may be billed separately by the appropriate party. These fees were disclosed on your Endpoint proposal.
3. Endpoint can add/delete and/or move routing transit numbers (RT's) between specific pricing Tiers without notice. RT's with their associated Tier assignment will be published on the Endpoint Members Website (www.EndpointExchange.com).
4. Tier 5 – Plus item cost is an estimate, actual monthly cost will vary and will depend upon volume mix and time of day actual items are presented through the exchange. Plus item pricing may fluctuate subject to changes in the FRB funds interest rate and other market conditions.
5. Endpoint may cancel the proposed Plus service upon 60 days notice to Client, in such case FIS will transition Client to an alternative image clearing channel for those affected items at no charge to the Client.
6. Client agrees to the following:
   - Receive all their on-us routing transit numbers presented to Endpoint from other exchange participants.
   - Receive returns from other Endpoint Exchange participants where client is designated return location.
   - Accept applicable inbound adjustments of any items originally presented through Endpoint.
7. Disclosed Account Volumes as of September 2016. Estimate is based on actual data provided by the Client or calculated from disclosed total transit volume using industry average, actual cost will vary and will depend upon volume mix and time of day actual items are presented through the exchange.

PRICING ATTACHMENT

WESTAMERICA BANK

REVISED: DECEMBER 7, 2016

PROPOSAL OF FEES FOR CONTRACTED SERVICES

FIS Output Solutions - eDelivery Services					
	Monthly Investment			Impl Investment	
Description	1 = Yes or Estimated Volume	Monthly Maint Fee	Monthly Investment	One-Time Impl Fee	Total Impl Investment
eDelivery Services					
Basic System	1	$974.08	$974.08	n/a	n/a
Site Branding	1	n/a	n/a	n/a	n/a
Monthly Retention					
24 Months	1	$5,222.32	$5,222.32	n/a	n/a
36 Months	-	$6,287.00	$0.00	n/a	n/a
84 Months	-	$11,001.00	$0.00	n/a	n/a
eDelivery Statements/Notices Imported (Active Subscribed Accounts) (Graduated)					
0 - 1,000	1,000	$0.10221	$102.21	n/a	n/a
1,001 - 5,000	4,000	$0.08177	$327.08	n/a	n/a
5,001 and Over	69,115	$0.030	$2,073.45	n/a	n/a
Each Additional Statement/Notice or File Type	-	n/a	$0.00	$2,000	$0
Additional Services					
Single Sign-On from 3rd Party Internet Banking	1	$255.53	$255.53	n/a	n/a
Subtotal FIS Output Solutions - eDelivery Services			**$8,954.67**		**$0**
11.6% Monthly Credit of FIS Output Solutions - eDelivery Services Monthly Processing Fee (Initial Term of Contract)			($1,038.74)		$0
Total FIS Output Solutions - eDelivery Services			**$7,915.93**		**$0**

Assumptions Regarding FIS Output Solutions - eDelivery Services:

1. Monthly pricing includes an average unit fee discount of 17.22% (may vary based on required minimum).
2. Check images are not appended to the end of the account statement display page for documents stored in eDelivery.
3. Document presentment format depends on file format of imported files. Print-Ready formatted text files present as PDF and XML data files present as HTML.
4. Check image storage retention needs to match eDelivery retention length to ensure links are active.
5. Non-FIS Core Clients are responsible for core file transfers; additional fees may apply and are not included in this proposal.
6. Client is responsible for coordinating activities with Third Party providers.
7. The Client's customer must have a valid email address entered into the eDelivery system for email notifications to function properly.
8. Site Branding includes custom bank logo, two colors on website, one financial institution address, one website address, and up to two compliance graphics.
9. eDelivery Statement/Notice Fee is calculated by the number of imported Statements/Notices for active subscribed accounts for the month times the per item fee.
10. Additional Statement/Notice is an estimated cost; actual charges may vary after further analysis of specifications.
11. Disclosed Account Volumes as of September 2016.

PRICING ATTACHMENT

WESTAMERICA BANK

REVISED: DECEMBER 7, 2016

PROPOSAL OF FEES FOR CONTRACTED SERVICES

FIS Output Solutions				
	Monthly Processing Investment			
Description	1 = Yes or Estimated Volume	Unit	Monthly Unit Fee	Monthly Investment
Document Processing Services **				
Print **				
Black Printing (Non-MICR)	294,049	Per Impression	$0.033730	$9,918.27
MICR (Non-Color)	-	Per Impression	$0.075200	$0.00
Fold/Insert/ Render **				
Fold/Insert/ Render (Letter Size & 6x9 Size - Automated)	146,327	Per Document	$0.042930	$6,281.82
Bulk/ Render (Bulk Documents - Non Automated)	226	Per Document	$0.459950	$103.95
Statement Inserts (Static, Selective or Electronic)	1,072	Per Insert	$0.017380	$18.63
Multi Page Notices - Additional Sheets	172	Per sheet	$0.046000	$7.91
MICR Print and Render - Checks, Notices	1,893	Per Sheet	$0.143100	$270.89
Archiving and Electronic Document Output				
Document Archival - eVue or eVision	-	Per Impression	$0.020900	$0.00
Subtotal Document Processing, Print, Render, and Mailing Services				**$16,601.47**
Subtotal FIS Output Solutions				**$16,601.47**
11.6% Monthly Credit of FIS Output Solutions Monthly Processing Fee (Initial Term of Contract)				($1,925.79)
Total FIS Output Solutions				**$14,675.68**

PRICING ATTACHMENT

WESTAMERICA BANK

REVISED: DECEMBER 7, 2016

PROPOSAL OF FEES FOR CONTRACTED SERVICES

FIS Output Solutions				
	One-Time Investments			
Description	1 = Yes or Estimated Volume	Unit	One-Time Impl Fee	Total Impl Investment
Total FIS Output Solutions				**$0**

Miscellaneous Fees	
Manual Request/Special Handling (Per Hour)	$30
CSR (Per Hour)	$75
Programming (Per Hour)	$175
Project Management (Per Hour)	$125
Graphic Artist (Per Hour)	$85

Assumptions Regarding FIS Output Solutions:

1. Standard Minimum Monthly Print and Render Services Fee of $13,281.
   (Standard and Custom Forms and Envelopes, Postage Fees, One Time Fees, and Professional Services Fees are excluded)
2. Credit excludes Postal Pre-Sort, All Forms and Envelopes.
3. Document processing volume is the summation of pages processed for all documents, including documents composed for electronic delivery only.
4. Additional FIS Output Solutions services not listed in this pricing agreement are available at FIS' then current rates and will be quoted and billed separately.
5. FIS may increase any pass-through fees (Including, without limitation, postage, supplies, courier, data transmission and telecommunication expenses) outside of its control for such items increases.
6. Increases in forms and envelopes prices are limited to the percentage increase in charges by the forms and envelopes suppliers to FIS.
7. Electronic documents sent to Client location to be placed in Client folder at FIS FTP site and pulled down by Client.
8. An impression is defined as one side of a finished sheet. Duplex mode jobs will have two impressions per finished sheet.
9. Statement envelopes will be purchased from FIS. Postage and Courier costs paid for by Client.
10. Disclosed Account Volumes as of September 2016.

** **The unit fees and/or standard minimums may vary based on volumes provided.**

PRICING ATTACHMENT

WESTAMERICA BANK

REVISED: DECEMBER 7, 2016

PROPOSAL OF FEES FOR CONTRACTED SERVICES

ACH Processing Services	Monthly Investment			Impl Investment	
Description	1 = Yes or Estimated Volume	Monthly Maint Fee	Monthly Investment	One-Time Impl Fee	Total Impl Investment
Self Admin ACH Processing (Batch Profiles) (Static)					
0 - 500	1	n/a	n/a	n/a	n/a
501 - 1,000	-	n/a	n/a	n/a	$0
1,001 - 2,500	-	n/a	n/a	n/a	$0
2,501 and Over	-	n/a	n/a	n/a	$0
2,501 and Over (Per Batch Profile)	-	n/a	n/a	n/a	$0
Monthly Administrative Fee (Per Institution/Warehouse)	1	$1,328.00	Waived	n/a	n/a
Transaction Processing - Origination and Receiving (Graduated) **					
0 - 250,000	-	$0.0186	$0.00	n/a	n/a
250,001 - 500,000	-	$0.0143	$0.00	n/a	n/a
0 - 1,000,000	1	$7,500.00	$7,500.00	n/a	n/a
1,000,001 - 2,500,000	-	$0.0080	$0.00	n/a	n/a
2,500,001 and Over	-	$0.0064	$0.00	n/a	n/a
Addenda Records (Per Record)	174,727	$0.0011	Waived	n/a	n/a
Exception Processing (Per Entry Processed) (Graduated) **					
0 - 2,500	-	$0.27	$0.00	n/a	n/a
2,501 - 5,000	-	$0.21	$0.00	n/a	n/a
5,001 - 10,000	-	$0.16	$0.00	n/a	n/a
10,001 - 25,000	-	$0.13	$0.00	n/a	n/a
25,001 - 50,000	-	$0.11	$0.00	n/a	n/a
50,001 - 100,000	-	$0.08	$0.00	n/a	n/a
100,001 and Over	-	$0.06	$0.00	n/a	n/a
Batch Profiles Support (Graduated) **					
0 - 250	1	$5.31	$5.31	n/a	n/a
251 - 500	-	$4.25	$0.00	n/a	n/a
501 - 1,000	-	$3.19	$0.00	n/a	n/a
1,001 - 2,500	-	$2.12	$0.00	n/a	n/a
2,501 - 5,000	-	$1.59	$0.00	n/a	n/a
5,001 and Over	-	$1.33	$0.00	n/a	n/a
Unauthorized Payment Processing (Per Active Detail Record) **	-	$0.11	$0.00	n/a	n/a
Data Replacement (Per Active Detail Record) **	-	$0.11	$0.00	n/a	n/a
Selective Item Processing					
Item Profile (Per Profile) **	17	$5.31	$90.27	n/a	n/a
Selective Item Records (Per Active Detail Record) **	76	$0.11	$8.36	n/a	n/a
Batch Level Reporting (Per Report)	-	$0.10	$0.00	n/a	n/a
Corporate Email Delivery	-	$250.00	$0.00	n/a	n/a
Email Sent (Per Email)	-	$0.10	$0.00	n/a	n/a
Additional ACH Services					
IAT Processor Screening Solution - FIS					
International ACH Transaction (Per Transaction)	2,268	$0.10	$226.80	n/a	n/a
Web Vault	-	$25.00	$0.00	n/a	$0
Total ACH Processing Services			**$7,830.74**		**$0**

Assumptions Regarding ACH Processing Services:

1. Standard Minimum Monthly Batch Level Reporting Fee of $250.
2. Monthly pricing includes an average unit fee discount of 19.20% (may vary based on required minimum).
3. Monthly Administrative Fee includes:
   - Support for 10 On-line Users (Sign-ons)
   - Standard Financial Institution Documentation
   - NACHA Updates
   - Toll-free Customer Service
   - One Automated FTP File Transfer Link
   - Business Recovery Site
   - File Transfer Connectivity with the Federal Reserve
4. Corporate Email Delivery email messages may not exceed 5mb.
5. Disclosed Account Volumes as of September 2016.

** **The unit fees and/or standard minimums may vary based on volumes provided.**

PRICING ATTACHMENT

WESTAMERICA BANK

REVISED: DECEMBER 7, 2016

PROPOSAL OF FEES FOR CONTRACTED SERVICES

ACH Processing Services Fee Schedule		
Description	**Unit**	**Fee**
Fees for Optional Services (Billed upon request)		
Database Services		
Additional Remote Access > 10 Online Users	Per User	$45.00
File Transfer Services - FTP Lease Line, VPN or Internet		
File Transfer Services Setup	Per Send/Receive Point	$150.00
File Transfer Services Monthly Support	Per Send/Receive Point	$250.00
Service Support - Internet	Per Send/Receive Point	$25.00
Dial-Up File Delivery & Receipt		
Dial-Up Setup	Per Send/Receive Point	$250.00
Dial-Up Monthly Support	Per Send/Receive Point	$40.00
CONNECT:Direct®		
CONNECT Direct Setup	Per Data Set/Send/Receive Point	$200.00
CONNECT Direct Monthly Support (5 Standard Data Sets Included)	Per Send/Receive Point	$450.00
CONNECT Direct Additional Data Sets > 5 Monthly Support	Per Send/Receive Point	$150.00
Encryption		
PGP - FTP File Transfers Only	Per Send/Receive Point	No Charge
Secure + (CONNECT Direct) Setup	One Time	$2,500.00
Connectivity Services		
Leased Line	One Time	Quote
VPN	One Time	Quote
Certification Database		
Certification Database Setup	Per Training Database/FI	$2,500.00
Certification Database Monthly Support	Per Training Database/FI	$500.00
EDI Receipt, Origination, Translation and Delivery		
EDI Setup (Varies which ever is greater is the fee)	$15.00 Per Account	$1,500.00
EDI Monthly Minimum	Per Month	$300.00
Service Fee	Per Account	$10.00
Delivery Fee	Per Report or Fax	$2.50
Miscellaneous Fees		
Service Fee Payment by ACH Debit	Per Invoice	No Charge
Non-ACH Debit Service Fee Payment Monthly	Per Invoice	$100.00
Direct Send or Third Party Transmission Set Up	One-Time	$1,500.00
Direct Send or Third Party Transmission Fee	Per Transmission	$5.00
Adjustments (Batch Deletes, Suspends, Resets, Line Item Deletes, Adds, Changes)	Per Adjustment	$10.00

1. The following provisions apply to FIS Endpoint Exchange ("**EEX**"), subject to the terms and conditions of the Agreement:

1.1. No Endpoint Exchange Implementation or set-up fees

1.2. No cash letter fees

1.3. Flat pricing 24 hours a day (no surcharge for late day cash letters)

1.4. Custom Tier A consists of items drawn on Bank of America and JPM Chase

1.5. Custom Tier B consists of items drawn on Wells Fargo, US Bank and Fifth Third Bank

1.6. Single cash letter destination

1.7. Single daily settlement and reconcilement

1.8. 100% next day availability on all items (Subject to items processed for each designated cutoff)

1.9. Co-mingled returns cash letter to Endpoint Exchange

1.9.1. Endpoint Exchange determines least cost routing

1.10. Returns to Endpoint Exchange participants $0.125

1.11. Non Endpoint Exchange returns forwarded to FRB

1.11.1. No Endpoint Exchange forwarding fee

1.11.2. Items forwarded to FRB subject to appropriate fees billed directly by FRB

1.11.3. Items forwarded to FRB settled by FRB

1.12. Industry standard return cash letter file format (X9.100-187-2014/ UCD)

1.13. All X9.100-187-2014 Standard return reason codes supported

1.14. Comprehensive daily summary reports via Endpoint Exchange Members Website indicating the disposition and settlement status of all items are generated for each Return Cash Letter received

2. Additional information is as follows:

   2.1. Average per item cost will vary month to month dependent on actual volume and mix of documents processed during any given month. (Pricing based on analysis of live bank transit data sample January 2016.)

   2.2. No cash letter or item fees for Inclearing or return items received from Endpoint Exchange.

   2.3. Assumes WestAmerica Banks clears all transit check volumes through EEX, and EEX processes all WestAmerica Bank's outgoing return items.